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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

Ameristar Casinos, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(b)(1) (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

To the Stockholders of Ameristar Casinos, Inc.:

        You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Ameristar Casinos, Inc., a Nevada corporation (the "Company," "Ameristar," "we," "us" or "our") to be held at 8:00 a.m., local time, on April 25, 2013, at the Vivaldi Room at the Encore Hotel and Casino, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

        On December 20, 2012, we entered into an Agreement and Plan of Merger with Pinnacle Entertainment, Inc., a Delaware corporation ("Parent"), PNK Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("HoldCo"), and PNK Development 32, Inc., a Nevada corporation and wholly-owned subsidiary of HoldCo ("Merger Sub"), as amended pursuant to a First Amendment to Agreement and Plan of Merger dated as of February 1, 2013 and a Second Amendment to Agreement and Plan of Merger dated as of March 14, 2013 (as so amended, the "Merger Agreement"), providing for the merger of Merger Sub with and into the Company (the "Planned Merger") or, at the election of Parent under certain circumstances, the merger of HoldCo with and into the Company (the "Alternative Merger," and both the Planned Merger and Alternative Merger hereinafter referred to as the "Merger"), with the Company as the surviving corporation of the Merger. If Parent elects to pursue the Alternative Merger, immediately following the completion of the Alternative Merger, the Company will be merged with and into Parent. At the Special Meeting, we will ask you to approve the Merger Agreement and approve certain other matters as set forth in the stockholder notice and accompanying proxy statement.

        If the Merger is completed, each share of Company common stock will be converted into the right to receive $26.50 in cash, without interest and subject to deduction for any required withholding tax. We refer to this amount as the "Merger Consideration." Regardless of whether the Merger is carried out as a Planned Merger or an Alternative Merger, under no circumstances will the Merger Consideration change.

        After careful consideration, our board of directors unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and recommended that our stockholders approve the Merger Agreement at the Special Meeting.

        Our board of directors unanimously recommends that you vote "FOR" the proposal to approve the Merger Agreement, "FOR" the proposal to approve, by a non-binding advisory vote, the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger and "FOR" the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies if there are not sufficient votes to adopt the Merger Agreement.

        Your vote is very important, regardless of the number of shares you own.    The Merger cannot be completed unless the holders of at least a majority of the outstanding shares of Company common stock on the record date vote to approve the Merger Agreement. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee. The failure to vote or the failure to instruct your broker on how to vote will have the same effect as a vote against the proposal to approve the Merger Agreement.

        More information about the Merger is contained in the accompanying proxy statement and a copy of the Merger Agreement is attached as Annex A. We encourage you to read the accompanying proxy statement in its entirety because it explains the proposed Merger, the documents related to the Merger and other related matters. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

        Thank you for your cooperation and continued support.

Sincerely,

Luther P. Cochrane	Gordon R. Kanofsky
Chairman of the Board	Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger or the Merger Agreement, passed upon the merits or fairness of the Merger, or passed upon the adequacy or accuracy of the disclosure in the proxy statement. Any representation to the contrary is a criminal offense.

The date of the accompanying proxy statement is March 25, 2013 and it is first being mailed to stockholders on or about March 27, 2013.

2

AMERISTAR CASINOS, INC.
3773 Howard Hughes Parkway, Suite 490S
Las Vegas, Nevada 89169

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 25, 2013

TO THE STOCKHOLDERS OF AMERISTAR CASINOS, INC.:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of Ameristar Casinos, Inc. (the "Company," "Ameristar," "we," "us" or "our") will be held at 8:00 a.m., local time, on April 25, 2013, at the Vivaldi Room at the Encore Hotel and Casino, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for the following purposes:

  1.
  Approval of the Merger Agreement. To consider and approve the Agreement and Plan of Merger among the Company, Pinnacle Entertainment, Inc., a Delaware corporation ("Parent"), PNK Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("HoldCo"), and PNK Development 32, Inc., a Nevada corporation and a wholly-owned subsidiary of HoldCo ("Merger Sub"), as amended pursuant to a First Amendment to Agreement and Plan of Merger dated as of February 1, 2013 and a Second Amendment to Agreement and Plan of Merger dated as of March 14, 2013 (as so amended, the "Merger Agreement"), pursuant to which either (i) Merger Sub will be merged with and into the Company (the "Planned Merger") with the Company surviving as a wholly-owned, indirect subsidiary of Parent or (ii) at the election of Parent under certain circumstances, HoldCo will be merged with and into the Company (the "Alternative Merger," and both the Planned Merger and Alternative Merger are hereinafter referred to as the "Merger"), and in which, immediately thereafter, the Company will be merged with and into Parent.

  2.
  Advisory Vote Regarding Merger-Related Compensation. To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger; and

  3.
  Adjournment or Postponement of the Special Meeting. To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement.

        After careful consideration, our board of directors unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders and recommended that our stockholders approve the Merger Agreement at the Special Meeting. Our board of directors unanimously recommends that you vote "FOR" the proposal to approve the Merger Agreement, "FOR" the proposal to approve, by a non-binding, advisory vote, the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger and "FOR" the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies if there are not sufficient votes to adopt the Merger Agreement.

        Only holders of record of our common stock at the close of business on March 22, 2013, the record date for the Special Meeting, may vote at the Special Meeting.

        The approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock. The approvals of the non-binding, advisory compensation proposal and the proposal to adjourn the Special Meeting require the affirmative vote of the holders of a majority of the outstanding shares of Company common stock present and entitled to vote at the Special Meeting as of the record date.

        If the Company has less than 2,000 stockholders (including record and beneficial stockholders) as of the record date, then stockholders who do not vote in favor of the approval of the Merger Agreement will have the right to dissent from the consummation of the Merger and obtain payment of the fair value of their shares if the Merger is completed if they meet certain conditions and comply with certain procedures under the Nevada Revised Statutes. However, as of March 22, 2013, the record date for the Special Meeting, the Company had more than 2,000 stockholders, and therefore, dissenters' rights will not be applicable to the Merger.

        Your vote is very important. Even if you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the Special Meeting by signing and dating the proxy card and mailing it promptly in the enclosed envelope, which requires no postage if mailed in the United States. Returning a signed proxy card will not prevent you from attending the meeting and voting in person if you wish to do so.

        You may vote by completing and mailing the enclosed proxy card, or by telephone or the Internet, or in person by ballot at the Special Meeting, in each case by following the directions contained in the accompanying proxy statement. If your shares are held in "street name," which means shares held of record by a broker, bank or other nominee, you should check the voting form used by that firm to determine whether you will be able to submit your proxy by telephone or over the Internet, or in person at the Special Meeting, provided you have obtained a proxy issued in your name from such record holder. Whether or not you expect to attend the Special Meeting, submitting a proxy by mailing the enclosed proxy card as promptly as possible will ensure that your shares are represented at the Special Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Special Meeting by following the directions contained in the accompanying proxy statement. Please review the instructions in this proxy statement and the enclosed proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these options. If you do not vote in person, submit the proxy or instruct your broker on how to vote at the Special Meeting, the effect will be the same as a vote against the proposal to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

        For more information about the Merger and the other transactions contemplated by the Merger Agreement, please review the accompanying proxy statement and the Merger Agreement attached to it as Annex A.

By Order of the Board of Directors

Luther P. Cochrane	Gordon R. Kanofsky
Chairman of the Board	Chief Executive Officer
Las Vegas, Nevada March 25, 2013

2

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ii

AMERISTAR CASINOS, INC.

PROXY STATEMENT

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes, and the documents referred to and incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section titled "Where You Can Find More Information" beginning on page 84.

Parties Involved in the Merger

        Ameristar Casinos, Inc. (the "Company," "Ameristar," "we," "us" or "our") is an innovative casino gaming company with eight casino hotel properties that primarily serve guests from Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nebraska and Nevada. The Company has been a public company since 1993, and its stock is traded on the Nasdaq Global Select Market. The Company generates more than $1.1 billion in net revenues annually. Our principal executive office is located at 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada 89169, and the telephone number of our principal executive office is (702) 567-7000.

        Pinnacle Entertainment, Inc. ("Parent" or "Pinnacle") is an owner, operator and developer of casinos and related hospitality and entertainment facilities. Parent owns and operates seven casinos, located in Louisiana, Missouri, and Indiana, and a racetrack in Ohio. In addition, Pinnacle is developing a new gaming entertainment facility at River Downs Racetrack in Cincinnati, Ohio and holds a minority equity interest in Asian Coast Development (Canada) Ltd., an international development and real estate company currently developing Vietnam's first integrated resort near Ho Chi Minh City. In January of this year, Pinnacle acquired 75.5% of the equity of the owner of the racing license for Retama Park Racetrack near San Antonio, Texas, and entered into a management contract to manage the day-to-day operations of Retama Park Racetrack. Pinnacle's principal executive office is located at 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148, and the telephone number of Pinnacle's principal executive office is (702) 541-7777.

        PNK Holdings, Inc. ("HoldCo") was formed for the sole purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. HoldCo is a wholly-owned subsidiary of Parent. If the Alternative Merger is completed, HoldCo would be merged into the Company and cease to exist.

        PNK Development 32, Inc. ("Merger Sub") was formed for the sole purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Merger Sub is currently a wholly-owned subsidiary of HoldCo and an indirect wholly-owned subsidiary of Parent. If the Planned Merger is completed, Merger Sub would be merged into the Company and cease to exist.

Overview of the Transaction

        The Company, Parent, HoldCo and Merger Sub entered into an Agreement and Plan of Merger dated as of December 20, 2012, as amended pursuant to a First Amendment to Agreement and Plan of Merger dated as of February 1, 2013 and a Second Amendment to Agreement and Plan of Merger dated as of March 14, 2013 (as so amended, the "Merger Agreement"), providing for the merger of Merger Sub with and into the Company (the "Planned Merger") or, at the election of Parent under certain circumstances, the merger of HoldCo with and into the Company (the "Alternative Merger," and both the Planned Merger and Alternative Merger are hereinafter referred to as the "Merger"). If Parent elects to pursue the

Alternative Merger, immediately after the completion of the Alternative Merger, the Company will be merged with and into Parent (the "Post-Effective Merger"). The following will occur in connection with the Merger:

  •
  each share of Company common stock issued and outstanding immediately prior to the Closing will convert automatically into the right to receive $26.50 per share in cash (the "Merger Consideration"), without interest and subject to deduction for any required withholding tax, other than (i) treasury shares, and (ii) shares held directly or indirectly by Parent, HoldCo, Merger Sub or any wholly-owned subsidiary of the Company.

  •
  as of the effective time of the Merger, each share will automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration in respect of such share (other than (i) treasury shares, and (ii) shares held directly or indirectly by Parent, HoldCo, Merger Sub or any wholly-owned subsidiary of the Company).

        Following and as a result of the Merger:

  •
  Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company;

  •
  shares of Company common stock will no longer be listed on The Nasdaq Global Select Market ("Nasdaq"), and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

  •
  the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated.

        See "Special Factors—Overview of the Transaction" beginning on page 20 for additional information.

The Special Meeting

        The Special Meeting will be held on April 25, 2013 at 8:00 a.m., local time. At the Special Meeting, you will be asked to, among other things, approve the Merger Agreement. Please see the sections of this proxy statement captioned "Questions and Answers About the Special Meeting and the Merger" and "The Special Meeting" beginning on pages 9 and 15, respectively, for additional information on the Special Meeting, including how to vote your shares of Company common stock.

Stockholders Entitled to Vote

        You may vote at the Special Meeting if you owned any shares of Company common stock at the close of business on March 22, 2013, the record date for the Special Meeting. On that date, there were 33,040,149 shares of Company common stock outstanding and entitled to vote at the Special Meeting. You may cast one vote for each share of Company common stock that you owned on that date. See "The Special Meeting—Voting Procedures" beginning on page 17 for additional information.

Vote Required to Approve the Merger Agreement

        Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the Special Meeting. See "The Special Meeting—Vote Required" beginning on page 16 for additional information.

Merger Consideration

        If the Merger is completed, each share of Company common stock, other than treasury shares, shares held by Parent, the Company or their respective wholly-owned subsidiaries, or as provided below, will be converted into the right to receive the Merger Consideration in cash, without interest and subject to deduction for any required withholding tax.

 Treatment of Company Stock Options and Restricted Stock Units

        Each option to acquire shares, whether vested or unvested, that is outstanding at the effective time of the Merger will be cancelled in exchange for an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such option and (ii) the number of shares subject to such option; provided, however, that, with one exception that is scheduled in the Merger Agreement, in the case of options granted after the date of the Merger Agreement, only that portion of those options that would have vested on or before the first anniversary of the applicable grant date will be cashed out, and the remaining portion of those options will be cancelled without consideration at the effective time of the Merger.

        Each restricted stock unit, whether vested or unvested, that is outstanding at the effective time of the Merger will be cancelled in exchange for an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (i) the Merger Consideration and (ii) the number of shares subject to such restricted stock unit; provided, however, that, with one exception that is scheduled in the Merger Agreement, in the case of restricted stock units granted after the date of the Merger Agreement, only that portion of those restricted stock units that would have vested on or before the first anniversary of the applicable grant date will be cashed out, and the remaining portion of those restricted stock units will be cancelled without consideration at the effective time of the Merger.

Recommendation of the Board of Directors

        The Company's board of directors (the "Board") unanimously determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company's stockholders and unanimously approved the Merger Agreement and the transactions contemplated thereby.

        The Board unanimously recommends that you vote:

  •
  "FOR" the proposal to approve the Merger Agreement;

  •
  "FOR" the non-binding, advisory proposal to approve the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger; and

  •
  "FOR" the proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement.

        For a discussion of the material factors considered by the Board in determining to recommend the approval of the Merger Agreement and in determining that the Merger is fair to the Company and its stockholders, see "Special Factors—Recommendation of Our Board of Directors; Reasons for Recommending the Approval of the Merger Agreement" beginning on page 30 for additional information.

Opinion of Lazard Frères & Co. LLC

        The Board received an opinion on December 20, 2012, from Lazard Frères & Co. LLC ("Lazard"), to the effect that, as of that date and based upon and subject to various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the Merger Consideration to be paid to the holders of shares of Company common stock (other than shares owned by the Company as treasury stock or held directly or indirectly by Parent, HoldCo, Merger Sub or any other wholly-owned subsidiary of Parent or as to which dissenters' rights have been perfected in accordance with applicable law) in the Merger is fair, from a financial point of view, to such holders of Company common stock. See "Special Factors—Opinion of Lazard Frères & Co. LLC" beginning on page 34. A copy of Lazard's opinion is attached as Annex B to this proxy statement.

 Opinion of Centerview Partners LLC

        The Board received an opinion on December 20, 2012, from Centerview Partners LLC ("Centerview"), to the effect that, as of that date and based upon and subject to various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the Merger Consideration to be paid to the holders of shares of Company common stock (other than shares owned by the Company as treasury stock or held directly or indirectly by Parent, HoldCo, Merger Sub or any other wholly-owned subsidiary of Parent or as to which dissenters' rights have been perfected in accordance with applicable law) in the Merger is fair, from a financial point of view, to such holders of Company common stock. See "Special Factors—Opinion of Centerview Partners LLC" beginning on page 39. A copy of Centerview's opinion is attached as Annex C to this proxy statement.

Financing of the Merger

        In connection with entering into the Merger Agreement, Parent entered into a debt financing commitment letter with JPMorgan Chase Bank, N.A. ("JPMCB"), J.P. Morgan Securities LLC, and Goldman Sachs Lending Partners LLC ("Goldman Finance") pursuant to which, among other things, each of JPMCB and Goldman Finance and/or their affiliates (and each additional commitment party who has executed a joinder to the debt financing commitment letter) has agreed to provide debt financing commitments that will fund the Merger Consideration, pay transaction fees and expenses, provide working capital and funds for general corporate purposes after the Merger, and, to the extent necessary, refinance the existing indebtedness of the Company and Parent.

        There is no financing condition to the Merger and if the Merger Agreement is terminated due to Parent's inability to obtain adequate financing, Parent will be obligated under certain circumstances to pay the Company a reverse termination fee of $85,000,000. See "Special Factors—Financing of the Merger" beginning on page 49.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of the Board, you should be aware that certain of our executive officers and directors have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. These interests include, among others:

  •
  the cancellation of vested and unvested in-the-money stock options for cash payable at the effective time of the Merger;

  •
  the conversion of vested and unvested restricted stock units into the right to receive cash payable at the effective time of the Merger; and

  •
  severance payments and benefits pursuant to the Company's Severance Plan (as defined below) or other contractual arrangements.

        See "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 51 for additional information.

Conditions to the Merger

        The respective obligations of each of the Company, Parent, HoldCo and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including the receipt of all required gaming approvals. For a more detailed description of these conditions, see "The Merger Agreement—Conditions to the Merger" beginning on page 71.

Regulatory Approvals

        The Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") has expired or been terminated, and the parties have obtained the requisite gaming approvals from the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Louisiana Gaming Control Board and the Nevada Gaming Commission. Approval from the Colorado Limited Gaming Control Commission is also required, but such approval is not required to be obtained prior to the closing of the Merger.

        Under the Merger Agreement, Parent must take all action that is necessary, proper or advisable under all antitrust laws and applicable gaming laws to consummate the Merger, including using its reasonable best efforts to obtain as promptly as practicable the expiration of all waiting periods and obtain all approvals and consents required to consummate the Merger. This obligation requires Parent to take, or consent to the Company taking, any or all of the following actions: (i) placing particular assets or an operating property in trust upon the closing pending obtaining control upon subsequent gaming approval, (ii) agreeing to sell, divest, or otherwise convey particular assets or an operating property of Parent and its subsidiaries, and (iii) agreeing to sell, divest, or otherwise convey particular assets or an operating property of the Company and its subsidiaries, contemporaneously with or subsequent to the effective time of the Merger. However, Parent shall not be required to divest or place in trust, or permit the Company to divest or place in trust, more than two operating properties (and under no circumstances more than one operating property in any one state).

        The parties filed Notification and Report Forms under the HSR Act on January 11, 2013. On February 11, 2013, the parties received a request for additional information and documentary materials (a "Second Request") from the Federal Trade Commission ("FTC") regarding the transaction. The effect of the Second Request was to extend the waiting period imposed by the HSR Act until 30 days after each party has substantially complied with the Second Request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. The parties have been working to expeditiously respond to the Second Request and continue to work cooperatively with the FTC in connection with this review. The parties continue to expect the transaction to close during the second or third quarter of 2013.

        If the Merger Agreement is terminated under certain circumstances for failure to obtain gaming regulatory approvals, Parent must pay to the Company a reverse termination fee of $85,000,000.

        See "Special Factors—Regulatory Approvals" beginning on page 55 for additional information.

No Solicitation; Acquisition Proposals; Board Recommendation

        As of the date of the Merger Agreement until the effective time of the Merger, or, if earlier, the termination of the Merger Agreement, the Company, its subsidiaries and its representatives may not, directly or indirectly:

  •
  initiate, solicit, facilitate or knowingly encourage any inquiry or the making or completion of any acquisition proposal;

  •
  engage or participate in any negotiations or discussions, or provide any non-public information relating to the Company or its subsidiaries in connection with an acquisition proposal;

  •
  approve, endorse or recommend any acquisition proposal; or

  •
  approve, endorse or recommend, or execute or enter into any agreement or agreement in principle relating to an acquisition proposal.

        Notwithstanding the foregoing, at any time prior to the time the Company's stockholders approve the Merger Agreement, in response to an unsolicited bona fide written acquisition proposal, subject to certain limitations, the Company may:

  •
  furnish information with respect to the Company and its subsidiaries to the person making such acquisition proposal pursuant to a customary confidentiality agreement; and

  •
  participate in discussions or negotiations with such person with respect to such acquisition proposal.

        From the date of the Merger Agreement until the effective time of the Merger, or, if earlier, the termination of the Merger Agreement, the Board may not:

  •
  withdraw, modify or amend its recommendation of the Merger Agreement;

  •
  fail to oppose or recommend the rejection of a third party offer;

  •
  approve or recommend another acquisition proposal; or

  •
  allow the Company or any subsidiary to execute or enter into any agreement that is related to or is intended to or would reasonably be expected to lead to an acquisition proposal.

        Notwithstanding the foregoing, at any time prior to the time the Company's stockholders approve the Merger Agreement, in response to an unsolicited bona fide written acquisition proposal, subject to certain limitations and notification requirements, the Board may take any of the above actions if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to do so would reasonably be expected to breach its fiduciary duties and that such acquisition proposal constitutes a superior proposal.

        See "The Merger Agreement—Acquisition Proposals" beginning on page 67 for a more complete discussion of non-solicitation, acquisition proposals and Board recommendation.

Termination of the Merger Agreement

        The Company and Parent may, by mutual written consent, terminate the Merger Agreement and abandon the Merger at any time prior to the effective time of the Merger, whether before or after the approval of the Merger Agreement by the Company's stockholders. The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the effective time of the Merger as follows:

        by either Parent or the Company, if:

  •
  the Merger has not been consummated by September 21, 2013 (the "Termination Date"), which date may be extended under certain circumstances;

  •
  either party receives notice from any applicable gaming authority that the required gaming approvals will not be granted;

  •
  the Merger is permanently enjoined;

  •
  the required stockholder approval shall not have been obtained at the Special Meeting; or

  •
  the closing conditions have been satisfied but there has been a failure by Parent to obtain the requisite financing;

        by the Company if:

  •
  Parent, HoldCo or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition to the Company's obligation to effect the Merger;

  •
  prior to the approval of the Merger Agreement by the Company's stockholders, in order to concurrently enter into an agreement with respect to an acquisition proposal that constitutes a superior proposal and the Company pays the termination fee described under "The Merger Agreement—Termination Fees and Reimbursement of Expenses" below; or

  •
  the closing conditions have been satisfied and Parent fails to fund the Merger Consideration at closing;

        by Parent, if:

  •
  the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition to Parent, HoldCo's or Merger Sub's obligation to effect the Merger;

  •
  if a Triggering Event (as defined below in "The Merger Agreement—Termination" on page 72) has occurred at any time prior to the approval of the Company's stockholders.

        See "The Merger Agreement—Termination" beginning on page 72.

Termination Fees and Reimbursement of Expenses

        Upon termination of the Merger Agreement under certain circumstances, the Company will be required to pay Parent a termination fee of $38,000,000. If the Merger Agreement is terminated because the required stockholder approval is not obtained at the Special Meeting, the Company will be obligated to reimburse Parent for 50% of Parent's transaction expenses, up to a maximum reimbursement obligation of $12,500,000. Under no circumstances will the Company be required to pay both the $38,000,000 termination fee and the reimbursement of Parent's transaction expenses as described above.

        If the Merger Agreement is terminated because Parent is unable to obtain the requisite financing for the Merger or Parent fails to obtain the necessary gaming regulatory approvals, Parent will be required under certain circumstances to pay the Company a reverse termination fee of $85,000,000.

        See "The Merger Agreement—Termination Fees and Reimbursement of Expenses" beginning on page 74 for a description of such termination fees and additional requirements.

Dissenters' Rights

        Under Nevada law, if the Company has less than 2,000 record and beneficial stockholders as of the record date, then stockholders who do not wish to accept the consideration payable for their shares of common stock pursuant to the Merger may dissent from the Merger and obtain fair value for their shares under Section 92A.300 - 92A.500 of the Nevada Revised Statutes ("NRS"). As of March 22, 2013, the record date for the Special Meeting, the Company had more than 2,000 stockholders, and therefore, dissenters' rights will not be applicable to the Merger. See "Dissenters' Rights" on page 81.

Certain Material U.S. Federal Income Tax Consequences of the Merger

        The exchange of shares of Company common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash for shares of Company common stock pursuant to the Merger will recognize gain or loss, if any, equal to the difference between the amount of cash received and the holder's adjusted tax basis in the shares of Company common stock. You should read "Special Factors—Certain Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 56 for more information regarding the U.S. federal income tax consequences of the Merger to stockholders. Because individual circumstances may differ, we urge stockholders to consult their own tax advisors concerning the effects of the Merger on their U.S. federal, state and local and/or non-U.S. taxes.

Litigation Relating to the Merger

        On December 24, 2012, December 28, 2012, January 10, 2013, January 15, 2013, and January 29, 2013, putative class action complaints captioned Joseph Grob v. Ameristar Casinos, Inc., et al., Case No. A-12-674101-B, Dennis Palkon v. Ameristar Casinos, Inc., et al., Case No. A-12-674288-B, West Palm Beach Firefighters' Pension Fund v. Ameristar Casinos, Inc., et al., Case No. A-13-674760-C, Frank J. Serano v. Ameristar Casinos, Inc., et al., Case No. A-13-675023-C, and Helene Hutt v. Ameristar Casinos, Inc., et al., Case No. A-13-675831-C, respectively, were filed in the District Court, Clark County, Nevada on behalf of an alleged class of the Company's stockholders. The complaints name as defendants the Company, all members of the Board, Parent, HoldCo and Merger Sub. Each of the complaints alleges that the members of the Board breached their fiduciary duties to the Company's stockholders in connection with the Merger and that the Company, Parent, HoldCo and Merger Sub aided and abetted the directors' alleged breaches of their fiduciary duties. Plaintiffs claim that the Merger is proposed at an unfair price, and involves an inadequate and unfair sales process, self-dealing, and unreasonable deal-protection devices. The complaints seek injunctive relief, including to enjoin or rescind the Merger, and an award of unspecified attorneys' and other fees and costs, in addition to other relief. Pursuant to stipulation, on January 16, 2013, the court ordered the actions consolidated under the caption, In re Ameristar Casinos, Inc. Shareholder Litigation, Case No. A-12-674101-B (the "Consolidated Shareholder Action") and established a leadership structure among plaintiffs' counsel.

        On February 19, 2013, the plaintiffs filed an Amended Complaint in the Consolidated Shareholder Action (the "Amended Complaint"). The Amended Complaint contains most of the allegations in the original complaints and adds new allegations that the Company's preliminary proxy statement omits or misrepresents material information about the allegedly unfair sales process, conflicts of interest, unfair consideration offered, and fairness analyses offered by the Company's financial advisors, Lazard and Centerview. Specifically, the plaintiffs allege that the Company's preliminary proxy statement omits or misrepresents information with respect to the following: (a) the fall and winter 2010 sales process (discussed below on page 22), (b) the 2012 sales process (discussed below on page 23), (c) analysis of the possibility of converting the Company into a real estate investment trust (a "REIT") and/or seeking a gaming license in Massachusetts, and the bases for not pursuing them (discussed below at page 25), (d) discussions between the Company's management and Parent with respect to post-Merger employment and other benefits, (e) whether any party is currently bound by standstill provisions in non-disclosure agreements that prevent them from making an offer to acquire the Company directly to the Company's stockholders, (f) certain information about the financial analyses used by Lazard in connection with its fairness opinion, (g) certain information about the financial analyses used by Centerview in connection with its fairness opinion, and (h) certain financial projections prepared and provided by management and relied upon by Lazard and Centerview. In addition, the Amended Complaint alleges there is no indication that the Board "gave good faith consideration to re-engaging the Transaction Committee that it had used in 2010 and 2011." The Amended Complaint also challenges the Board's decision not to pursue restructuring the Company into a REIT.

        The defendants have not yet responded to the Amended Complaint but are required to respond by April 5, 2013. The Company and the members of the Board, Parent, HoldCo and Merger Sub deny the material allegations of the Amended Complaint and intend to vigorously defend against the allegations.

        The parties appeared for a status hearing on March 14, 2013, at which the court, among other things, set a schedule for plaintiffs to seek a preliminary injunction to enjoin the merger, with a hearing set for April 16, 2013.

Additional Information

        You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the "SEC"). The information is available at the SEC's public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see "Where You Can Find More Information" beginning on page 84.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following questions and answers are intended to address commonly asked questions regarding the Merger, the Merger Agreement, and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the section titled "Summary" beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents referred to and incorporated by reference in this proxy statement, all of which you should read carefully and in their entirety. You may obtain the documents incorporated by reference in this proxy statement without charge by following the instructions in the section titled "Where You Can Find More Information" beginning on page 84.

Q.    What will happen in the Merger?

A.    If the Merger is carried out under the Planned Merger structure, Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease. The Company will continue as the surviving corporation under the Planned Merger structure as a wholly-owned subsidiary of HoldCo, which in turn is a wholly-owned subsidiary of Parent. Under certain circumstances, Parent may, at its option, elect to carry out the Merger under the Alternative Merger structure, pursuant to which HoldCo would be merged with and into the Company, and the separate corporate existence of HoldCo will cease. Immediately following completion of the Alternative Merger, a subsequent merger would be carried out, pursuant to which the Company would be merged with and into Parent and the Company would cease to exist as a separate entity. Regardless of whether the Merger is carried out under the Planned Merger structure or the Alternative Merger Structure, under no circumstances will the Merger Consideration change. For more information, please see the sections titled "Special Factors" and "The Merger Agreement" beginning on pages 20 and 60, respectively.

Q.    As a stockholder, what will I receive in the Merger?

A.    If the Merger is completed, you will be entitled to receive the Merger Consideration of $26.50 in cash (without interest and subject to deduction for any required withholding tax) for each share of Company common stock that you own immediately prior to the effective time of the Merger as described in the Merger Agreement.

Q.    When and where will the Special Meeting be held?

A.    The special meeting is scheduled to be held on April 25 at 8:00 a.m. (local time) at the Vivaldi Room at the Encore Hotel and Casino, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

Q.    What matters will be voted on at the Special Meeting?

A.    At the Special Meeting, you will be asked to consider and vote on the following proposals:

  •
  approval of the Merger Agreement;

  •
  a non-binding, advisory proposal to approve the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger; and

  •
  a proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement.

Q.    Why am I receiving this proxy statement?

A.    On December 20, 2012, the Company entered into the Merger Agreement with Parent, HoldCo and Merger Sub, providing for the Planned Merger of Merger Sub with and into the Company, with the

Company surviving as an indirect wholly-owned subsidiary of Parent, or in the case of the Alternative Merger, with HoldCo being merged with and into the Company, and immediately thereafter, the Company being merged with and into Parent. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the approval of the Merger Agreement.

Q.    How does the Board recommend that I vote regarding the Merger Agreement?

A.    The Board, after careful consideration, unanimously recommends that our stockholders vote:

  •
  "FOR" the proposal to approve the Merger Agreement;

  •
  "FOR" the non-binding, advisory proposal to approve the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger; and

  •
  "FOR" the proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement.

You should read "Special Factors—Recommendation of the Board of Directors and Reasons for Recommending the Approval of the Merger Agreement" beginning on page 30 for a discussion of the factors that the Board considered in deciding to recommend the approval of the Merger Agreement.

Q.    What vote is required to approve the Merger Agreement?

A.    The approval of the Merger Agreement requires the affirmative vote of at least a majority of the outstanding shares of Company common stock on the record date.

Q.    How will I receive the Merger Consideration to which I am entitled?

A.    Following the Merger, and after the paying agent receives the proper documentation from you, the paying agent will issue and deliver to you a check or wire transfer for the amount of cash you are entitled to receive. Please see the section titled "The Merger Agreement—Exchange and Payment Procedures" beginning on page 62.

Q.    Am I entitled to dissenters' rights in connection with the Merger?

A.    No. Under Nevada law, if the Company has less than 2,000 record and beneficial stockholders as of the record date, then stockholders who do not wish to accept the consideration payable for their shares of common stock pursuant to the Merger may dissent from the Merger and obtain fair value for their shares under Section 92A.300 - 92A.500 of the NRS. As of March 22, 2013, the record date for the Special Meeting, the Company had more than 2,000 stockholders and, therefore, dissenters' rights will not be applicable to the Merger.

Q.    Are there any other risks to me from the Merger which I should consider?

A.    Yes. There are risks associated with all business combinations, including the Merger. Please see the section titled "Cautionary Statement Concerning Forward-Looking Information" on page 14.

Q.    Do any of the Company's directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A.    In considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that some of the Company's directors and executive officers have interests that are different from, or in addition to, the interests of our stockholders generally. See "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger," beginning on page 51.

 Q.    How do the directors and executive officers of the Company intend to vote at the Special Meeting?

A.    Our current directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of Company common stock in favor of approval of the Merger Agreement. As of March 22, 2013, the record date for the Special Meeting, our current directors and executive officers owned, in the aggregate, 555,300 outstanding shares of Company common stock, or collectively approximately 1.7% of the outstanding shares of Company common stock.

Q.    Where can I find more information about the parties to the Merger?

A.    You can find more information about the parties from the various sources described in the sections titled "Special Factors—The Parties to the Merger" beginning on page 20 and "Where You Can Find More Information" beginning on page 84.

Q.    What vote is required to approve the non-binding, advisory proposal on executive compensation and the proposal to adjourn the Special Meeting, if necessary or appropriate?

A.    The approval of the non-binding, advisory compensation proposal and the proposal to adjourn the Special Meeting requires the affirmative vote of the holders of a majority of the votes cast on the matter at the Special Meeting.

Q.    What is "golden parachute compensation"?

A.    "Golden parachute compensation" is certain compensation that is tied to or based on the consummation of the Merger and payable to the Company's named executive officers under existing Company plans or agreements. See "Advisory Vote Regarding Merger-Related Compensation (Say-on-Golden Parachute Compensation)" beginning on page 77.

Q.    Why am I being asked to cast a non-binding, advisory vote to approve "golden parachute compensation" payable to the Company's named executive officers under Company plans or agreements?

A.    In accordance with the rules promulgated under Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to the Company's named executive officers in connection with the Merger.

Q.    What will happen if the stockholders do not approve the "golden parachute compensation" at the Special Meeting?

A:    Approval of the "golden parachute compensation" is not a condition to the completion of the Merger. The vote with respect to the "golden parachute compensation" is an advisory vote and will not be binding on the Company or Parent. Further, the underlying compensation plans and agreements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding advisory vote, if the Merger Agreement is approved by the stockholders and the Merger is completed, our named executive officers will receive the "golden parachute compensation."

Q.    When is the Merger expected to be completed?

A.    The parties to the Merger Agreement are working to complete the Merger as quickly as possible. In order to complete the Merger, the Company must obtain the stockholder approval described in this proxy statement and the other closing conditions under the Merger Agreement must be satisfied or waived, including the receipt of all requisite gaming and antitrust approvals. The parties to the Merger Agreement expect to complete the Merger in the second or third quarter of 2013, although the Company cannot assure completion by any particular date, if at all. Because the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

 Q.    What happens if the Merger is not completed?

A.    If the Merger Agreement is not approved by the Company's stockholders, or if the Merger is not completed for any other reason, the Company stockholders will not receive any payment for their shares. Instead, we will remain as a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on Nasdaq. Under circumstances specified in the Merger Agreement, we may be required to pay Parent a termination fee of $38,000,000 or up to $12,500,000 of its transaction expenses, or Parent may be required to pay us a reverse termination fee of $85,000,000. See "The Merger Agreement—Termination Fees and Reimbursement of Expenses," beginning on page 74.

Q.    Who can vote at the Special Meeting?

A.    All of our holders of Company common stock of record as of the close of business on March 22, 2013, the record date for the Special Meeting, are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of Company common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Company common stock that such stockholder owned as of the record date.

Q.    What is the procedure for voting my shares at the Special Meeting?

A.    If you are the stockholder of record, you may vote your shares of Company common stock at the Special Meeting in any of the following ways:

  •
  in person—you may attend the Special Meeting and cast your vote there;

  •
  by proxy—stockholders of record may vote by proxy by filling out, signing and returning the enclosed proxy card in the postage-paid envelope provided.

Q.    What do I need to do now?

A.    We urge you to read this proxy statement carefully, including its annexes and the other documents referred to in or incorporated by reference into this proxy statement and to consider how the Merger affects you as a stockholder. After you have done so, please vote as soon as possible.

Q:    How do I cast my vote in person if I am a holder of record?

A:    If you are a holder of record on March 22, 2013, you may vote in person at the Special Meeting or by submitting a proxy for the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. Admission to the Special Meeting will be on a first-come, first-served basis.

Q.    How do I cast my vote if my shares of Company common stock are held in "street name" by my broker, dealer, commercial bank, trust company or other nominee?

A.    If you hold shares in "street name" through a broker, dealer, commercial bank, trust company or other nominee, then you received this proxy statement from the nominee, along with the nominee's voting instructions. You should instruct your broker, bank or other nominee on how to vote your shares of common stock using the voting instructions. Please refer to the voting instruction card used by your broker, dealer, commercial bank, trust company or other nominee to see if you may submit voting instructions using the Internet or telephone.

        If you hold shares in "street name" through a broker, dealer, commercial bank, trust company or other nominee and wish to attend the Special Meeting, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominee giving you the right to vote the shares. To obtain a signed proxy prior to the Special Meeting, you should contact your broker, dealer, commercial bank, trust company or other nominee. Admission to the Special Meeting will be on a first-come, first-served basis.

Q:    If my shares have been loaned out as of the record date by my bank, broker, or other nominee, am I still able to vote my shares?

A:    No. The right to vote shares of our stock belongs to whoever has the shares as of the record date. If your shares have been loaned out by your bank, broker, or other nominee as of the record date, then the person to whom your shares were loaned has the right to vote your shares, not you. You can find out if your shares have been loaned out by calling and asking your bank, broker, or other nominee.

Q:    What action do I need to take to be able to vote my shares if they have been loaned out by my bank, broker, or other nominee?

A:    You must contact your bank, broker, or other nominee prior to the record date and request that your shares be returned from loan, and not loaned out again.

Q.    What happens if I do not vote, do not submit a proxy, and do not instruct my bank, broker, or other nominee to vote or abstain from voting?

A.    If you fail to vote, either in person or by proxy, or fail to instruct your bank, broker, or other nominee how to vote, or abstain from voting, it will have the same effect as a vote cast "AGAINST" the proposal to approve the Merger Agreement.

Q.    What should I do if I want to change my vote?

A.    You have the right to revoke your proxy at any time before it is voted at the Special Meeting by filing with the Secretary of the Company either a written notice of revocation or another signed proxy bearing a later date. You may also revoke your proxy by attending the Special Meeting and voting in person.

Q.    What happens if I transfer my shares after the record date for the Special Meeting?

A.    The record date for the Special Meeting is earlier than the expected date of completion of the Merger. Therefore, if you transfer your shares of Company common stock after the record date, but prior to completion of the Merger, you will retain your right to vote at the Special Meeting, but the person who owns the shares of Company common stock at the time the Merger occurs will have the right to be paid the Merger Consideration in respect of those shares following completion of the Merger.

Q.    Will any proxy solicitors be used in connection with the Special Meeting?

A.    Yes. To assist in the solicitation of proxies, the Company has engaged MacKenzie Partners, Inc.

Q.    If I have stock certificates, should I send my stock certificates with my proxy card?

A.    NO. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. Promptly after the completion of the Merger, the paying agent will mail to you a letter of transmittal with instructions for exchanging your Company stock certificates for the Merger Consideration. If you do not have stock certificates—that is, if you hold your shares of Company common stock in "street name,"—then your bank, broker, or other nominee will contact you regarding payment of the Merger Consideration.

Q.    Who can help answer my questions?

A.    If you have more questions about the Merger or the Special Meeting, or desire additional copies of this proxy statement or additional proxy cards, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling +1 (212) 929-5500 or +1 (800) 322-2885 (toll-free), or emailing proxy@mackenziepartners.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement may include predictions, estimates and other information that may be considered forward-looking statements, including, without limitation, statements relating to the completion of the Merger. These forward-looking statements may be identified by the use of words such as "expect," "anticipate," "believe," "estimate," "potential," "should," "could," "would," "will" or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.

        These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain stockholder approval as required for the Merger; (2) conditions to the closing of the Merger may not be satisfied or waived; (3) the Merger may involve unexpected costs, liabilities or delays; (4) the Company's business may suffer as a result of uncertainty surrounding the Merger; (5) the outcome of any legal proceedings related to the Merger; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the ability and timing to obtain required regulatory approvals (including receipt by Parent of necessary approvals from gaming and antitrust regulators); (8) Parent's ability to obtain financing; (9) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (10) risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and (11) other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all. If the Merger is consummated, the Company's stockholders will cease to have any equity interest in the Company and will have no right to participate in its future earnings and growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, which are available on the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

 THE SPECIAL MEETING

General Information

        Our Board is using this proxy statement to solicit proxies to be voted at the Special Meeting of the Company's stockholders described below. Your vote is very important. For this reason, our Board is requesting that you allow your shares to be represented at the Special Meeting by the proxies named on the enclosed proxy card. The Company began mailing this proxy statement and the form of proxy on or about March 27, 2013.

Date, Time, and Place

        We will hold the Special Meeting at 8:00 a.m., local time, on April 25, 2013, at the Vivaldi Room at the Encore Hotel and Casino, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Seating will be limited to stockholders. Admission to the Special Meeting will be on a first-come, first-served basis. If you plan to attend the Special Meeting, please note that you may be asked to present valid photo identification, such as a driver's license or passport. Stockholders owning stock in brokerage accounts also must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Purpose of the Special Meeting

        The Special Meeting is being held for the following purposes:

  •
  To approve the Merger Agreement;

  •
  To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger; and

  •
  To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement.

        A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Record Date; Stockholders Entitled to Vote; Quorum

        Only holders of record of Company common stock at the close of business on March 22, 2013, the record date, are entitled to notice of and to vote at the Special Meeting. On the record date, 33,040,149 shares of Company common stock were issued and outstanding and held by 161 holders of record. Holders of record of shares of Company common stock on the record date are entitled to one vote per share of Company common stock at the Special Meeting on each proposal. For 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our offices located at 3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada 89169.

        Shares of Company common stock represented by proxies reflecting abstentions and "broker non-votes," discussed below, will be counted in determining the presence of a quorum. A broker non-vote occurs when a broker, dealer, commercial bank, trust company or other nominee does not vote on a particular matter because such broker, dealer, commercial bank, trust company or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to any of the proposals to be considered at the Special Meeting. A quorum will be present at the Special Meeting if the holders of a majority of the shares of Company common stock outstanding and entitled to vote on the record date are present, in person or by proxy (or are represented by broker non-votes, even though such broker non-votes cannot be voted by such nominee at the Special Meeting). In the event that a quorum is not present, or if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Recommendation of the Board of Directors

        The Board, after careful consideration, unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders and recommended that the Company's stockholders approve the Merger Agreement at the Special Meeting. The Board unanimously recommends that our stockholders vote:

  •
  "FOR" the approval of the Merger Agreement;

  •
  "FOR" the non-binding, advisory proposal to approve the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger; and

  •
  "FOR" the adjournment or postponement of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement.

Vote Required

  Approval of the Merger Agreement

        The approval of the Merger Agreement by our stockholders requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the Special Meeting as of the record date.

        Failure to vote your shares of Company common stock (whether in person or by proxy and whether you are a stockholder of record or hold your shares in "street name" (in which case, such failure to vote will be deemed a broker non-vote)) will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement.

  Approval of the Compensation Proposal

        The approval of the non-binding, advisory proposal to approve the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger requires the affirmative vote of the holders of a majority of the shares of Company common stock voted on the matter at the Special Meeting.

        Abstentions and broker non-votes are not counted as votes cast, and as such, all abstentions, broker non-votes and shares not in attendance at the Special Meeting have no effect on the non-binding, advisory vote to approve the "golden parachute compensation."

  Approval of the Adjournment or Postponement of the Special Meeting

        The approval of the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Company common stock voted on the matter at the Special Meeting.

        Abstentions and broker non-votes are not counted as votes cast, and as such, all abstentions, broker non-votes and shares not in attendance at the Special Meeting have no effect on the outcome of the adjournment or postponement proposal.

 Stock Ownership and Interests of Certain Persons

        As of March 22, 2013, the record date for the Special Meeting, our current directors and executive officers owned, in the aggregate, 555,300 outstanding shares of Company common stock, or collectively approximately 1.7% of the outstanding shares of Company common stock.

        Certain members of our management and the Board have interests that are different from, or in addition to, those of our stockholders generally. For more information, please read "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 51.

Voting Procedures

        Ensure that your shares of Company common stock can be voted at the Special Meeting in person, or by proxy, by submitting your proxy or attending the Special Meeting if you are a stockholder of record, or contacting your broker, dealer, commercial bank, trust company or other nominee for a form of proxy and instructions for attending the Special Meeting.

        If your shares of Company common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the Special Meeting.

        If your shares of Company common stock are registered in your name:    submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the Special Meeting.

        The failure to vote will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to approve the Merger Agreement, the non-binding advisory proposal to approve the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger, and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

        For additional questions about the Merger, assistance in submitting proxies or voting shares of Company common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please call MacKenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

  Voting by Proxy or in Person at the Special Meeting

        Stockholders of record can ensure that their shares of Company common stock are voted at the Special Meeting by completing, signing, dating and delivering the enclosed proxy card in the enclosed postage-paid envelope. Submitting by this method will not affect your right to attend the Special Meeting and to vote in person. If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your shares of Company common stock are held in "street name" by a broker, dealer, commercial bank, trust company or other nominee and you wish to vote in person at the Special Meeting, you must bring to the Special Meeting a proxy from the record holder of those shares of Company common stock authorizing you to vote at the Special Meeting.

        You should return a proxy by mail (or, in the case of shares of Company common stock held in "street name," by any method provided for by the record holder of your shares), even if you plan to attend the Special Meeting in person. If you vote your shares of Company common stock by submitting a proxy, your shares will be voted at the Special Meeting as you indicated on your proxy card. If no instructions are indicated on your signed proxy card, all of your shares of Company common stock will be voted:

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  "FOR" the approval of the Merger Agreement;

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  "FOR" the non-binding, advisory proposal to approve the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger; and

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  "FOR" approval to adjourn or postpone the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement.

  Electronic Voting

        Many stockholders who hold their shares of Company common stock through a broker, dealer, commercial bank, trust company or other nominee will have the option to submit their proxy cards or voting instruction cards by telephone or the Internet. If you hold your shares of Company common stock through a broker, bank or other nominee, you should check your voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which options are available.

        Please read and follow the instructions on your proxy card or voting instruction card carefully.

Other Business

        We do not expect that any matter other than the proposals to (i) approve the Merger Agreement, (ii) approve the non-binding, advisory proposal to approve the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger and (iii) approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement, will be brought before the Special Meeting. If, however, other matters are properly presented at the Special Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Revocation of Proxies

        Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the Special Meeting. A stockholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting a proxy by mail with a later date or by appearing at the Special Meeting and voting in person. Attendance at the Special Meeting without voting will not itself revoke a proxy. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy and for a form of proxy to vote in person at the Special Meeting.

Adjournments and Postponements

  Adjournment or Postponement of the Special Meeting

        The Company may move to adjourn or postpone the Special Meeting if deemed necessary or appropriate, including in order to enable the Board to solicit additional proxies in favor of the approval of the Merger proposal if the number of shares of Company common stock present in person and represented by proxy at the Special Meeting and voting "FOR" the Merger is insufficient to approve the Merger proposal. In that event, the Company will ask its stockholders to vote only upon the adjournment or postponement proposal and not on the other proposals discussed in this proxy statement.

  Vote Required and Board of Directors Recommendation

        The approval of the proposal to adjourn or postpone the Special Meeting requires the affirmative vote of the holders of a majority of the shares voted on the matter at the Special Meeting.

        The Board has unanimously approved and authorized the Merger, and unanimously recommends that you vote "FOR" the approval of the Merger Agreement, "FOR" the proposal to approve, by a non-binding, advisory vote, the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger and "FOR" the proposal to adjourn or postpone the Special Meeting.

Rights of Dissenting Stockholders

        Under Nevada law, if the Company has less than 2,000 record and beneficial stockholders as of the record date, stockholders who do not wish to accept the Merger Consideration payable for their shares of common stock pursuant to the Merger may dissent from the merger and obtain fair value for their shares under Section 92A.300 - 92A.500 of the NRS by giving notice of intent to dissent prior to the stockholders' vote. However, as of March 22, 2013, the record date for the Special Meeting, the Company had more than 2,000 stockholders and, therefore, dissenters' rights will not be applicable to the Merger. See "Dissenters' Rights" beginning on page 81.

Solicitation of Proxies

        This proxy solicitation is being made by the Company on behalf of the Board and will be paid for by the Company. The Company's directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. The Company has also retained MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation of proxies for a fee estimated not to exceed $30,000, plus the reimbursement of out-of-pocket expenses incurred on behalf of the Company.

Questions and Additional Information

        If you need assistance in completing your proxy card or have questions regarding the Merger or Special Meeting, or to request additional copies of the proxy statement or the proxy card, please contact MacKenzie at +1 (212) 929-5500 or toll-free at +1 (800) 322-2885, by email at proxy@mackenziepartners.com, or at 105 Madison Avenue, New York, New York 10016.

 SPECIAL FACTORS

        The following is a description of certain material aspects of the Merger. You are encouraged to read carefully the full text of the Merger Agreement attached to this proxy statement as Annex A because it is the legal document that governs the Merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement.

 The Parties to the Merger

  Ameristar Casinos, Inc.

        Ameristar Casinos, Inc. is an innovative casino gaming company with eight casino hotel properties that primarily serve guests from Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nebraska and Nevada. The Company has been a public company since 1993, and its stock is traded on the Nasdaq Global Select Market. The Company generates more than $1.1 billion in net revenues annually.

  Pinnacle Entertainment, Inc.

        Pinnacle Entertainment, Inc. is an owner, operator and developer of casinos and related hospitality and entertainment facilities. Pinnacle owns and operates seven casinos, located in Louisiana, Missouri, and Indiana, and a racetrack in Ohio. In addition, Pinnacle is developing a new gaming entertainment facility at River Downs Racetrack in Cincinnati, Ohio and holds a minority equity interest in Asian Coast Development (Canada) Ltd., an international development and real estate company currently developing Vietnam's first integrated resort near Ho Chi Minh City. In January of this year, Pinnacle acquired 75.5% of the equity of the owner of the racing license for Retama Park Racetrack near San Antonio, Texas, and entered into a management contract to manage the day-to-day operations of Retama Park Racetrack.

  PNK Holdings, Inc.

        PNK Holdings, Inc. was formed for the sole purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. HoldCo is wholly-owned by Parent.

  PNK Development 32, Inc.

        PNK Development 32, Inc. was formed for the sole purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Merger Sub is wholly-owned by HoldCo, and is an indirect wholly-owned subsidiary of Parent.

Overview of the Transaction

        The Company, Parent, HoldCo and Merger Sub entered into the Merger Agreement, providing for the merger of Merger Sub with and into the Company or, at the election of Parent under certain circumstances, the merger of HoldCo with and into the Company, with the Company as the surviving corporation of the Merger. If Parent elects to pursue the Alternative Merger, immediately following the completion of the Alternative Merger, the Company will be merged with and into Parent. The following will occur in connection with the Merger:

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  each outstanding share of Ameristar's common stock will be converted into the right to receive $26.50 in cash without interest (and subject to deduction of any required withholding taxes), other than (i) treasury shares; and (ii) shares held by Parent, HoldCo, Merger Sub or any other wholly-owned subsidiary of the Company.

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  each option to acquire shares, whether vested or unvested, that is outstanding at the effective time of the Merger will be cancelled in exchange for an amount in cash (without interest, and subject to deduction of any required withholding taxes) equal to the product of (i) the excess, if any, of the

    Merger Consideration over the per share exercise price of such option and (ii) the number of shares subject to such option; provided, however, that, with one exception that is scheduled in the Merger Agreement, in the case of options granted after the date of the Merger Agreement, only that portion of those options that would have vested on or before the first anniversary of the applicable grant date will be cashed out, and the remaining portion of those options will be cancelled without consideration at the effective time of the Merger; and

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  each restricted stock unit, whether vested or unvested, that is outstanding at the effective time of the Merger will be cancelled in exchange for an amount in cash (without interest, and subject to deduction of any required withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the number of shares subject to such restricted stock unit; provided, however, that, with one exception that is scheduled in the Merger Agreement, in the case of restricted stock units granted after the date of the Merger Agreement, only that portion of those restricted stock units that would have vested on or before the first anniversary of the applicable grant date will be cashed out, and the remaining portion of those restricted stock units will be cancelled without consideration at the effective time of the Merger.

        Following and as a result of the Merger:

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  Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company;

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  shares of Company common stock will no longer be listed on Nasdaq, and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

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  the registration of shares of Company common stock under the Exchange Act will be terminated.

Background of the Merger

        The Board and management of the Company continually review the Company's long-term strategic plan with the goal of maximizing stockholder value. As part of this process, the Board and management of the Company have periodically evaluated potential strategic alternatives relating to the Company's business and engaged in discussions with third parties.

        In November 2006, following the death of the Company's founder, Craig Neilsen, his estate (the "Estate") became the holder of approximately 54% of the Company's common stock. The co-executors of the Estate are the Company's Chief Executive Officer, Gordon Kanofsky, and Ray Neilsen, Mr. Neilsen's son, who was also then a director of the Company (the "Executors"). At the time of Mr. Neilsen's death, Mr. Kanofsky and Mr. Ray Neilsen held the positions of Executive Vice President and Senior Vice President, respectively, and, immediately following Mr. Neilsen's death both were elected by the Board as directors and named Co-Chairmen of the Board. Following Mr. Neilsen's death, the Executors advised the Board (a) the Estate would face a need for liquidity to pay estate taxes and (b) the Estate and its beneficiaries entitled to receive portions of the Estate's shares in the Company would face a need for significantly greater asset diversification. In late 2007, the Executors received inquiries from a number of third parties with respect to a potential purchase of some or all of the Company's common stock then owned by the Estate. In November 2007, the Executors advised the Board of such inquiries and the Estate's belief that an entire Company sale process might stimulate a competitive bidding process that would maximize stockholder value for all Company stockholders (including the Estate). In response, the Board established a transaction committee, comprised of the Board's independent directors (the "Transaction Committee"), to consider and manage (if appropriate) a potential sale process that involved either the shares owned by the Estate or the entire Company. At that time, the Transaction Committee hired Lazard and Bank of America Merrill Lynch to serve as its financial advisors and also relied upon Gibson, Dunn & Crutcher LLP ("Gibson Dunn") as its legal advisor.

        In December 2007, the Company undertook a number of steps in order to prepare for a potential sale process, including the execution of a non-disclosure agreement with the Estate that prohibited the Estate from using any confidential Company information in connection with a sale of the Estate's shares, but in early 2008, following the deterioration of the general debt and equity markets, which included a substantial decline in the Company's share price, the Transaction Committee decided to abandon the entire Company sale process. At that time, the Executors informed the Transaction Committee that the Executors intended to remain open to discussions with third parties concerning a potential sale process, subject to compliance with their confidentiality obligations to the Company. The Executors committed to inform the Transaction Committee if any such discussions produced any preliminary proposals the Executors believed should be further considered by them or the Transaction Committee or both. Such discussions with third parties continued from time to time thereafter.

        On May 31, 2008, Mr. Ray Neilsen was named Chairman of the Board (and resigned as Senior Vice President) and Mr. Kanofsky was named the Company's Chief Executive Officer and Vice Chairman of the Board.

        In the spring of 2010, as the economic and financial market conditions began to stabilize, the Executors received formal and informal inquiries from third parties regarding a potential sale of the Estate's shares and/or acquisition of all shares of the Company. Following receipt of such inquiries, the Executors advised the Transaction Committee and asked that it begin again to evaluate a potential sale of the Company. On July 30, 2010, the Transaction Committee, in consultation with its advisors, as well as the Executors and their advisors, decided to launch a formal sale process, which was to commence the week following the 2010 Labor Day weekend.

        On August 11, 2010, in response to market rumors published in various newspapers, the Company issued a press release stating that it was exploring strategic alternatives to enhance stockholder value.

        From August 31, 2010 to December 14, 2010, the Transaction Committee's financial advisors conducted a robust auction process. During the process, 38 potential buyers (24 financial and 14 strategic) were contacted, and 12 potential buyers (11 financial and one strategic) executed confidentiality agreements with the Company. As the next step, six potential buyers (five financial and one strategic) submitted preliminary indications of interest. Thereafter, two potential buyers, both private equity firms, submitted final round bids. Both bids were more than $1.50 below the $17.89 closing price of the Company's stock on the date the bids were received and both were considered unacceptable by the Transaction Committee.

        On December 14, 2010, the Company issued a press release stating that the Transaction Committee was no longer considering a sale of the Company as a means of enhancing stockholder value.

        In January 2011, the Executors and the Transaction Committee began discussing the possibility of a leveraged share repurchase transaction in which the Company would purchase all or substantially all of the Company's shares owned by the Estate. The Transaction Committee and its financial and legal advisors evaluated such a transaction and concluded that such a transaction, if executed at an appropriate price, would remove the downward pressure on the Company's stock price created by the Estate's known need to diversify and need for liquidity and would allow the Company to pursue more aggressive growth initiatives. On February 27, 2011, Ameristar and the Executors agreed to a transaction in which the Company would purchase 26,150,000 Company shares from the Estate at $17.50 per share, which was approximately a 5% premium to the then-prevailing market price. The repurchase of the Estate's shares closed in April 2011, at which time the Company entered into a new senior secured credit agreement and issued new senior notes, which together provided the requisite funds for the Company to purchase the Estate's shares and repay and/or redeem its then-current debt obligations. This refinancing had the added benefit of extending all of the maturities of the Company's outstanding indebtedness. Thereafter, the Executors sold the Estate's remaining shares in the public market. In connection with the repurchase transaction, Messrs. Neilsen and Kanofsky resigned from their posts as Chairman and Vice Chairman, respectively, of the Board.

        As noted above, from time to time, the management of the Company and the Board review the Company's strategic plans and, in connection therewith, frequently consult with financial advisors. In furtherance of discussions in late July 2012 between Mr. Kanofsky and the Company's Chairman of the Board, Luther P. Cochrane, in early August 2012, Mr. Kanofsky asked Centerview and Lazard to prepare written presentations relating to possible strategic alternatives and growth opportunities and shareholder activism that the Board might utilize in connection with a Board discussion to take place sometime in September 2012. Centerview and Lazard, both highly regarded financial advisors, were selected because of their expertise with respect to the gaming industry generally and their familiarity with the Company and its operations. Lazard previously advised the Company on a number of matters beginning in 2003, including the 2010 sale process and the 2011 repurchase of shares from the Estate, and Centerview had previously advised the representatives of the Estate beginning in 2007 through both the 2010 sale process and the 2011 repurchase of shares from the Estate. On September 14, 2012, Mr. Kanofsky sent to the Board the presentations prepared by Centerview and Lazard, which the Board reviewed and discussed telephonically on September 27, 2012.

        Meanwhile in early September 2012, the Chairman and CEO of a publicly traded gaming company ("Bidder 1") requested to meet in person with the Company's Chairman, Mr. Cochrane. Such meeting occurred on September 19, 2012, at which time Bidder 1's CEO indicated an interest in acquiring the Company at a 15-30% premium to the then-current market price in a transaction that would include a significant portion of the consideration in the form of Bidder 1's common stock. Bidder 1's CEO indicated that such a transaction had not been discussed with Bidder 1's board of directors or management team. In response, Mr. Cochrane advised Bidder 1's CEO that he did not believe the premium offered would be sufficient for the Board to seriously consider such proposal.

        On October 4, Bidder 1 submitted an unsolicited written preliminary indication of interest to acquire the Company for $23.00 per share with $16.10 to be paid in the form of Bidder 1's common stock and $6.90 to be paid in cash, representing a 70%/30% stock and cash mix. At the same time, Bidder 1 requested access to certain non-public financial information regarding the Company. Following the receipt of Bidder 1's indication of interest, the Company engaged Lazard and Centerview to serve as its financial advisors in connection with a possible sale transaction with Bidder 1 only and engaged Gibson Dunn to serve as its legal advisor. The Board determined that, unlike the 2010 sales process and the 2011 repurchase of shares from the Estate, there were no directors with conflicting interests in a transaction with Bidder 1 and, therefore, there was no need to either re-engage the Transaction Committee or otherwise form a special committee.

        On October 8, after consultation with Gibson Dunn, the Company advised Bidder 1 that such a proposal was insufficient both as to amount and form of consideration to induce the Board to authorize the sharing of non-public information with Bidder 1.

        On October 18, Bidder 1's CEO called Mr. Cochrane and indicated that Bidder 1 would provide a revised indication of interest on October 22. Mr. Cochrane responded by email advising Bidder 1 that the Company would prefer a written indication of interest if one was to be made.

        On October 22, Bidder 1 submitted a revised unsolicited written preliminary indication of interest to acquire the Company for $24.50 per share with 50% to be paid in cash and 50% to be paid in Bidder 1's common stock and again requested access to certain non-public financial information regarding the Company. Bidder 1's October 22 letter also indicated a belief that certain of the Company's stockholders may prefer a transaction that allowed them to receive Bidder 1's common stock in a tax free manner.

        On October 24, the Board met in-person with Centerview, Lazard and Gibson Dunn, as well as management of the Company, to discuss Bidder 1's latest indication of interest. At such time, the Board determined, subject to the execution of a suitable confidentiality agreement, to allow Bidder 1 to attend a management presentation by the Company's management team and engage in high-level due diligence. Management of the Company, Centerview, Lazard and Gibson Dunn also discussed potential structures to allow for more consideration to be paid in the form of cash while preserving the tax-free treatment of any Bidder 1 common stock that would be included in a potential transaction.

        Following the October 24 meeting, the Company, with the assistance of Centerview and Lazard, populated a virtual dataroom with certain high-level financial and operational information (the "Dataroom") and scheduled a management presentation for Bidder 1 to be held on November 7.

        From October 24 to November 5, Bidder 1's legal advisors and Gibson Dunn, as well as management of Bidder 1 and the Company, engaged in negotiations with respect to the confidentiality agreement between the Company and Bidder 1, which was signed on November 5.

        On November 1, 2012, Parent's CEO, Anthony Sanfilippo, on an unsolicited basis, contacted Mr. Kanofsky by telephone to indicate a desire to present an acquisition proposal to the Board. In the evening of November 1, the Board, together with Centerview, Lazard and Gibson Dunn, held a special telephonic meeting at which time Mr. Kanofsky updated the Board with respect to the oral indication of interest from Parent as well as the status of the negotiations over the confidentiality agreement with Bidder 1. During the telephonic meeting, the Board authorized management to negotiate amendments to the engagement agreements with Centerview and Lazard to extend such agreements to cover a possible sale transaction regardless of the identity of the buyer, which management promptly completed. Such amendments were signed on November 2, 2012. It was also determined that there was no need to either re-engage the Transaction Committee or otherwise form a special committee in connection with a transaction with Parent, as none of the directors had conflicting interests in such a transaction.

        Also on November 5, 2012, Mr. Kanofsky and Centerview, Lazard and Gibson Dunn held a telephone call with Parent and its financial and legal advisors to discuss Parent's interest and potential purchase price. At such meeting, Mr. Sanfilippo advised that Parent would be prepared to offer between $22.00 and $25.00 per share in cash. Mr. Sanfilippo also described in general terms the proposed financing that Parent would utilize to fund the potential transaction and Parent's willingness to accept certain risks with respect to regulatory approvals. Near the conclusion of that call, Mr. Kanofsky advised Mr. Sanfilippo that it was likely that the low end of Parent's proposed range would need to be increased in order to induce the Board to consider providing any confidential information to Parent and that Parent would need to make a formal proposal in writing before the Board would consider it.

        Later on November 5, the Board met telephonically with Company management, Centerview, Lazard and Gibson Dunn. Mr. Kanofsky updated the Board with respect to the call earlier in the day with Parent, including Parent's proposed range of valuation, Mr. Kanofsky's response thereto and the fact that Parent planned to send a written proposal on November 6. The Board then discussed Parent's gaming licensing status and history of prior acquisitions and the advisability (including both the advantages and risks) of possibly reaching out to other potential acquirers.

        On November 6, Parent delivered a written non-binding indication of interest stating that it would be interested in acquiring the Company in an all-cash transaction at a price between $23.00 and $25.00 per share.

        Later on November 6, the Board held a telephonic special meeting, at which Centerview, Lazard and Gibson Dunn participated, to discuss Parent's proposal and potential next steps. Upon the advice of the Company's management, Centerview, Lazard and Gibson Dunn, the Board determined that the Company's management should, subject to the execution of a suitable confidentiality agreement, provide a management presentation to Parent and allow Parent access to some of the information in the Dataroom with the view that such steps would encourage Parent to increase its offer price.

        On November 7, the Company's executive management team held an in-person meeting with Bidder 1's executive management team, as well as with both parties' financial advisors. Following the meeting, Bidder 1 was provided access to the Dataroom.

        From November 7 to November 15, Parent's legal counsel, Morrison & Foerster LLP ("Morrison & Foerster"), and Gibson Dunn, as well as management of Parent and the Company engaged in negotiations with respect to a confidentiality agreement between the Company and Parent, which was signed on November 15.

        On November 12, Mr. Cochrane and Mr. Kanofsky met in-person with Bidder 1's CEO, as well as its President and Chief Operating Officer, to discuss generally Bidder 1's most recent proposal, certain due diligence information pertaining to the Company and certain public information concerning Bidder 1. At such time, the parties did not engage in any negotiations with respect to Bidder 1's proposal nor did Bidder 1 alter its proposal either in terms of price or mix of consideration.

        On November 15, Penn National Gaming, Inc. ("Penn"), another publicly traded gaming company, announced its intention to restructure itself, in part, as a publicly traded REIT. Following Penn's announcement, the market price of Penn's common stock increased significantly and other regional gaming operators' stock prices, including the Company's, also increased, although not as dramatically.

        On November 16, the Company's executive management team held an in-person meeting with Parent's executive management team, as well as with both parties' financial advisors.

        On November 21, management of the Company, Centerview, Lazard and Gibson Dunn held a telephonic meeting at which time Centerview and Lazard described Penn's proposed REIT structure and the possible utilization of a similar structure by the Company. Centerview and Lazard indicated that the general increases in the stock prices of regional gaming operators following the Penn announcement likely reflected the market's view that such companies could potentially employ a similar strategy and benefit from the higher current trading multiples of REITs relative to regional gaming operators, thereby unlocking value for shareholders. However, Centerview and Lazard advised that the Company would likely have significant difficulties employing such a structure because of, among other things, the Company's current debt level, limited number of properties, and lack of diversification relative to other REITs and Penn's proposed REIT. With respect to the Company's debt level, Centerview and Lazard noted the magnitude of debt reduction that would be required by the Company to meaningfully address that impediment to structuring a REIT would require either: (i) the issuance of a substantial amount of additional equity, which would likely have significant execution risk and involve a substantial dilution of existing stockholders that may reduce or offset any potential value enhancement flowing from the REIT structure; or (ii) utilizing a significant portion of the Company's free cash flow over a several year period to make prepayments of its debt, which would limit the Company's financial flexibility to pursue other opportunities to grow the Company and increase stockholder value. In addition, management of the Company, Centerview, Lazard and Gibson Dunn discussed the uncertainty regarding the ability of a gaming company to effectively convert to a REIT due to the interplay of the rules governing REITs and gaming regulatory requirements and that a REIT structure could create additional complexities for the operation of the Company's properties and further capital investment in them.

        On November 25, Mr. Sanfilippo and Mr. Kanofsky had a telephone call in which Mr. Sanfilippo indicated that Parent would be willing to offer a share price of $24.50 in cash conditioned upon the Company granting Parent 45 days of exclusivity to complete negotiations on a purchase agreement and to complete confirmatory due diligence. Mr. Sanfilippo further advised Mr. Kanofsky that Parent was in discussions to obtain preliminary commitments from JPMCB and Goldman Finance to provide the necessary debt financing and that such commitments would be in place for a period of nine months following execution of a definitive purchase agreement.

        After consultation with the Company's executive management, on November 26, Lazard and Centerview contacted Bidder 1's financial advisors and advised them that (i) the Company had been approached by another potential buyer; (ii) Bidder 1's proposed price was not superior in terms of price or the form of consideration; and (iii) Bidder 1 needed to submit a revised proposal quickly, and, in any event, by the end of the day on November 27, in order to stay involved in the Company's strategic review process.

        On November 27, Bidder 1 submitted a non-binding written indication of interest reconfirming its prior proposal for an acquisition at $24.50 per share with 50% to be paid in cash and 50% to be paid in Bidder 1's common stock. Bidder 1 also requested a three-week exclusivity period in order to finalize a purchase agreement with the Company.

        On November 29, the Board met telephonically with Centerview, Lazard and Gibson Dunn to discuss the indications of interest from Bidder 1 and Parent. Gibson Dunn reviewed with the Board its legal duties, which had previously been reviewed in detail with the Board at its meeting on October 24 and each subsequent meeting. At this meeting, Centerview and Lazard presented an analysis of Penn's proposed REIT structure and the potential utilization of such a structure by the Company. Centerview, Lazard and the Board also discussed that the Company would likely have significant difficulties employing such a structure because of, among other things, the Company's current debt level, limited number of properties, and lack of diversification relative to other REITs and Penn's proposed REIT. With respect to the Company's debt level, Centerview and Lazard noted the magnitude of debt reduction that would be required by the Company to meaningfully address that impediment to structuring a REIT would require either: (i) the issuance of a substantial amount of additional equity, which would likely have significant execution risk and involve a substantial dilution of existing stockholders that may reduce or offset any potential value enhancement flowing from the REIT structure; or (ii) utilizing a significant portion of the Company's free cash flow over a several year period to make prepayments of its debt, which would limit the Company's financial flexibility to pursue other opportunities to grow the Company and increase stockholder value. Management of the Company, Centerview, Lazard, Gibson Dunn and the Board also discussed the uncertainty regarding the ability of a gaming company to effectively convert to a REIT due to the interplay of the rules governing REIT's and gaming regulatory requirements and that a REIT structure could create additional complexities for the operation of the Company's properties and further capital investment in them.

        At this meeting, the Board also asked Centerview, Lazard and Gibson Dunn, as it had done previously, whether they recommended that the Company actively solicit acquisition proposals from other potential purchasers. Centerview and Lazard reiterated their view that the solicitation of other parties would not likely increase the competition in the bidding process and any related delays could jeopardize the process the Company was currently pursuing with Bidder 1 and Parent, due to the following factors: (i) the process the Company ran in late 2010 and the limited interest at that time from strategic buyers; (ii) the likelihood that private equity purchasers, due to the lack of synergies and their potential rate of return requirements, would not make proposals competitive with the valuation proposals currently offered by Parent and Bidder 1; (iii) their view that other possible strategic buyers, beyond Parent and Bidder 1, each have circumstances that suggest they are unlikely to pursue an acquisition of the Company; and (iv) the provisions of the proposed form of merger agreement prepared by Gibson Dunn would not preclude other potential buyers (strategic or financial) from making a proposal following the execution of a definitive agreement with either Bidder 1 or Parent. In addition, the Board considered the possibility that the solicitation of additional potential bidders would increase the likelihood of potential leaks regarding the Company's potential sale and the consequences that might have on the Company and its business, including disruption of the Company's relationships with its customers, suppliers and employees. The Board ultimately concluded that it should allow both potential buyers to conduct further due diligence and request that both parties submit final bids by the end of business on December 7.

        Later on November 29, Lazard and Centerview contacted Bidder 1's financial advisor and Parent's financial advisor, Goldman, Sachs & Co. ("Goldman Sachs"), to inform them of the Board's decision and the bid procedures, which required them to submit, by no later than the close of business on December 7, a final offer price, a mark-up of a proposed merger agreement provided to them by Gibson Dunn, any further due diligence requirements, notice of any internal or external approvals that would be required in order to consummate a transaction, and any financing commitments necessary to consummate the transaction. During these calls, Centerview and Lazard told both Bidder 1's financial advisor and Goldman Sachs that their respective clients had not distinguished themselves with their prior bids, which were not deemed by the Board to be sufficiently compelling to consider selling the Company. Along those lines, Centerview and Lazard reiterated to the financial advisors of Bidder 1 and Parent that the Board had not decided to pursue a sale of the Company and was still evaluating strategic alternatives, including remaining independent. Centerview and Lazard also instructed Bidder 1's financial advisor to request Bidder 1 to allow the Company to conduct due diligence on Bidder 1 in order to evaluate the value of any Bidder 1 common stock that might be received in a transaction with Bidder 1.

        Also on November 29, Gibson Dunn sent Bidder 1's legal advisors a proposed form of confidentiality agreement that would govern the use of any confidential information provided by Bidder 1 to the Company in connection with the Company's evaluation of the value of Bidder 1's common stock.

        On November 30, Bidder 1's CEO called Mr. Cochrane and advised him that Bidder 1 was not interested in participating in the process outlined by Centerview and Lazard and that, despite this reluctance, Bidder 1 might be willing to consider a transaction, potentially at $26.00 per share, assuming 30-50% of such consideration was paid in Bidder 1's common stock. Bidder 1's CEO also indicated that it would only be willing to bid above its prior proposal if the Board indicated a price it would be willing to accept and the Company agreed to negotiate exclusively with Bidder 1.

        Also on November 30, the Company announced it was terminating efforts to pursue a casino license for western Massachusetts. This decision was made by the Company's management following lengthy analysis and consultation with the Board, and was not impacted by the Company's ongoing discussions with Bidder 1 and Parent or the possibility of a sale transaction. The Company's management concluded that there was not a sufficient likelihood that the basis upon which the Company could be awarded the license to develop and operate a casino in Springfield, Massachusetts was favorable enough to warrant its further pursuit. The local selection process, various project requirements and associated costs led to management's decision to reserve the Company's resources for more attractive growth and diversification opportunities.

        On December 2, Mr. Cochrane called Bidder 1's CEO, in an effort to encourage Bidder 1 to participate in the Company's process, and told him that Bidder 1 would be well advised to abide by the bid procedures that the Company had provided and reiterated that the Board had not yet reached a conclusion to sell the Company, but that it had committed itself to a process aimed at obtaining the best offer and that Bidder 1 should make every effort to participate in that process if it were serious about acquiring the Company. In addition, Mr. Cochrane advised that it would be critical for Bidder 1 to allow the Company to conduct due diligence on Bidder 1 in order to evaluate the value of any stock consideration that Bidder 1 proposed to use in a transaction with the Company.

        Also on December 2, Mr. Sanfilippo called Mr. Kanofsky to discuss certain aspects of the Company's proposed form of merger agreement. Thereafter, Mr. Sanfilippo and Mr. Kanofsky exchanged emails regarding the intent or reading of certain provisions of the proposed merger agreement.

        On December 3, Parent was provided with access to certain documents included in the Dataroom. Thereafter, through December 20, the Company responded to subsequent diligence inquiries from Parent and posted additional information to the Dataroom accessible to Parent.

        On December 5, the CEO of Bidder 1 called Mr. Cochrane and reiterated that Bidder 1 would not participate in a competitive bidding process, but that Bidder 1 was nevertheless still interested in potentially acquiring the Company. Bidder 1's CEO also advised Mr. Cochrane that Bidder 1 would not consider a transaction with the Company that involved the Company's stockholders receiving less than 40% of the consideration in the form of Bidder 1's common stock. Mr. Cochrane again advised that if Bidder 1 were interested in acquiring the Company it should adhere to the process Centerview and Lazard communicated on November 29.

        On December 6, Centerview and Lazard called Bidder 1's financial advisor at which time Bidder 1's financial advisor confirmed Bidder 1's interest in the Company but its unwillingness to participate in a competitive process.

        During the morning of December 7, Mr. Sanfilippo called Mr. Kanofsky and advised that Parent would be submitting its bid later that day. Mr. Sanfilippo asked Mr. Kanofsky if there were any last-minute instructions that Mr. Kanofsky might want to pass on to him. Mr. Kanofsky informed Mr. Sanfilippo, as he had done on prior occasions, that Parent not only needed to offer the highest purchase price, but that such purchase price also needed to represent a premium compelling enough for the Board to agree to sell the Company. Mr. Kanofsky did not indicate what such a purchase price would have to be for the Board to reach such a conclusion.

        Later on December 7, Parent submitted a written offer to purchase all of the Company's common stock for $26.00 per share in cash. Parent's submission included, as requested, a revised draft of the proposed form of merger agreement reflecting Parent's comments, draft debt financing commitments from JPMCB and Goldman Finance and a list of the confirmatory due diligence items it wished to receive. In addition, Parent submitted a draft exclusivity agreement that requested the Company to agree to negotiate exclusively with Parent for a period of 45 days.

        On December 8, the Board met telephonically with Centerview, Lazard and Gibson Dunn to review Parent's proposal. In advance of the meeting, Centerview and Lazard provided the Board with financial analyses with respect to the proposal and Gibson Dunn provided the Board with lists of material issues with respect to Parent's revisions to the proposed form of merger agreement and Parent's debt financing commitment letter. Parent's mark-up of the merger agreement raised several issues, including (i) removal of the Company's ability to seek damages in the event that Parent failed to obtain gaming or antitrust approvals, unless Parent had materially and intentionally breached its obligations under the merger agreement; (ii) the replacement of the Company's ability to seek damages if Parent's financing became unavailable with a $50 million liquidated damages remedy; (iii) a termination fee of $50 million that would be payable by the Company under certain circumstances, including to accept a superior proposal; and (iv) the elimination of Parent's obligation to divest assets or properties to the extent necessary to obtain antitrust or gaming regulatory approvals. The Board also received a presentation from Centerview and Lazard evaluating the proposed purchase price and Gibson Dunn again reviewed with the Board its legal duties.

        Because Bidder 1 had orally indicated that it might be willing to pay as much as $26.00 per share with 40% to be paid in the form of Bidder 1's common stock, the Board previously requested that Centerview and Lazard advise the Board as to what, if any, premium or discount the Board should attribute to any Bidder 1 common stock that would be used as consideration in any transaction with Bidder 1 so that the Board could evaluate the value of any offer from Bidder 1 relative to the cash purchase price proposed by Parent. At the meeting, Centerview and Lazard advised the Board that accepting stock in a transaction with Bidder 1 involved uncertainty that would not be present in an all-cash transaction, noting that (a) Bidder 1 had refused to provide the Company with any non-public information to allow the Company and its advisors to conduct more thorough financial and operational due diligence, which would allow them to better assess the value of Bidder 1's stock, (b) an acquisition of the Company would be transformational for Bidder 1, (c) in a transaction where 40% of the consideration was to be paid in Bidder 1 stock, the Company's stockholders, collectively, would own a significant portion of Bidder 1's outstanding shares following a transaction and, to the extent that a large number of the Company's stockholders preferred to sell Bidder 1 stock shortly after a transaction, they could have difficulty selling large amounts of Bidder 1 stock efficiently, and (d) Bidder 1's common stock had been trading very close to all-time highs. A countervailing point considered by the Board was that the Company's stockholders, in a properly structured transaction, would be able to defer any tax consequences with respect to any consideration received in the form of Bidder 1 common stock. However, Centerview and Lazard indicated that they believed a large percentage of the Company's stockholders would be indifferent to the tax treatment of the transaction.

        The Board discussed the proposal from Parent with its financial and legal advisors and also whether the Company should again try to persuade Bidder 1 to submit a proposal. The Board considered the fact that Bidder 1 had not provided the Company and its advisors an opportunity to conduct due diligence on Bidder 1 and was requiring exclusivity in order to make another proposal, and the Board considered Bidder 1 unlikely to offer a purchase price that, when viewed in light of the stock component Bidder 1 demanded, would exceed Parent's current proposal. The Board also evaluated the possibility that Parent might alter its proposal if the Board delayed negotiations with Parent in order to wait for Bidder 1 to make a new proposal. The Board further considered that Bidder 1 held gaming licenses in fewer of the Company's jurisdictions than did Parent, and that the closing of a sale to Bidder 1 could be expected to take up to several months longer than the closing of a sale to Parent. After consultation with Centerview, Lazard and Gibson Dunn, the Board concluded that the Company should proceed with negotiations with Parent if Parent agreed to make certain modifications to its proposal, namely (i) an increase in the purchase price to $26.50; (ii) a significant reduction in the termination fee payable by the Company under certain circumstances; (iii) a shorter exclusivity period; (iv) a reasonable requirement to divest assets or properties to the extent necessary to obtain antitrust and/or gaming regulatory approvals; and (v) a significant increase in the termination fee payable by Parent under certain circumstances, including Parent's inability to obtain financing or regulatory approvals. The Board authorized Mr. Kanofsky to call Mr. Sanfilippo to negotiate these points.

        Later on December 8, Mr. Kanofsky called Mr. Sanfilippo and discussed the points enumerated above. Over the course of several subsequent calls between them that day, Mr. Kanofsky and Mr. Sanfilippo agreed to the following: (i) a purchase price of $26.50 per share in cash; (ii) a Company termination fee of $38 million payable in certain circumstances; (iii) an exclusivity period that ended on December 31, 2012 with a good faith effort to execute a definitive merger agreement by December 20; (iv) Parent would be required to divest up to two casino properties if necessary in order to obtain antitrust and/or gaming regulatory approvals, but no more than one property in any one state; and (v) a Parent termination fee of $85 million payable in certain circumstances. Later that night, Mr. Kanofsky informed the Board of the results of his negotiations with Mr. Sanfilippo.

        On December 11, Parent submitted a revised written proposal reflecting the terms Mr. Kanofsky and Mr. Sanfilippo discussed on December 8 and the Company and Parent entered into an exclusivity agreement providing Parent with the exclusive right to negotiate with the Company through December 31, 2012.

        From December 11 until the execution of the Merger Agreement on December 20, the Company, Parent and their respective legal advisors exchanged drafts of the Merger Agreement and held extensive negotiations. In addition, over this period the Company continued to provide due diligence materials to Parent.

        On December 14, the Company, Gibson Dunn, Parent and Morrison & Foerster conducted in-person negotiations in Los Angeles at which time the material open issues were discussed and largely resolved.

        On December 17, the Board met with Centerview, Lazard, Gibson Dunn and Company management to review and discuss the process and the negotiations of the Merger Agreement with Parent. Gibson Dunn again reviewed with the Board its legal duties and reviewed the revised terms of the Merger Agreement negotiated to date. Company management indicated that good progress was being made on the Merger Agreement and that Parent had agreed to pay a termination fee of $85 million, not only in circumstances where it could not obtain financing, but also if the transaction was not consummated because Parent was unable to obtain the necessary gaming regulatory approvals. Centerview and Lazard also confirmed that neither Bidder 1 nor its financial advisor had contacted them since December 6.

        On December 20, the Board met again to review and discuss the process and the status of negotiations with Parent. At the outset, Gibson Dunn once again reviewed with the Board its legal duties, in particular the responsibilities of the Board members should they decide to authorize a sale transaction. At the request of the Board, Lazard delivered its oral opinion (which was subsequently confirmed in writing as of December 20, 2012) to the effect that, as of that date and based on and subject to the various considerations to be described in its written opinion, the Merger Consideration to be paid to holders of Company common stock (other than (i) holders who are entitled to and perfect dissenters' rights of their shares of Company common stock or (ii) Parent, HoldCo, Merger Sub or any other wholly-owned subsidiary of Parent (such holders, collectively, the "Excluded Holders")) in the transaction was fair, from a financial point of view, to such holders of Company common stock (other than the Excluded Holders). The full text of Lazard's written opinion dated December 20, 2012, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken by Lazard in connection with its opinion, is attached to this Proxy Statement as Annex B. At the same meeting, Centerview delivered its oral opinion (which was subsequently confirmed in writing as of December 20, 2012) to the effect that, as of that date and based on and subject to the various considerations to be described in its written opinion, the Merger Consideration to be paid to the holders of shares of Company common stock (other than (i) shares of common stock owned directly or indirectly by Parent, HoldCo or Merger Sub or any wholly-owned subsidiary of the Company or (ii) shares of common stock held by holders who are entitled to and properly demand dissenters' rights for such shares (together, "Excluded Shares")) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The full text of Centerview's written opinion dated December 20, 2012, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken by Centerview in connection with its opinion, is attached to this Proxy Statement as Annex C. Gibson Dunn reviewed the terms of the Merger Agreement and noted that all issues had been satisfactorily resolved. Following further discussion, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable and in the best interests of and were fair to the Company and its stockholders, and (ii) approved and authorized the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board unanimously recommended that the Company's stockholders approve the Merger Agreement.

        In the evening of December 20, the Company, Parent, HoldCo and Merger Sub executed the Merger Agreement.

        Prior to the opening of the U.S. financial markets on December 21, the Company and Parent publicly announced via joint press release the execution of the Merger Agreement.

Recommendation of the Board of Directors and Reasons for Recommending the Approval of the Merger Agreement

        The Board has unanimously

  •
  deemed it advisable and in the best interests of the Company and its stockholders that the Company enter into the Merger Agreement, and that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of the Company and its stockholders; and

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  directed that the approval of the Merger Agreement be submitted to a vote at a meeting of the stockholders of the Company and recommended to the stockholders of the Company that they vote for the approval of the Merger Agreement, for the proposal to approve, by a non-binding, advisory vote, the compensation that may become payable to the Company's named executive officers in connection with the completion of the Merger, and for the proposal to adjourn or postpone the

    Special Meeting, and all other actions or matters necessary or appropriate to give effect to the foregoing pursuant to the NRS.

  Reasons for Recommending the Approval of the Merger Agreement

        In reaching these determinations, the Board considered a number of factors, including the following material factors:

  •
  Merger Consideration.  The Board concluded that the Merger Consideration of $26.50 per share represented an attractive valuation for the Company and an opportunity for the Company's stockholders to receive a significant premium over the market price of the Company's common stock. The Board reviewed the historical market prices, volatility and trading information with respect to the Company's common stock, including:

  •
  the fact that the Merger Consideration represents premiums of approximately 45% and 43% over the average closing prices of the Company common stock for the 90 and 60 days, respectively, ended December 20, 2012, the day the Board approved the Merger Agreement;

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  the unlikelihood of a strategic alternative at a higher value than the cash price to be paid by Parent or another potential buyer, in light of the fact that the Company actively negotiated increases in the initial and subsequent offers made by the potential buyers, including Parent;

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  the relationship of the Merger Consideration to the discounted equity value of the Company operating as an independent entity, based on Company management's projections as detailed in "Opinion of Lazard Frères & Co. LLC" and "Opinion of Centerview Partners LLC" below; and

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  the multiple of the Company's aggregate value in the proposed Merger to its last four quarters' Adjusted EBITDA implied by the Merger Consideration compared to multiples implied in comparable merger and acquisition transactions as detailed in "Opinion of Lazard Frères & Co. LLC" and "Opinion of Centerview Partners LLC" below.

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  Review of Prospects of Remaining Independent.  The Board considered the Company's future prospects if it remained independent, focusing primarily on:

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  management's views on the Company's prospects over the next five years, the gaming industry generally, and the Company's long-term financial projections, as well as the Board's knowledge and understanding of the business, operations, management, financial condition, earnings and prospects of the Company, including the prospects of the Company as an independent entity;

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  the potential impact on us of consolidation in the gaming industry generally and the expectation of increased competition in certain gaming markets in the future from gaming companies with greater resources;

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  the stagnant or low growth rates of consumer spending on gaming at a time when more states have begun to license gaming, which has led to significant cannibalization of the Company's existing markets, and the likely continued erosion of consumer demand in connection with the probable legalization of online gaming and the uncertainty concerning legislative and competitive outcomes that may make it difficult for the Company to compete in the online gaming space;

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  the risks associated with legislative changes that could, among other things, permit gaming in neighboring states or permit expansion within the Company's current markets, which would increase competition for the Company's properties;

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  the risks associated with other legislative changes, including the imposition of smoking bans or limits on hours of operation or other gaming restrictions in jurisdictions where we currently operate and the negative impact such changes would have on our operating results;

    •
    the belief that the Company's growth prospects were dependent upon the development or acquisition of new properties, the costs of, and the risks associated with and potential returns on investments in development projects and the perceived lack of attractive acquisition candidates on favorable terms in the foreseeable future; and

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    the views of management, Centerview and Lazard on undertaking a REIT conversion similar to the conversion proposed by Penn, namely, (i) any benefits related to a potential REIT conversion would likely not be achievable until the Company had significantly reduced its debt level, and (ii) the Company might face a range of potential difficulties in employing such a structure, including the uncertainty surrounding such a structure in the gaming regulatory environment and the potential operating complexities arising from having to operate separate REIT and operating company entities.

  •
  Financial Analyses and Opinions of the Company's Financial Advisors.  The Board received opinions from Lazard and Centerview, delivered to the Board on December 20, 2012, subsequently confirmed in writing. Each financial advisor independently analyzed the transaction. Because the firms applied independent judgments, the quantitative outputs of the analyses necessarily differ. Nevertheless, both firms reached the same conclusion, namely, that, as of December 20, 2012, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the particular written opinion, the Merger Consideration to be paid to holders of Company common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

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  Form of Merger Consideration.  The Board considered that the form of consideration to be paid to holders of Company common stock is cash, which will provide certainty of value and immediate liquidity to the holders of such Company common stock.

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  Terms of the Merger Agreement, Lack of Financing Condition and Ability to Accept a Superior Proposal.  The Board considered the terms of the Merger Agreement, including the respective representations, warranties, covenants, conditions and termination rights of the parties and the termination fees payable by the Company and Parent, respectively. In particular:

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  The Board considered that Parent is required by the Merger Agreement to use its reasonable best efforts to obtain all regulatory approvals, including, if requested, an obligation to divest up to two of its or the Company's properties in order to obtain antitrust or gaming approvals and the fact that Parent would be obligated under certain circumstances to pay to the Company a termination fee of $85,000,000 if Parent does not obtain all gaming regulatory approvals;

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  The Board considered the obligation of Parent to obtain the requisite financing to consummate the Merger, the lack of a financing condition, the strength of the financing commitment Parent received from JPMCB and Goldman Finance and/or their affiliates and the $85,000,000 termination fee Parent would be obligated under certain circumstances to pay to the Company if Parent does not obtain the necessary financing; and

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  The Board considered the procedural safeguards that the Board believes were and are present to ensure the fairness of the Merger. The Board noted that the termination fee payable by the Company if it were to accept a superior proposal and the fact that Parent would have the right to match any such superior proposal for four business days could have the effect of discouraging competing third party proposals, but that such provisions are customary for transactions of this size and type. The Board considered that the $38,000,000 termination fee, representing approximately 3.96% of the equity value and approximately 1.37% of the enterprise value of the proposed transaction was reasonable, particularly in light of the Company's historical solicitation of offers to acquire the Company and the recent process conducted with Parent and Bidder 1. The Board also noted that the Merger Agreement allows the Company and the Board to respond to unsolicited competing proposals that the Board determines are or might lead to a superior proposal and to terminate the Merger Agreement if such a superior proposal is made. In addition, none of the parties that had previously expressed interest in the Company was contractually restricted from making a competing proposal as the standstill provisions of the confidentiality agreements with potential buyers from the 2010 sale process expired in late 2011 and the execution of the Merger Agreement would release Bidder 1 from its standstill provision. In particular, the Board concluded that third parties would not be discouraged by the $38,000,000 termination fee because it represents approximately 1.37% of the enterprise value of the Company based on the Merger Consideration.

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  Likelihood of Closing.  The Board considered the closing conditions in the Merger Agreement and the likelihood that Parent would be able to obtain the necessary financing and gaming approvals in order to consummate the transaction. The Board further considered, among other things:

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  the absence of a financing condition and the financing commitments obtained by Parent;

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  the likelihood that Parent, as an existing gaming operator that is already licensed in several states where the Company operates, would be able to obtain the necessary gaming approvals on a timely basis; and

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  the Company's right, in certain circumstances, to specifically enforce Parent's obligations.

        In the course of its deliberations, the Board also considered a variety of uncertainties, risks and other countervailing factors concerning the Merger Agreement and the Merger, including:

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  the Company may be unable to obtain stockholder approval as required for the transactions contemplated by the Merger Agreement;

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  conditions to the closing and the transactions contemplated by the Merger Agreement may not be satisfied;

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  the transactions contemplated by the Merger Agreement may involve unexpected costs, liabilities or delays;

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  the business of the Company may suffer as a result of uncertainty surrounding the Merger and the transactions contemplated by the Merger Agreement;

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  the Company may be adversely affected by other economic, business, and/or competitive factors;

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  the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

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  the risk that the Merger and the transactions contemplated by the Merger Agreement disrupt the Company's current plans and operations;

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  the risk that the Merger and the transactions contemplated by the Merger Agreement create potential difficulties in employee retention;

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  other risks to consummation of the Merger and the transactions contemplated by the Merger Agreement, including the risk that the Merger and the transactions contemplated by the Merger Agreement will not be consummated within the expected time period;

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  the Company may be required, if the Merger is not completed, to pay its own expenses associated with the Merger Agreement, the Merger and the other transactions contemplated thereby;

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  that an all-cash transaction will be taxable to the Company's stockholders that are U.S. holders for U.S. federal income tax purposes; and

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  that restrictions in the Merger Agreement on the conduct of the Company's business prior to the consummation of the Merger may delay or prevent the Company from undertaking business opportunities that could arise prior to the consummation of the Merger.

        In addition, the Board was aware that certain of our directors and executive officers have interests with respect to the Merger that differ from, or are in addition to, their interests as stockholders of the Company. The Board, however, observed that the majority of the value of such different or additional interests relates to change in control benefits that arise from equity-based compensation, which the Board felt to a significant extent aligned the interests of the directors and executive officers with those of the stockholders in seeking to maximize the per-share Merger Consideration. See "—Interests of the Company's Directors and Executive Officers in the Merger" and "Advisory Vote Regarding Merger-Related Compensation (Say-on-Golden Parachute Compensation)" beginning on pages 51 and 77, respectively.

        The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but the Board believes it addresses the material factors considered by the Board in its consideration of the Merger, including factors that may support the Merger as well as factors that may weigh against it. In view of the variety of factors and the amount of information considered, the Board did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Board may have given different weights to the above factors.

Opinion of Lazard Frères & Co. LLC

        On December 20, 2012, at a meeting of the Board to evaluate the Merger Agreement, Lazard rendered its oral opinion, subsequently confirmed in writing, that based upon and subject to the assumptions, procedures, factors, limitations and qualifications set forth in such opinion, the Merger Consideration to be paid to holders of Company common stock (other than shares owned by the "Excluded Holders") in the Merger was fair, from a financial point of view, to the holders of Company common stock.

        The full text of the Lazard opinion is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. The description of the Lazard opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Lazard opinion set forth as Annex B. Stockholders are urged to read the Lazard opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with the opinion. The Lazard opinion is for the benefit of the Board, and only addresses the fairness, from a financial point of view, of the consideration to be paid to holders of the Company's common stock (other than the Excluded Holders) in the Merger as of the date of the opinion. The Lazard opinion does not address the relative merits of the Merger as compared to other transactions or business strategies that might be available to the Company or the underlying decision by the Company to engage in the Merger, and is not intended to and does not constitute a recommendation to any holder of Company common stock as to how such holder should vote with respect to the Merger or any matter relating thereto. The Lazard opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the Lazard opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. The following is only a summary of the Lazard opinion. You are urged to read the entire opinion.

        In connection with its opinion, Lazard:

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  reviewed the financial terms and conditions of a draft of the Merger Agreement dated December 20, 2012;

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  reviewed certain publicly available historical business and financial information relating to the Company;

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  reviewed various financial forecasts and other data provided to Lazard by the management of the Company relating to the business of the Company, including the Company's base case forecast (the "Base Case Projections") and the Company's alternate case forecast (the "Alternate Case Projections");

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  held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

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  reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the business of the Company;

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  reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the business of the Company;

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  reviewed historical stock prices and trading volumes of Company common stock; and

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  conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

        Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, or concerning the solvency or fair value of the Company, and Lazard was not furnished with any such valuation or appraisal. At the direction of the Board, Lazard utilized both the Base Case Projections and the Alternate Case Projections for purposes of its analysis. Lazard assumed, with the consent of the Board, that the Base Case Projections and the Alternate Case Projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. Lazard assumed no responsibility for and expressed no view as to the Base Case Projections or the Alternate Case Projections or the assumptions on which they were based.

        The Lazard opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the Lazard opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof. Lazard did not, and does not, express any opinion as to the price at which shares of Company common stock may trade at any time subsequent to the announcement of the Merger. Although Lazard did participate in discussions with one potential alternative buyer during its current engagement and did solicit indications of interest from third parties in late 2010 regarding a potential transaction with the Company, Lazard was not authorized to, and it did not, otherwise solicit indications of interest from third parties regarding a potential transaction with the Company, nor was it requested to consider, and its opinion did not address, the relative merits of the Merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Merger.

        In rendering its opinion, Lazard assumed, with the consent of the Board, that the Merger would be consummated on the terms described in the draft Merger Agreement, without any waiver or modification of any material terms or conditions. Representatives of the Company advised Lazard, and Lazard assumed, that the Merger Agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of the Board, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Merger will not have an adverse effect on the Company or the Merger in any respect that is material to Lazard's analysis. Lazard did not express any opinion as to any tax or other consequences that might result from the Merger, nor does the Lazard opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the Board obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the Merger Consideration to the extent expressly specified in the Lazard opinion) of the Merger, including, without limitation, the form or structure of the Merger or any agreements or arrangements entered into in connection with, or contemplated by, the

Merger. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the Merger Consideration or otherwise.

        The following is a brief summary of the material financial and comparative analyses that Lazard deemed appropriate for this type of transaction and that were performed by Lazard in connection with rendering its opinion as well as analyses that were presented to the Board for informational purposes only but were not material to the rendering of Lazard's opinion. The summary of Lazard's analysis described below is not a complete description of the analysis underlying Lazard's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Lazard considered the results of all of the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

        In its analysis, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company or business used in Lazard's analysis as a comparison is identical to the Company, and an evaluation of the results of that analysis is not entirely mathematical. Rather, the analysis involves complex considerations and judgments concerning financial, operating and geographical characteristics and other factors that could affect the public trading or other values of the companies analyzed. The estimates contained in Lazard's analysis and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analysis. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard's analysis are inherently subject to substantial uncertainty.

        The financial analysis summarized below includes information presented in tabular format. In order to fully understand Lazard's financial analysis, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analysis. Considering the data in the tables below without considering the full narrative description of the financial analysis, including the methodologies and assumptions underlying the analysis, could create a misleading or incomplete view of Lazard's financial analysis.

  Summary of Lazard Valuation of the Company

          Comparable Companies Analysis

        Lazard reviewed and analyzed selected public companies that it viewed as generally relevant in evaluating the Company. In performing this analysis, Lazard reviewed and analyzed publicly available financial information relating to the selected public companies, and compared such information to the corresponding information for the Company. Specifically, Lazard compared the Company to the following public companies (the "Selected Companies"):

Penn National Gaming, Inc. Boyd Gaming Corporation Pinnacle Entertainment, Inc. Churchill Downs Incorporated Isle of Capri Casinos, Inc.

        Although none of the Selected Companies is directly comparable to the Company, the companies have operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business that, for purposes of this analysis, Lazard considered generally relevant in evaluating the Company.

        Based on equity analysts' estimates and other public information, Lazard reviewed, among other things, the enterprise value of each of the Selected Companies as a multiple of such company's earnings before interest, taxes, depreciation and amortization, or EBITDA, for the most recently reported last twelve months ("LTM") and its estimated EBITDA for the calendar years ending December 31, 2012 and December 31, 2013 (referred to below as "CY 2012E" and "CY 2013E"). A company's enterprise value is equal to its short-and long term-debt plus the market value of its common equity and the value of any minority interest and preferred stock (at liquidation value), minus its cash and cash equivalents. Where applicable, EBITDA and enterprise values were also adjusted for a company's attributable portion of a joint venture.

        The results of the analysis were as follows:

Enterprise Value/EBITDA
	LTM	CY 2012E	CY 2013E
Penn National Gaming, Inc.(a)	9.6x	9.4x	8.5x
Boyd Gaming Corporation(b)	7.6x	7.6x	7.4x
Pinnacle Entertainment, Inc.	7.6x	7.3x	6.6x
Churchill Downs Incorporated(c)	7.5x	7.6x	7.4x
Isle of Capri Casinos, Inc.	5.8x	6.0x	5.8x
Mean	7.6x	7.6x	7.2x
Median	7.6x	7.6x	7.4x

(a)
Pro forma for acquisition of Harrah's St. Louis.

(b)
Pro forma for acquisition of Peninsula Gaming, LLC.

(c)
Pro forma for acquisition of Riverwalk Casino.

        Based on the foregoing calculations and its professional judgment, Lazard applied EBITDA multiples of 6.5x to 7.5x to both the Company's last twelve months of EBITDA and to the Company's estimated EBITDA for 2012, and applied EBITDA multiples of 6.25x to 7.25x to the Company's estimated EBITDA for 2013 in order to calculate implied equity value per share ranges. The results of this analysis implied an equity value per share range for the Company's common stock of $16.39 to $25.74 using last twelve months' EBITDA, $15.34 to $24.68 using 2012 estimated EBITDA and $11.63 to $21.30 using 2013 estimated EBITDA.

          Discounted Cash Flow Analysis

        Lazard performed a discounted cash flow analysis of the Company, which included calculating the standalone, unlevered, after-tax free cash flows (less stock-based compensation) that the Company could generate through December 31, 2017 and taking into account certain tax benefits related to goodwill amortization available to the Company through 2022. Lazard also calculated terminal values for the Company in 2017, by applying an EBITDA exit multiple range, based on its professional judgment, of 6.5x to 7.5x to the Company's estimated 2017 EBITDA. The standalone, unlevered, after-tax free cash flows, tax benefits and terminal values were discounted to present value using discount rates ranging from 7.0% to 9.0%, which were based on a weighted average cost of capital analysis of the Selected Companies used in the Comparable Companies Analysis described above. The results of this analysis implied a perpetuity growth rate range of (0.2%) to 2.6% using the Base Case Projections and 0.0% to 2.8% using the Alternative Case Projections and implied an equity value per share range for the Company common stock of $24.61 to $39.61 using the Base Case Projections and $17.99 to $31.86 using the Alternate Case Projections.

          Precedent Transactions Analysis

        Lazard reviewed and analyzed selected recent business combinations involving companies in the gaming industry it viewed as generally relevant in evaluating the Merger. In performing this analysis, Lazard analyzed certain financial information and transaction multiples relating to the companies involved in the selected transactions and compared such information to the corresponding information in the Merger.

        Specifically, Lazard reviewed seven business combinations since 2009 greater than $100 million in transaction value and involving companies in the gaming operator industry. To the extent publicly available, Lazard reviewed, among other things, the enterprise values of the targets implied by the transactions as a multiple of the target's last twelve months' EBITDA.

        Lazard calculated the following multiples for the selected transactions used in its analysis:

Announcement Date	Acquiror	Target	Implied Enterprise Value/LTM EBITDA
10/05/2012	Churchill Downs Incorporated	Riverwalk Casino	7.4x
05/16/2012	Boyd Gaming Corporation	Peninsula Gaming, LLC	7.0x
05/07/2012	Penn National Gaming, Inc.	Harrah's St. Louis	7.8x
06/16/2011	Boyd Gaming Corporation	IP Biloxi	7.0x
09/13/2010	Churchill Downs Incorporated	Harlow's Casino Resort & Hotel	6.0x
09/09/2010	Delaware North Companies	Jumer's Casino & Hotel	9.0x
06/18/2009	Peninsula Gaming, LLC	Amelia Belle	5.5x
	Mean		7.1x
	Median		7.0x

        Based on the foregoing calculations and its professional judgment, Lazard applied multiples of 6.75x to 7.75x to the Company's last twelve months of EBITDA in order to calculate an implied equity value per share range. The results of this analysis implied an equity value per share range for the Company's common stock of $18.82 to $28.00.

  Additional Analysis of the Company

        With respect to the analysis and data below presented by Lazard, such information was for informational purposes only, and was not material to the rendering of Lazard's opinion.

          52-Week Trading Range

        Lazard reviewed the historical price performance of the Company's common stock for the 52-week period ended as of December 19, 2012. During this period, the closing trading price of Company common stock ranged from approximately $15.98 per share to $22.10 per share.

          Analyst Price Targets

        In order to illustrate how the Merger Consideration compared with publicly available price targets, Lazard evaluated published equity research analysts' projected 12-month price targets for the Company's common stock. The 12-month price targets reviewed by Lazard ranged from $16.00 to $33.00 per share, with a median analyst price target of $22.00 per share.

          Leveraged Buyout Analysis

        Lazard performed an analysis of the equity return that an acquiror would theoretically receive if the Company were acquired in a leveraged buyout transaction. For purposes of this analysis, Lazard used the projections set forth in the Base Case Projections and assumed the Company's existing debt structure remained in place. This analysis assumed a range of exit multiples of 6.5x to 7.5x of the Company's estimated 2017 EBITDA, and a range of equity returns of 20% to 25%. The results of this analysis implied an equity value per share range for the Company's common stock of $16.02 to $24.19.

          Miscellaneous

        As described above, the Lazard opinion was one of many factors taken into consideration by the Board in making the determination to approve the Merger Agreement. Consequently, the analysis described above should not be viewed as determinative of the opinion of the Board. The Merger Consideration was determined through arms-length negotiations between the Company and Parent and was approved by the Board. Lazard provided advice to the Company during these negotiations. Lazard did not, however, recommend any specific amount of consideration to the Board or that any specific Merger Consideration constituted the only appropriate consideration for the Merger.

        Pursuant to a letter agreement dated October 17, 2012, as amended on November 2, 2012, the Company engaged Lazard to act as one of its financial advisors in connection with the potential transaction. Pursuant to the terms of this engagement letter, the Company agreed to pay Lazard an aggregate fee of 0.4% of the aggregate consideration paid in the Merger (including the value of the Company's debt), of which $3,000,000 was paid upon Lazard's rendering of its opinion and the remainder is payable upon the consummation of the Merger. In addition, the Company has agreed to reimburse Lazard's reasonable expenses, including expenses of legal counsel, in connection with this engagement and to indemnify Lazard and related persons against various liabilities, including certain liabilities under the U.S. federal securities laws.

        Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. In the ordinary course of their respective business, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by current and former managing directors of Lazard) and their respective affiliates may actively trade securities of the Company, Parent and their affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities and may also trade and hold securities on behalf of the Company, Parent and their affiliates. Lazard in the past has provided certain investment banking services to the Company, including during the past two years, having advised the Company on its repurchase of stock from the Estate for which it received approximately $3,750,000 in compensation. Although neither Lazard nor LFCM Holdings LLC nor any of their respective affiliates has provided services to Parent or its affiliates in the past two years, Lazard and/or LFCM Holdings LLC and its respective affiliates may in the future provide investment banking services to Parent and its affiliates and lenders and would expect to receive customary fees.

        Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and securities services. Lazard was selected to act as investment banker to the Company because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions.

Opinion of Centerview Partners LLC

        On December 20, 2012, at a meeting of the Board to evaluate the Merger Agreement, Centerview rendered its oral opinion, subsequently confirmed in writing, that based upon and subject to the assumptions, procedures, factors, limitations and qualifications set forth in such opinion, the Merger Consideration to be paid to holders of Company common stock (other than Excluded Shares) in the Merger was fair, from a financial point of view, to the holders of Company common stock.

        The full text of the written opinion of Centerview, dated December 20, 2012, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Centerview in connection with its opinion, is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. Centerview provided its opinion for the information and assistance of the Board (in the Board members' capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger and its opinion only addresses the fairness, from a financial point of view, as of the date thereof, to the holders of Company common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview's opinion does not address any other term or aspect of the Merger Agreement or the Merger and does not constitute a recommendation to any stockholder of the Company as to how any such holder or any other person should vote or otherwise act with respect to the Merger or any other matter. The summary of the written opinion of Centerview set forth below is qualified in its entirety by reference to the full text of such written opinion.

        We encourage you to carefully read the written opinion of Centerview described above in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Centerview in connection with such opinion.

        In arriving at the conclusions in its opinion, Centerview reviewed, among other things:

  •
  a draft of the Merger Agreement dated December 19, 2012 (the "Draft Agreement");

  •
  Annual Reports on Form 10-K of the Company for the years ended December 31, 2010 and 2011;

  •
  certain interim reports of the Company, including Quarterly Reports on Form 10-Q of the Company;

  •
  certain publicly available research analyst reports for the Company;

  •
  certain other communications from the Company to its stockholders; and

  •
  certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview's analysis, including, without limitation, the Company's Base Case Projections and the Company's Alternate Case Projections, which Centerview refers to collectively throughout this section as the "internal data."

        Centerview also conducted discussions with members of the senior management and other representatives of the Company regarding their assessment of the internal data and the strategic rationale for the Merger. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analysis and took into account such other information as Centerview deemed appropriate.

        Centerview did not assume any responsibility for independent verification of any of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by it for purposes of its opinion and has, with the Company's consent, relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Company's direction, that the internal data was reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Centerview relied, at the Company's direction, on the internal data (including, without limitation, the Base Case Projections and the Alternate Case Projections) for purposes of its analysis and its opinion. Centerview expressed no view or opinion as to the internal data or the assumptions on which it is based. In addition, at the Company's direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and Centerview was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the Company's direction, that the final executed Merger Agreement will not differ in any respect material to Centerview's analysis or its opinion from the Draft Agreement reviewed by Centerview. Centerview also assumed, at the Company's direction, that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview's analysis or its opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview's analysis or its opinion. Centerview did not evaluate and expressed no opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Merger on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and it did not express any opinion as to any legal, regulatory, tax or accounting matters.

        Centerview expressed no view as to, and its opinion does not address, the Company's underlying business decision to proceed with or effect the Merger, or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Although Centerview did participate in discussions with one potential alternative buyer, in connection with its engagement, Centerview was not authorized to, and Centerview did not, otherwise solicit indications of interest from third parties regarding a potential transaction with the Company. Centerview's opinion was limited to and addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of the Company's common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview was not asked to, nor did Centerview, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the transaction, including, without limitation, the structure or form of the transaction or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the transaction, including, without limitation, the fairness of the transaction or any other term or aspect of the transaction to, or any consideration to be received in connection therewith by, or the impact of the transaction on, the holders of any other class of securities, creditors, or other constituencies of the Company or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the transaction, whether relative to the Merger Consideration to be paid to the holders of the Company common stock pursuant to the Merger Agreement or otherwise. Centerview's opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of the date thereof, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date thereof.

        Centerview's opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote or otherwise act with respect to the Merger or any other matter.

        The following is a brief summary of the material financial and comparative analyses that Centerview deemed appropriate for this type of transaction and that were performed by Centerview in connection with rendering its opinion as well as analyses that were presented to the Board for informational purposes only but were not material to the rendering of Centerview's opinion. The summary of Centerview's analysis described below is not a complete description of the analysis underlying Centerview's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Centerview considered the results of all of the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

        In its analysis, Centerview considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company or business used in Centerview's analysis as a comparison is identical to the Company, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analysis involves complex considerations and judgments concerning financial, operating and geographical characteristics and other factors that could affect the public trading or other values of the companies analyzed. The estimates contained in Centerview's analysis and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analysis. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Centerview's analysis are inherently subject to substantial uncertainty.

        The financial analysis summarized below includes information presented in tabular format. In order to fully understand Centerview's financial analysis, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analysis. Considering the data in the tables below without considering the full narrative description of the financial analysis, including the methodologies and assumptions underlying the analysis, could create a misleading or incomplete view of Centerview's financial analysis.

  Summary of Centerview Valuation of the Company

          52-Week Trading Range

        Centerview reviewed the historical price performance of the Company's common stock for the 52-week period ended as of December 19, 2012. During this period, the closing trading price of the Company's common stock ranged from approximately $16.00 per share to $22.00 per share.

          Undiscounted Analyst Price Targets

        In order to illustrate how the Merger Consideration compared with publicly available price targets, Centerview evaluated published equity research analysts' projected 12-month price targets for the Company's common stock. The 12-month price targets reviewed by Centerview ranged from $16.00 to $33.00 per share, with a median analyst price target of $22.00 per share.

          Trading Comparable

        Centerview reviewed and analyzed selected public companies that it viewed as generally relevant in evaluating The Company. In performing this analysis, Centerview reviewed and analyzed publicly available financial information relating to the selected public companies, and compared such information to the corresponding information for the Company. Specifically, Centerview compared the Company to the following public companies (the "Selected Companies"):

Penn National Gaming, Inc. Boyd Gaming Corporation Pinnacle Entertainment, Inc. Churchill Downs Incorporated Isle of Capri Casinos, Inc.

        Although none of the Selected Companies is directly comparable to the Company, the companies have operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business that, for purposes of this analysis, Centerview considered generally relevant in evaluating the Company.

        Based on equity analysts' estimates and other public information, Centerview reviewed, among other things, the enterprise value of each of the Selected Companies as a multiple of such company's earnings before interest, taxes, depreciation and amortization, or EBITDA, for the most recently reported last twelve months ("LTM") and its estimated EBITDA for the calendar years ending December 31, 2012 and December 31, 2013 (referred to below as "CY 2012E" and "CY 2013E"). A company's enterprise value is equal to its short-and long term-debt plus the market value of its common equity and the value of any minority interests and preferred stock (at liquidation value), minus its cash and cash equivalents.

        The results of the analysis were as follows:

Enterprise Value/EBITDA
	LTM	CY 2012E	CY 2013E
Penn National Gaming, Inc.(a)	9.6x	9.4x	8.5x
Boyd Gaming Corporation(b)	7.6x	7.6x	7.4x
Pinnacle Entertainment, Inc.	7.6x	7.3x	6.6x
Churchill Downs Incorporated(c)	7.5x	7.6x	7.4x
Isle of Capri Casinos, Inc.	5.8x	6.0x	5.8x
Mean	7.6x	7.6x	7.2x
Median	7.6x	7.6x	7.4x

(a)
Pro forma for acquisition of Harrah's St. Louis.

(b)
Pro forma for acquisition of Peninsula Gaming, LLC.

(c)
Pro forma for acquisition of Riverwalk Casino.

        Based on the foregoing calculations and its professional judgment, Centerview applied EBITDA multiples of 6.5x to 8.0x to the Company's estimated EBITDA for 2012 and applied EBITDA multiples of 6.00x to 7.50x to the Company's estimated EBITDA for 2013 in order to calculate implied equity value per share ranges. The results of this analysis implied an equity per share range for the Company's common stock of $15.25 to $29.00 using 2012 estimated EBITDA and $9.00 to $23.50 using 2013 estimated EBITDA.

          Precedent Control Premium

        Centerview performed a precedent control premiums analysis based on premiums paid in certain U.S. public merger and acquisition transactions since 2002 involving target companies in the gaming, hotel and lodging, and recreation and leisure businesses with transaction values above $100 million.

        The implied premiums in this analysis were calculated by comparing the per share Merger Consideration to the target companies' (i) closing share price one day prior to announcement, and (ii) closing share price for the one-week period prior to announcement. The median of premiums ranged from 20.9% to 27.00% and the mean of premiums ranged from 26.9% to 30.2%.

        Centerview applied a 15%-40% range of premiums to the share price for the Company as of December 19, 2012. The results of the analysis implied an equity value per share range for the Company's common stock of $25.25 to $30.75.

          Transactions Comparable

        Centerview reviewed and analyzed selected recent business combinations involving companies in the gaming industry it viewed as generally relevant in evaluating the Merger. In performing this analysis, Centerview analyzed certain financial information and transaction multiples relating to the companies involved in the selected transactions and compared such information to the corresponding information in the Merger.

        Specifically, Centerview reviewed seven business combinations since 2009 greater than $100 million in transaction value and involving companies in the gaming operator industry. To the extent publicly available, Centerview reviewed, among other things, the enterprise values of the targets implied by the transactions as a multiple of the target's last twelve months' EBITDA.

        Centerview calculated the following multiples for the selected transactions used in its analysis:

Announcement Date	Acquiror	Target	Implied Enterprise Value/LTM EBITDA
10/05/2012	Churchill Downs Incorporated	Riverwalk Casino	7.4x
05/16/2012	Boyd Gaming Corporation	Peninsula Gaming, LLC	7.0x
05/07/2012	Penn National Gaming, Inc.	Harrah's St. Louis	7.8x
06/16/2011	Boyd Gaming Corporation	IP Biloxi	7.0x
09/13/2010	Churchill Downs Incorporated	Harlow's Casino Resort & Hotel	6.0x
09/09/2010	Delaware North Companies	Jumer's Casino & Hotel	9.0x
06/18/2009	Peninsula Gaming, LLC	Amelia Belle	5.5x
	Mean		7.1x
	Median		7.0x

        Based on the foregoing calculations and its professional judgment, Centerview applied multiples of 7.0x to 8.0x to the Company's last twelve months of EBITDA in order to calculate an implied equity value per share range. The results of this analysis implied an equity value per share range for the Company's common stock of $21.25 to $30.25.

          Discounted Cash Flow Analysis

        Centerview performed a discounted cash flow analysis of the Company, which included calculating the standalone, unlevered, after-tax free cash flows (less stock-based compensation) that the Company could generate through December 31, 2017 and taking into account certain tax benefits relating to goodwill amortization available to the Company. Centerview also calculated terminal values for the Company in 2017, by applying an EBITDA exit multiple range, based on its professional judgment, of 6.25x to 7.25x to the Company's estimated 2017 EBITDA through 2022. The standalone, unlevered, after-tax free cash flows, tax benefits and terminal values were discounted to present value using discount rates ranging from 7.5% to 8.5%, which were based on a weighted average cost of capital analysis of the Selected Companies used in the Trading Comparable Analysis described above. The results of this analysis implied an equity value per share range for the Company's common stock of $25.25 to $36.75 using the Base Case Projections and $18.25 to $29.00 using the Alternate Case Projections.

          Miscellaneous

        As described above, the Centerview opinion was one of many factors taken into consideration by the Board in making the determination to approve the Merger Agreement. Consequently, the analysis described above should not be viewed as determinative of the opinion of the Board. The Merger Consideration was determined through arms-length negotiations between the Company and Parent and was approved by the Board. Centerview provided advice to the Company during these negotiations.

Centerview did not, however, recommend any specific amount of consideration to the Board or that any specific merger consideration constituted the only appropriate consideration for the Merger.

        Pursuant to a letter agreement dated October 17, 2012, as amended on November 2, 2012, the Company engaged Centerview to act as one of its financial advisors in connection with the potential transaction. Pursuant to the terms of this engagement letter, the Company agreed to pay Centerview an aggregate fee of 0.4% of the aggregate consideration paid in the Merger (including the value of the Company's debt), of which $3,000,000 was paid upon Centerview's rendering of its opinion and the remainder is payable upon the consummation of the Merger. In addition, the Company has agreed to reimburse Centerview's reasonable expenses, including expenses of legal counsel, in connection with this engagement and to indemnify Centerview and related persons against various liabilities, including certain liabilities under the U.S. federal securities laws.

        Centerview is a securities firm engaged directly and through affiliates in a number of investment banking, financial advisory and merchant banking activities. In the past two years, Centerview has provided financial advisory services to the Estate in connection with, among other things, the Company's repurchase of shares from the Estate. Although Centerview has not provided services to Parent or its affiliates during the past two years, Centerview may provide investment banking and other services to the Company or Parent or their respective affiliates in the future, for which it may receive compensation.

        Centerview is an internationally recognized investment banking firm providing a full range of financial advisory and securities services. Centerview was selected to act as investment banker to the Company because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions.

Projections

        The Company does not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year due to the unpredictability of the underlying assumptions and estimates. However, the Company provided certain non-public financial information to Lazard and Centerview in their capacities as our financial advisors, specifically projections prepared by the Company's management for the Company's standalone financial performance for fiscal years 2012 through 2017. These projections included two scenarios: a base case set of projections prepared in a manner consistent with the methodologies used historically by the Company for its internal forecasting and budgeting purposes (the "Base Case Projections"); and an alternative case set of projections that included a 5% negative Adjusted EBITDA adjustment to the Base Case in 2015, a 7.5% negative Adjusted EBITDA adjustment in 2016 and a 10% negative Adjusted EBITDA adjustment in 2017 (the "Alternate Case Projections" and, together with the Base Case Projections, the "Projections"). The Alternate Case Projections were intended to capture legislative and other general risks that may affect the Company's financial performance, but did not assume negative outcomes with respect to any specific potential risks or all such potential risks, nor were they intended to reflect a "worst case" scenario. The Company provided both Bidder 1 and Parent with the fiscal 2013 portion of the Base Case Projections at the time of their respective management presentations and provided the full set of the Base Case Projections to Parent when the same were provided to Centerview and Lazard.

        The assumptions upon which the Projections were based necessarily involve judgments with respect to, among other things, future economic and competitive conditions and financial market conditions, which are difficult to predict accurately and many of which are beyond our control.

        The Projections were provided to Centerview and Lazard and used in performing the financial analyses described in the subsections entitled "—Opinion of Lazard Frères & Co. LLC" and "—Opinion of Centerview Partners LLC." Centerview and Lazard were advised to rely on, and did rely on, the Projections in their financial analyses and fairness opinions. The Projections were also reviewed by the Board when considering the Merger and the Board's recommendation to the Company's stockholders. There can be no assurance that the Projections will be realized, however, and actual results may vary materially from those shown. Important factors that may affect actual results and result in the Projections not being achieved include, but are not limited to, the risks described in the Company's most recent annual and quarterly reports filed with the SEC on Forms 10-K and 10-Q, respectively, and in this proxy statement under the heading "Cautionary Statement Concerning Forward-Looking Information." The Projections cover multiple years and by their nature become subject to greater uncertainty with each successive year. Furthermore, and for the same reasons, the Projections should not be construed as commentary by the Company's management as to how management expects the Company's actual results to compare to Wall Street research analysts' estimates.

        The Projections included in this proxy statement are the complete set of projections prepared by the Company and provided to Centerview, Lazard, Parent and the Board. The Projections have been prepared by, and are the responsibility of, the Company's management. The Projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles. Ernst & Young LLP, the Company's independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the Projections and does not express an opinion or any form of assurance with respect thereto. The Projections are not being included in this proxy statement to influence a Company stockholder's decision whether to vote in favor of the proposal to approve the Merger Agreement, but because the Projections represent an assessment by our management of future cash flows that was used in the financial analyses of Lazard and Centerview and on which the Board relied in making its recommendation to the Company's stockholders.

        The inclusion of the Projections in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied on as such. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date such Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. We do not intend to make publicly available any update or other revision to the Projections, except as required by law. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of the Company compared to the information contained in the Projections or that projected results will be achieved. The Company has made no representation to Parent, in the Merger Agreement or otherwise, concerning the Projections. The Projections are set forth below in full.

        Company stockholders are cautioned not to place undue reliance on the projected financial information included in this proxy statement.

Projected Financial Information

Base Case Projections
($ in millions)

	Fiscal Year Ending December 31,									CAGR
	2009A	2010A	2011A	2012E	2013E	2014E	2015E	2016E	2017E	'09A-'12E	'12E-'17E
St. Charles	$291	$267	$270	$268	$260	$279	$287	$293	$299	(2.6)%	2.2%
Kansas City	230	223	226	212	213	217	224	228	233	(2.8)%	1.9%
Council Bluffs	156	154	165	166	167	170	175	179	183	2.0%	1.9%
Vicksburg	120	115	118	120	118	120	124	126	129	(0.1)%	1.4%
Black Hawk	103	152	153	159	162	166	171	174	178	15.5%	2.2%
Jackpot Properties	63	61	61	58	60	61	63	65	66	(2.6)%	2.5%
East Chicago	252	217	222	210	207	209	215	220	224	(5.8)%	1.3%
Lake Charles	—	—	—	—	—	72	295	304	313	NA	NA

Total Revenue	$1,215	$1,189	$1,215	$1,194	$1,187	$1,294	$1,554	$1,588	$1,623	(0.6)%	6.3%
% Growth		(2.2)%	2.1%	(1.7)%	(0.6)%	9.1%	20.1%	2.2%	2.2%
% Growth excl. Lake Charles		(2.2)%	2.1%	(1.7)%	(0.6)%	3.0%	3.0%	2.0%	2.0%	(0.6)%	1.9%
St. Charles	$99	$87	$97	$96	$93	$102	$106	$108	$111	(0.8)%	2.9%
Kansas City	78	74	81	76	77	79	82	84	86	(0.7)%	2.4%
Council Bluffs	59	58	66	69	69	71	74	75	77	5.6%	2.3%
Vicksburg	50	53	56	55	54	55	57	58	60	3.2%	1.7%
Black Hawk	35	49	53	58	59	61	63	65	67	17.7%	3.0%
Jackpot Properties	20	17	20	17	18	19	20	20	21	(4.3)%	3.9%
East Chicago	49	30	40	39	38	38	41	42	44	(7.6)%	2.6%
Lake Charles	—	—	—	—	—	26	92	96	100	NA	NA
Corporate and Other	(42)	(45)	(48)	(51)	(55)	(56)	(58)	(60)	(61)	6.3%	3.8%

Total Adjusted EBITDA(a)	$347	$323	$365	$359	$353	$394	$476	$490	$504	1.2%	7.0%
% Margin	28.5%	27.2%	30.1%	30.1%	29.7%	30.4%	30.6%	30.8%	31.0%
% Growth		(6.7)%	12.9%	(1.7)%	(1.7)%	11.7%	20.9%	2.9%	2.9%
% Growth excl. Lake Charles		(6.7)%	12.9%	(1.7)%	(1.7)%	4.2%	4.6%	2.5%	2.5%	1.2%	2.4%
Lake Charles Development(b)	—	—	—	$88	$237	$256	—	—	—	NA	(100.0)%
Maintenance and Other	137	58	83	36	60	68	60	60	81	(36.2)%	17.9%

Total Capital Expenditures	$137	$58	$83	$123	$297	$324	$60	$60	$81	(3.4)%	(8.0)%

% of Revenue	11.2%	4.9%	6.8%	10.3%	25.0%	25.0%	3.9%	3.8%	5.0%
% of Revenue excl. Lake Charles	11.2%	4.9%	6.8%	3.0%	5.1%	5.6%	4.8%	4.7%	6.2%

(a)
Reconciliation of this non-GAAP financial measure to GAAP basis net income is provided below.

(b)
Includes $32.5 million purchase price and $25.0 million in construction escrow deposits and excludes capitalized interest.

        Set forth below is a reconciliation of Base Case Projections Adjusted EBITDA to GAAP net income based on financial information available to, or projected by, the Company (totals may not add due to rounding):

	Fiscal Year Ending December 31,
	2009A	2010A	2011A	2012E	2013E	2014E	2015E	2016E	2017E
Net (loss) income	$(5)	$9	$7	$82	$70	$91	$135	$134	$148
Income tax (benefit) provision	(2)	12	28	32	50	63	94	93	103
Interest expense, net of capitalized interest	107	121	107	115	114	114	115	131	127
Interest income	(1)	—	—	—	—	—	—	(1)	(1)
Other	(2)	(1)	1	(1)	—	—	—	—	—
Impairment of goodwill	112	21	—	—	—	—	—	—	—
Impairment of other intangible assets	—	35	—	—	—	—	—	—	—
Impairment of fixed assets	4	—	—	1	—	—	—	—	—
Depreciation and amortization	107	109	106	106	101	100	116	116	112
Stock-based compensation	13	14	24	18	16	16	16	16	16
Deferred compensation plan expense	2	2	—	1	—	—	—	—	—
Loss on early retirement of debt	5	—	85	—	—	—	—	—	—
Non-operational professional fees	—	2	7	6	1	—	—	—	—
One-time property tax adjustment	1	—	—	—	—	—	—	—	—
Black Hawk pre-opening costs	4	—	—	—	—	—	—	—	—
Lake Charles pre-opening costs	—	—	—	—	—	9	—	—	—

Total Adjusted EBITDA	$347	$323	$365	$359	$353	$394	$476	$490	$504

Alternate Case Projections
($ in millions)

	Fiscal Year Ending December 31,									CAGR
	2009A	2010A	2011A	2012E	2013E	2014E	2015E	2016E	2017E	'09A-'12E	'12E-'17E
St. Charles	$99	$87	$97	$96	$93	$102	$106	$108	$111	(0.8)%	2.9%
Kansas City	78	74	81	76	77	79	82	84	86	(0.7)%	2.4%
Council Bluffs	59	58	66	69	69	71	74	75	77	5.6%	2.3%
Vicksburg	50	53	56	55	54	55	57	58	60	3.2%	1.7%
Black Hawk	35	49	53	58	59	61	63	65	67	17.7%	3.0%
Jackpot Properties	20	17	20	17	18	19	20	20	21	(4.3)%	3.9%
East Chicago	49	30	40	39	38	38	41	42	44	(7.6)%	2.6%
Lake Charles	—	—	—	—	—	26	92	96	100	NA	NA
Corporate and Other	(42)	(45)	(48)	(51)	(55)	(56)	(58)	(60)	(61)	6.3%	3.8%

Adjusted EBITDA—Base Case(a)	$347	$323	$365	$359	$353	$394	$476	$490	$504	1.2%	7.0%
% Growth	—	(6.7)%	12.9%	(1.7)%	(1.7)%	11.7%	20.9%	2.9%	2.9%
% Growth excl. Lake Charles	—	(6.7)%	12.9%	(1.7)%	(1.7)%	4.2%	4.6%	2.5%	2.5%
EBITDA Adjustment	—	—	—	—	—	—	(24)	(37)	(50)

Adjusted EBITDA—Alternate Case	$347	$323	$365	$359	$353	$394	$452	$453	$453	1.2%	4.8%

% Growth		(6.7)%	12.9%	(1.7)%	(1.7)%	11.7%	14.9%	0.2%	0.1%

(a)
Reconciliation of this non-GAAP financial measure to GAAP basis net income is provided below.

        Set forth below is a reconciliation of Adjusted Case Projections Adjusted EBITDA to GAAP net income based on financial information available to, or projected by, the Company (totals may not add due to rounding):

	Fiscal Year Ending December 31,
	2009A	2010A	2011A	2012E	2013E	2014E	2015E	2016E	2017E
Net (loss) income	$(5)	$9	$7	$82	$70	$91	$121	$113	$118
Income tax (benefit) provision	(2)	12	28	32	50	63	84	78	82
Interest expense, net of capitalized interest	107	121	107	115	114	114	115	131	127
Interest income	(1)	—	—	—	—	—	—	(1)	(1)
Other	(2)	(1)	1	(1)	—	—	—	—	—
Impairment of goodwill	112	21	—	—	—	—	—	—	—
Impairment of other intangible assets	—	35	—	—	—	—	—	—	—
Impairment of fixed assets	4	—	—	1	—	—	—	—	—
Depreciation and amortization	107	109	106	106	101	100	116	116	112
Stock-based compensation	13	14	24	18	16	16	16	16	16
Deferred compensation plan expense	2	2	—	1	—	—	—	—	—
Loss on early retirement of debt	5	—	85	—	—	—	—	—	—
Non-operational professional fees	—	2	7	6	1	—	—	—	—
One-time property tax adjustment	1	—	—	—	—	—	—	—	—
Black Hawk pre-opening costs	4	—	—	—	—	—	—	—	—
Lake Charles pre-opening costs	—	—	—	—	—	9	—	—	—

Total Adjusted EBITDA	$347	$323	$365	$359	$353	$394	$452	$453	$453

Financing of the Merger

        The Company and Parent estimate that the total amount of funds required to complete the Merger and pay related fees and expenses will be approximately $1.03 billion. However, because the Merger would constitute an event of default under the Company's existing $1.4 billion senior credit facilities (the "Company Credit Facilities"), requiring the Company Credit Facilities to be repaid in full, the Merger Agreement and Debt Financing Commitment (as defined below) contemplate that we seek an amendment to the Company Credit Facilities to permit the Company Credit Facilities to stay in place and to increase the Company's borrowing capacity thereunder by $190 million (the "Company Credit Amendment"). Similarly, because the Merger would trigger the right of the holders of the Company's 7.50% Senior Notes due 2021 (the "Company Notes") to require us to repurchase the Company Notes at 101% of face value, the Merger Agreement and Debt Financing Commitment contemplate that, at the request and expense of Parent, the Company will commence a consent solicitation with respect to the Company Notes to waive the put right and revise certain restrictive covenants in the indenture governing the Company Notes (the "Note Consent"). On March 18, 2013, the Company commenced the solicitation for the Note Consent, which solicitation is scheduled to expire, unless extended, on April 2, 2013. In the event that the Company Credit Amendment and/or Note Consent are not obtained, Parent would cause the Company to refinance the entirety of the Company Credit Facilities and fund any put payments with respect to the Company Notes. In addition, Parent intends to seek an amendment to its own senior credit facilities (the "Parent Credit Facilities") to increase its borrowing capacity thereunder by $405 million (the "Parent Credit Amendment"). Finally, in connection with the Planned Merger, Parent intends to obtain an additional $315 million to fund a portion of the Merger Consideration and transaction costs through the issuance by HoldCo of $315 million of new senior notes.

        In connection with entering into the Merger Agreement, Parent entered into a commitment letter with JPMCB, Goldman Finance and certain of their respective affiliates, pursuant to which, among other things, each of JPMCB, Goldman Finance and/or their affiliates (and each additional commitment party who has executed a joinder to the debt financing commitment letter) have agreed to provide debt financing commitments that collectively will fund the Merger Consideration, pay transaction fees and expenses, provide working capital and funds for general corporate purposes after the Merger, and, to the extent necessary, refinance the existing indebtedness of the Company and Parent. The Merger Agreement permits Parent to amend the commitment letter so long as such amendment would not reasonably be expected to delay or prevent the completion of the Merger and such amended terms are not materially less beneficial to Parent. We refer to this commitment letter, as may be amended as contemplated by the Merger Agreement, as the Debt Financing Commitment. The financing commitments contemplated under the Debt Financing Commitment are referred to as the Debt Financing. Under the Merger Agreement, Parent must use its reasonable best efforts to complete the Debt Financing on the terms and conditions as set forth in the Debt Financing Commitment. See "The Merger Agreement—Financing" for additional information with respect to obligations of the Company and Parent in connection with the Debt Financing Commitment.

        The Debt Financing Commitment includes commitments from JPMCB, Goldman Finance and certain of their respective affiliates to:

  •
  In the event the Company Credit Amendment is obtained, arrange and provide a new term loan contemplated by the Company Credit Amendment;

  •
  In the event the Company Credit Amendment is not obtained, arrange and provide a new $1.590 billion credit facility for the Company;

  •
  In the event the Note Consent is not obtained, arrange and provide the Company with a bridge loan of up to $1.0504 billion to fund the repurchase of any Company Notes that are put to the Company;

  •
  In the event the Parent Credit Amendment is obtained, arrange and provide a new term loan contemplated by the Parent Credit Amendment;

  •
  In the event the Parent Credit Amendment is not obtained, arrange and provide Parent with a new $1.140 billion credit facility; and

  •
  In connection with the consummation of the Planned Merger, be engaged as underwriters or initial purchasers for the offer and sale of $315 million of new senior notes of HoldCo (or if such notes cannot be placed, provide HoldCo with a $315 million bridge loan).

        Each of JPMCB and Goldman Finance has committed on a several and not joint basis to provide 50% of the foregoing debt facilities and may invite other banks, financial institutions and institutional lenders to participate in one or more of the Debt Financings. JPMCB and Goldman Finance have since received commitments from other financial institutions to participate in the Debt Financings.

        If the Company is successful in obtaining the Note Consent, then, at Parent's option, Parent may elect to pursue the Alternative Merger structure pursuant to which HoldCo would be merged with and into the Company. Immediately following completion of the Alternative Merger, the Post-Effective Merger would be carried out, pursuant to which the Company would be merged with and into Parent and cease to exist as a separate entity.

        If the Company is successful in obtaining the Note Consent, and Parent elects to proceed with the Alternative Merger and the Post-Effective Merger, a single and more simplified financing structure may be implemented for the combined company whereby (i) the Company Credit Facilities and Parent Credit Facilities may be combined into a single new credit facility with Parent as the borrower and (ii) in lieu of proceeds from the HoldCo senior notes offering (or the bridge loan to HoldCo), Parent may receive gross proceeds from the offer and sale of an anticipated $590 million of new senior unsecured notes by Parent (or if such notes cannot be placed, a $590 million bridge facility of Parent).

        The commitments of JPMCB, Goldman Finance and the other commitment parties to provide the Debt Financing are subject to the satisfaction of customary conditions, including the following:

  •
  completion of customary definitive documentation relating to the various credit facilities;

  •
  the Merger shall have been consummated in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals and the Merger Agreement shall not have been amended or modified or any condition therein waived or consented to, to the extent such amendment, modification, consent or waiver is materially adverse to the lenders or the lead arrangers without the prior written consent of the lead arrangers;

  •
  all governmental and regulatory approvals, including gaming approvals, necessary for Parent to consummate the Debt Financing and the Merger shall have been obtained;

  •
  there shall not have occurred a Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company and its subsidiaries since December 20, 2012;

  •
  the initial lenders and the other commitment parties shall have received a certification as to the financial condition and solvency of Parent, the Company and HoldCo, in each case on a consolidated basis (after giving effect to the Merger and the incurrence of indebtedness related thereto);

  •
  after giving effect to the Merger, none of Parent, the Company or HoldCo shall have any outstanding indebtedness for borrowed money or preferred stock other than (a) the loans and other extensions of credit under the Debt Financing and (b) certain other scheduled indebtedness; and

  •
  all fees and expenses due and payable in connection with the Merger and the Debt Financing shall have been paid.

        In general, the Debt Financing Commitments will expire on the earliest of (a) 5:00 p.m. (New York City time) on September 21, 2013, (b) the termination of the Merger Agreement, (c) the closing of the Merger, and (d) the date upon which the Company is successful in obtaining the Note Consent and Parent has obtained a commitment letter with respect to a simpler financing structure for the combined company as described above.

        The Merger is not conditioned on Parent obtaining the Debt Financing described above and if the Merger Agreement is terminated due to Parent's inability to obtain adequate financing, then Parent will be obligated under certain circumstances to pay the Company a reverse termination fee of $85,000,000.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that certain of the Company's directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board is aware of these interests and considered them, among other matters, in reaching the decision to approve the Merger Agreement and recommend that the Company's stockholders vote in favor of approving the Merger Agreement. See "—Background of the Merger" and "—Recommendation of the Board of Directors and Reasons for Recommending the Approval of the Merger Agreement" for a further discussion of these matters.

  Treatment of Outstanding Stock Options

        As described in "The Merger Agreement—Treatment of Common Stock, Options and Restricted Stock Units" beginning on page 62, the Merger Agreement provides that, as of the effective time of the Merger, each outstanding Company stock option, whether vested or unvested, shall be cancelled and converted into the right to receive an amount in cash (without interest, and subject to deduction of any required withholding taxes) equal to the product of (i) the excess of the Merger Consideration over the exercise price per share of such Company stock option and (ii) the number of shares subject to such Company stock option, provided that if the exercise price per share of any such Company stock option is equal to or greater than the Merger Consideration, such Company stock option will be cancelled without any cash payment made; provided, further, that, with one exception that is scheduled in the Merger Agreement, in the case of options granted after the date of the Merger Agreement, only that portion of those options that would have vested on or before the first anniversary of the applicable grant date will be cashed out, and the remaining portion of those options will be cancelled without consideration at the effective time of the Merger.

        The following table sets forth, for each of our directors and executive officers holding stock options as of March 15, 2013, the aggregate number of shares of Company common stock subject to vested or unvested options that have a per share exercise price lower than the Merger Consideration and the aggregate amount payable in the Merger with respect to such stock options.

	Vested Stock Options		Unvested Stock Options
Name	Company Shares	Value	Company Shares	Value
Executive Officers
Gordon R. Kanofsky	352,384	$3,083,900	548,326	$4,869,317
Larry A. Hodges	152,244	$1,614,812	392,462	$3,480,106
Thomas M. Steinbauer	108,296	$639,808	250,151	$2,209,955
Peter C. Walsh	164,466	$1,230,281	251,442	$2,225,784
Non-Employee Directors
Carl Brooks	33,124	$154,416	13,836	$120,819
Luther P. Cochrane	30,724	$179,928	13,836	$120,819
Leslie Nathanson Juris	43,124	$360,641	13,836	$120,819
J. William Richardson	41,324	$541,554	13,836	$120,819

  Treatment of Outstanding Restricted Stock Units

        At the effective time of the Merger, each outstanding restricted stock unit granted under any of the Company stock plans, whether vested or unvested, shall be cancelled and converted into the right to receive an amount in cash (without interest, and subject to deduction of any required withholding taxes) equal to the product of (i) the Merger Consideration and (ii) the number of shares subject to such restricted stock unit; provided, however, that, with one exception that is scheduled in the Merger Agreement, in the case of restricted stock units granted after the date of the Merger Agreement, only that portion of those restricted stock units that would have vested on or before the first anniversary of the applicable grant date will be cashed out, and the remaining portion of those restricted stock units will be cancelled without consideration at the effective time of the Merger. See "The Merger Agreement—Treatment of Common Stock, Options and Restricted Stock Units" beginning on page 62 for additional information.

        The following table sets forth the aggregate number of restricted stock units held by each of our directors and executive officers as of March 15, 2013 and the aggregate amount payable in the Merger with respect to such restricted stock units.

	Restricted Stock Units
	Vested		Unvested
Name	Company Shares	Value	Company Shares	Value
Executive Officers
Gordon R. Kanofsky	68,999	$1,828,474	134,968	$3,576,652
Larry A. Hodges	6,941	$183,937	96,856	$2,566,684
Thomas M. Steinbauer	4,495	$119,118	62,595	$1,658,768
Peter C. Walsh	4,495	$119,118	64,411	$1,706,892
Non-Employee Directors
Carl Brooks	—	—	10,496	$278,144
Luther P. Cochrane	—	—	10,496	$278,144
Leslie Nathanson Juris	—	—	10,496	$278,144
J. William Richardson	—	—	10,496	$278,144

  Severance Arrangements

        Each of the named executive officers is entitled to receive certain severance payments and other benefits upon a termination of his employment in specified circumstances pursuant to the Company's Change in Control Severance Plan (the "Severance Plan"). The Board adopted the Severance Plan in 2007, and the Severance Plan was amended and restated in October 2011, primarily to make certain technical and clarifying changes but which amendment had no effect on the kind or amount of benefits payable under the Severance Plan. The Severance Plan was adopted in an effort to preserve executive productivity and encourage retention during critical periods by providing reasonable compensation and continuity of benefits to certain senior-level employees of the Company and its subsidiaries upon certain "change in control" events involving the Company. The Severance Plan covers, among other employees, each of the Company's current named executive officers, with the exception of Mr. Steinbauer, who elected, at the time the Severance Plan was initially adopted, to retain the severance benefits in his existing employment agreement in lieu of participating in the Severance Plan.

        All compensation and benefits provided to participants under the Severance Plan are in lieu of, and not in addition to, any severance or other termination pay or benefits payable specifically as a result of a change in control or a termination of employment within a specified period following a change in control that are provided for in any employment agreement between the Company or one of its subsidiaries and a participant. Under the Severance Plan, upon the occurrence of a change in control, except as otherwise expressly provided in the applicable plan document or award agreement, all outstanding and unvested stock options and restricted stock awards held by each participant will become vested and non-forfeitable, without regard to whether the participant's employment is terminated.

        The Severance Plan provides for additional compensation on a double-trigger basis. In the event that a participant's employment is terminated within a one-year period following a change in control by a participant for a defined "Good Reason," or by the Company for any reason other than "Cause" or the participant's death or "Disability" (each as defined in the Severance Plan), the participant will be entitled to a lump-sum cash payment, payable within 10 days following the participant's last day of employment, equal to:

  •
  if the participant is employed in a position above the Senior Vice President level (Messrs. Kanofsky and Hodges), two times the sum of the participant's (i) then-current annual base salary and (ii) target annual incentive bonus; plus a prorated target annual incentive bonus for the year in which the participant's employment termination date occurs; and

  •
  if the participant is employed at the Senior Vice President level (Mr. Walsh), one and one-half times the sum of the participant's (i) then-current annual base salary and (ii) target annual incentive bonus; plus a prorated target annual incentive bonus for the year in which the participant's termination date occurs.

        For 18 months, in the case of participants employed at the Senior Vice President level or higher, following a participant's last day of employment, the participant and his or her eligible dependents will be entitled to cash payments sufficient to continue to participate in the Company's primary and supplemental executive health benefit plans as in effect immediately prior to the change in control, pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). While not a participant in the Severance Plan, Mr. Steinbauer's employment agreement includes a similar benefit during COBRA eligibility, with an additional right to receive in a lump sum the estimated excess cost (over COBRA premiums) of individual health insurance substantially equivalent to the Company's primary and supplemental executive health benefits for an additional 18 months following the expiration of his COBRA eligibility. In addition, pursuant to his employment agreement (and without regard to whether a change in control has occurred), if Mr. Steinbauer's employment is terminated without cause, or if Mr. Steinbauer terminates his employment for any reason, including retirement, voluntary resignation, death or disability, Mr. Steinbauer is entitled to receive a lump-sum cash severance payment of $275,000.

        If a participant in the Severance Plan becomes subject to the excise tax on "excess parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will reimburse the participant for an amount equal to the amount of any such taxes imposed or to be imposed on the participant, and will "gross up" the tax reimbursement by paying the participant an additional amount equal to the total amount of any additional taxes (including income taxes, excise taxes, special taxes and employment taxes) that are payable by the participant as a result of the tax reimbursement, such that after payment of such additional taxes the participant will have received on a net after-tax basis an amount equal to the tax reimbursement, provided that the total value of the parachute payments exceeds the amount that could be paid to the employee without triggering the excise tax by the lesser of 10% or $100,000. If this threshold is not met, the payments due under the Severance Plan are reduced to the amount that could be paid to the employee without triggering the excise tax so that no excise tax is incurred and no gross-up is required. Assuming the Merger closes on June 30, 2013 and the named executive officers' employment terminated on that date, it is estimated that only Mr. Hodges would be entitled to be grossed up. The tax gross-up is estimated to be $2,077,462.

        Severance payments to the named executive officers will generally be delayed by six months to comply with Section 409A of the Code.

        None of our directors or executive officers has had any discussions with Parent regarding any arrangements, understandings or agreements with respect to continued employment or service as a board member or otherwise following the closing of the Merger.

  Golden Parachute Compensation

        The descriptions immediately above and the quantifications of the payments in the table below are intended to comply with Item 402(t) of Regulation S-K of the Exchange Act, which requires disclosure of information about compensation and benefits that each of the Company's named executive officers may receive in connection with the Merger. This compensation is referred to as "golden parachute" compensation by applicable SEC disclosure rules, and such compensation is subject to a non-binding, advisory vote of the Company's stockholders, as described below in the section "Advisory Vote Regarding Merger-Related Compensation (Say-on-Golden Parachute Compensation)" beginning on page 77.

Name	Cash Severance ($)(1)	Equity Awards ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(2)		Tax Reimbursement ($)		Other ($)	Total ($)
Gordon R. Kanofsky	$4,131,000	$13,358,343	0	$56,301		0		0	$17,545,644
Larry A. Hodges	$3,375,000	$7,845,538	0	$43,385		$2,077,462	(3)	0	$13,341,385
Thomas M. Steinbauer	$275,000	$4,627,649	0	$43,385	(4)	0		0	$4,946,034	(4)
Peter C. Walsh	$1,665,000	$5,282,074	0	$56,301		0		0	$7,003,375

(1)
Assumes the Merger closes on June 30, 2013 and the named executive officer's employment is terminated on that date.

(2)
Represents estimated amount of payments for continued health coverage for the named executive officers and their covered dependents for 18 months following termination of their employment, based on the Company's current COBRA rates.

(3)
The tax gross-up is based on an assumed closing date and termination of employment on June 30, 2013, the Section 4999 excise tax rate of 20%, a 39.6% federal income tax rate, a 2.35% Medicare tax rate and no state income tax.

(4)
Mr. Steinbauer is also entitled to receive an additional lump-sum payment equal to the difference between (i) the estimated cost (as determined in good faith by the Company, and after taking into account the availability of Medicare benefits) for Mr. Steinbauer to obtain and maintain, for 18 months following the expiration of his right to COBRA continuation coverage, individual health insurance for himself and his eligible dependents substantially equivalent to the coverage provided under the Company's primary and supplemental executive group health benefits plans at that time and (ii) the cost of 18 months of premiums (based on the coverage provided to Mr. Steinbauer and his eligible dependents at that time) payable for COBRA coverage under the Company's primary and supplemental executive group health benefits plans at that time. This additional lump-sum amount payable to Mr. Steinbauer is not yet determinable.

  Employee Benefits

        The Merger Agreement requires Parent or the surviving corporation to continue to provide certain compensation and benefits for a period of one year from the consummation of the Merger, as well as take certain actions in respect of employee benefits provided to the Company's employees, including its executive officers. For a more detailed description of these requirements, please see "The Merger Agreement—Employee Benefit Matters" beginning on page 69.

  Indemnification of Directors and Officers

        The Merger Agreement provides for director and officer indemnification and insurance. We describe these provisions in "The Merger Agreement—Indemnification, Exculpation and Insurance" beginning on page 70.

  Intent to Vote in Favor of the Merger

        As of March 22, 2013, the record date for the Special Meeting, our current directors and executive officers owned, in the aggregate, 555,300 outstanding shares of Company common stock, or collectively approximately 1.7% of the outstanding shares of Company common stock.

        Our current directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the approval of the Merger Agreement because they believe that the Merger is in the best interests of the Company and its stockholders.

Dividends

        Pursuant to the Merger Agreement, the Company is prohibited from declaring any dividends following execution of the Merger Agreement on December 20, 2012 with respect to any of its capital stock (except for (i) quarterly cash dividends of $0.125 per share on the shares and (ii) any dividend or distribution by a subsidiary of the Company to the Company or to other subsidiaries).

Regulatory Approvals

        The Merger cannot be completed until the applicable waiting period under the HSR Act has expired or been terminated. The parties filed Notification and Report Forms under the HSR Act on January 11, 2013. On February 11, 2013, the parties received a request for additional information and documentary materials (a "Second Request") from the FTC regarding the transaction. The effect of the Second Request was to extend the waiting period imposed by the HSR Act until 30 days after each party has substantially complied with the Second Request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. The parties have been working to expeditiously respond to the Second Request and continue to work cooperatively with the FTC in connection with this review. The parties continue to expect the transaction to close during the second or third quarter of 2013.

        In addition, both our gaming operations and those of Parent are subject to extensive regulation, and each of us hold registrations, approvals, gaming licenses or permits in each jurisdiction in which we or they operate gaming activities. In each of these jurisdictions, certain regulatory requirements must be complied with and/or certain approvals must be obtained in connection with the Merger.

        Under the Merger Agreement, the Merger cannot be completed until Parent, HoldCo and Merger Sub have obtained the requisite gaming approvals from the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Louisiana Gaming Control Board and the Nevada Gaming Commission. Parent, HoldCo and Merger Sub have applied for all such requisite gaming approvals, but as of the date of this proxy statement, have not yet obtained the foregoing gaming approvals. Approval from the Colorado Limited Gaming Control

Commission is also required, but such approval is not required to be obtained prior to the closing of the Merger. Parent expects to apply for such approval promptly.

        Under the Merger Agreement, Parent must take all action that is necessary, proper or advisable under all antitrust laws and/or applicable gaming laws to consummate the Merger, including using its reasonable best efforts to obtain as promptly as practicable the expiration of all waiting periods and obtain all approvals and consents required to consummate the Merger, including, if necessary (i) placing particular assets or an operating property in trust upon the closing pending subsequent gaming approval, (ii) agreeing to sell, divest, or otherwise convey particular assets or an operating property of Parent and its subsidiaries, and (iii) agreeing to sell, divest, or otherwise convey particular assets or an operating property of the Company and its subsidiaries, contemporaneously with or subsequent to the effective time. However, Parent shall not be required to divest or place in trust, or permit the Company to divest or place in trust, more than two operating properties (and under no circumstances more than one operating property in any one state).

        If the Merger Agreement is terminated for failure to obtain gaming regulatory approvals, Parent must pay to the Company a reverse termination fee of $85,000,000.

Certain Material U.S. Federal Income Tax Consequences of the Merger

        The following is a general summary of certain material U.S. federal income tax consequences to holders of shares of Company common stock upon the exchange of shares of Company common stock for cash pursuant to the Merger. This summary is not a complete analysis of all potential U.S. federal income tax consequences, nor does it address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws. This summary is based on the Code, Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to differing interpretations and/or change at any time (possibly with retroactive effect). This summary assumes that holders own shares of Company common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address U.S. federal income tax considerations that may be relevant to a holder in light of the holder's particular circumstances, including without limitation, holders of shares of Company common stock received in connection with the exercise of employee stock options or otherwise as compensation, holders that validly exercise their rights under Nevada law to dissent from the Merger, holders that hold or have held more than 5% of all shares of Company common stock or holders subject to special treatment under U.S. federal income tax law (such as insurance companies, banks, tax-exempt entities, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, tax-deferred or other retirement accounts, holders subject to the alternative minimum tax, U.S. persons that have a functional currency other than the U.S. dollar, U.S. expatriates and certain former citizens or residents of the United States, "controlled foreign corporations," "passive foreign investment companies," or holders that hold shares of Company common stock as part of a hedge, straddle, integration, constructive sale or conversion transaction).

        We have not sought and will not seek any opinion of counsel or any ruling from the Internal Revenue Service with respect to the matters discussed herein. We urge holders of shares of Company common stock to consult their tax advisors with respect to the specific tax consequences to them of the Merger in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws.

        As used in this discussion, a "U.S. Holder" is any beneficial owner of shares of Company common stock who is treated for U.S. federal income tax purposes as:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity taxed as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (a) a U.S. court can exercise primary supervision over the administration of the trust and one or more "United States persons" (within the meaning of the Code) control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a "United States person."

        A "Non-U.S. Holder" is any beneficial owner of shares of Company common stock who is not a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) or a U.S. Holder.

        If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such persons should consult their own tax advisors regarding the tax consequences of exchanging their shares of Company common stock for cash pursuant to the Merger.

  Characterization of the Merger

        For U.S. federal income tax purposes, Merger Sub (in the case of the Planned Merger) or HoldCo (in the case of the Alternative Merger) should be disregarded as a transitory entity, and the Merger should be treated as a taxable sale of the Company's common stock by holders of such stock and the Merger should not be treated as a taxable transaction to the Company.

  U.S. Holders

          Payments with Respect to Shares of Company Common Stock

        The exchange of shares of Company common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who receives cash for shares of Company common stock pursuant to the Merger will generally recognize gain or loss equal to the difference, if any, between the amount of cash received and the holder's adjusted tax basis in the shares of Company common stock exchanged therefor. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder's holding period for the shares of Company common stock is more than one year at the time of the exchange. Long-term capital gains recognized by an individual holder generally are subject to tax at reduced rates. There are limitations on the deductibility of capital losses.

          Backup Withholding Tax and Information Reporting

        Cash payments made with respect to shares of Company common stock in the Merger may be subject to information reporting, and such payments will be subject to U.S. federal backup withholding tax unless the U.S. Holder (i) furnishes an accurate taxpayer identification number or otherwise complies with applicable U.S. information reporting or certification requirements (typically, by completing and signing an IRS Form W-9) or (ii) is exempt from backup withholding tax and, when required, demonstrates such fact. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder's U.S. federal income tax liability, if any, provided that such U.S. Holder furnishes the required information to the Internal Revenue Service in a timely manner.

  Non-U.S. Holders

        Non-U.S. Holders should consult their own tax advisors to determine the specific U.S. federal, state, local and foreign tax consequences that may be relevant to them.

          Payments with Respect to Shares of Company Common Stock

        Payments made to a Non-U.S. Holder with respect to shares of Company common stock exchanged for cash pursuant to the Merger generally will be exempt from U.S. federal income tax, unless:

        (a)   any gain recognized on the exchange of shares of Company common stock is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to the Non-U.S. Holder's permanent establishment in the United States) in which event (i) the Non-U.S. Holder will be subject to U.S. federal income tax on such gain as described under "U.S. Holders," but such Non-U.S. Holder should provide an IRS Form W-8ECI instead of an IRS Form W-9, and (ii) if the Non-U.S. Holder is a corporation, it may be subject to branch profits tax on such gain at a 30% rate (or such lower rate as may be specified under an applicable income tax treaty);

        (b)   the Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year and certain other conditions are met, in which event the Non-U.S. Holder will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of the shares of Company common stock net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year; or

        (c)   our common stock constitutes a "United States real property interest" (a "USRPI") by reason of our status as a "United States real property holding corporation" (a "USRPHC") for U.S. federal income tax purposes, in which event any gain recognized on the exchange of shares of Company common stock would be treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States, subjecting the Non-U.S. Holder to the same general treatment as described in paragraph (a) above.

        With regard to paragraph (c) above, the determination of whether we are a USRPHC depends on the value of our USRPIs relative to the value of our other assets during certain relevant periods, and therefore there can be no assurance that we are not a USRPHC or will not become one prior to the Merger. Even if we are or were to become a USRPHC, gain arising from the sale by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if such class of stock is "regularly traded" on an "established securities market" and such Non-U.S. Holder owned, actually and/or constructively, 5% or less of such class throughout the shorter of the five-year period ending on the date of the sale or the Non-U.S. Holder's holding period for such stock. We believe our common stock is currently "regularly traded" on an "established securities market."

          Backup Withholding Tax and Information Reporting

        In general, a Non-U.S. Holder will not be subject to backup withholding and information reporting with respect to cash paid in exchange for Company common stock pursuant to the Merger if the Non-U.S. Holder has provided an IRS Form W-8BEN (or an IRS Form W-8ECI if the Non-U.S. Holder's gain is effectively connected with the conduct of a U.S. trade or business). If shares are held through a foreign partnership or other flow-through entity, certain documentation requirements also apply to the partnership or other flow-through entity. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Holder's U.S. federal income tax liability, if any, provided that such Non-U.S. Holder furnishes the required information to the Internal Revenue Service in a timely manner.

Delisting and Deregistration of the Company's Common Shares

        If the Merger is completed, the shares of Company common stock will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, shares of Company common stock will no longer be publicly traded, and the Company will no longer be required to file reports with the SEC, subject to any continuing obligation to do so under the Company's indenture governing the Company Notes (as defined above).

Litigation Relating to the Merger

        On December 24, 2012, December 28, 2012, January 10, 2013, January 15, 2013, and January 29, 2013, putative class action complaints captioned Joseph Grob v. Ameristar Casinos, Inc., et al., Case No. A-12-674101-B, Dennis Palkon v. Ameristar Casinos, Inc., et al., Case No. A-12-674288-B, West Palm Beach Firefighters' Pension Fund v. Ameristar Casinos, Inc., et al., Case No. A-13-674760-C, Frank J. Serano v. Ameristar Casinos, Inc., et al., Case No. A-13-675023-C, and Helene Hutt v. Ameristar Casinos, Inc., et al., Case No. A-13-675831-C, respectively, were filed in the District Court, Clark County, Nevada on behalf of an alleged class of the Company's stockholders. The complaints name as defendants the Company, all members of the Board, Parent, HoldCo and Merger Sub. Each of the complaints alleges that the members of the Board breached their fiduciary duties to the Company's stockholders in connection with the Merger and that the Company, Parent, HoldCo and Merger Sub aided and abetted the directors' alleged breaches of their fiduciary duties. Plaintiffs claim that the Merger is proposed at an unfair price, and involves an inadequate and unfair sales process, self-dealing, and unreasonable deal-protection devices. The complaints seek injunctive relief, including to enjoin or rescind the Merger, and an award of unspecified attorneys' and other fees and costs, in addition to other relief. Pursuant to stipulation, on January 16, 2013, the court ordered the actions consolidated under the caption, In re Ameristar Casinos, Inc. Shareholder Litigation, Case No. A-12-674101-B (the "Consolidated Shareholder Action") and established a leadership structure among plaintiffs' counsel.

        On February 19, 2013, the plaintiffs filed an Amended Complaint in the Consolidated Shareholder Action (the "Amended Complaint"). The Amended Complaint contains most of the allegations in the original complaints and adds new allegations that the Company's preliminary proxy statement omits or misrepresents material information about the allegedly unfair sales process, conflicts of interest, unfair consideration offered, and fairness analyses offered by the Company's financial advisors, Lazard and . Specifically, the plaintiffs allege that the Company's preliminary proxy statement omits or misrepresents information with respect to the following: (a) the fall and winter 2010 sales process (discussed on page 22), (b) the 2012 sales process (discussed on page 23), (c) analysis of the possibility of converting the Company into a REIT and/or seeking a gaming license in Massachusetts, and the bases for not pursuing them (discussed at page 25), (d) discussions between the Company's management and Parent with respect to post-Merger employment and other benefits, (e) whether any party is currently bound by standstill provisions in non-disclosure agreements that prevent them from making an offer to acquire the Company directly to the Company's stockholders, (f) certain information about the financial analyses used by Lazard in connection with its fairness opinion, (g) certain information about the financial analyses used by Centerview in connection with its fairness opinion, and (h) certain financial projections prepared and provided by management and relied upon by Lazard and Centerview. In addition, the Amended Complaint alleges there is no indication that the Board "gave good faith consideration to re-engaging the Transaction Committee that it had used in 2010 and 2011." The Amended Complaint also challenges the Board's decision not to pursue restructuring the Company into a REIT.

        The defendants have not yet responded to the Amended Complaint but are required to respond by April 5, 2013. The Company and the members of the Board, Parent, HoldCo and Merger Sub deny the material allegations of the Amended Complaint and intend to vigorously defend against the allegations.

        The parties appeared for a status hearing on March 14, 2013, at which the court, among other things, set a schedule for plaintiffs to seek a preliminary injunction to enjoin the Merger, with a hearing set for April 16, 2013.

THE MERGER AGREEMENT

        This section describes the material terms of the Merger Agreement. Because it is only a summary, it may not contain all of the information about the Merger Agreement that is important to you. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. We encourage you to read the entire Merger Agreement carefully. This section is not intended to provide you with any factual information about us. You can find such information elsewhere in this proxy statement and in the public filings we make with the SEC. Please see the section titled "Where You Can Find More Information," beginning on page 84.

Explanatory Note Regarding the Merger Agreement

        The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent, HoldCo and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent, HoldCo and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Structure and Effects of the Merger

        The Merger Agreement provides for the Merger to be carried out, on the terms and subject to the conditions in the Merger Agreement, as either (i) a Planned Merger, pursuant to which Merger Sub, an indirect wholly-owned subsidiary of Parent, will be merged with and into the Company, with the Company surviving the Planned Merger and continuing to exist as a wholly-owned subsidiary of HoldCo and an indirect wholly-owned subsidiary of Parent or (ii) at Parent's election under certain circumstances, an Alternative Merger pursuant to which HoldCo would be merged with and into the Company, with the Company surviving the Alternative Merger and continuing to exist as a wholly-owned subsidiary of Parent. Immediately following the completion of the Alternative Merger, the Post-Effective Merger would be carried out, pursuant to which the Company would be merged with and into Parent and the Company would cease to exist as a separate entity.

Closing and Effective Time

        The closing of the Merger will take place on the fourth business day following the date on which the last of the conditions to closing (described under "—Conditions to the Merger") have been satisfied or waived (to the extent permitted by applicable law) (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), unless another date, time or place is agreed to in writing by Parent and the Company. If, however, at the time such conditions to closing have been satisfied or waived, Parent and the lenders are engaged in a 10-business-day marketing period as contemplated by the Merger Agreement (the "Marketing Period") in connection with the Debt Financing, the closing of the Merger will take place on a date during the Marketing Period as specified by Parent upon three business days' prior notice or the first business day following the final day of the Marketing Period, whichever is earlier.

        The effective time of the Merger will occur at such date and time that the articles of merger are filed with the Secretary of State of the State of Nevada or as otherwise specified in the articles of merger.

Effects of the Merger; Directors and Officers; Articles of Incorporation; Bylaws

        The Merger Agreement provides for the Merger to be carried out, on the terms and subject to the conditions in the Merger Agreement, according to one of the following structures:

  Planned Merger

        Under the Planned Merger, Merger Sub, an indirect wholly-owned subsidiary of Parent, will be merged with and into the Company, with the Company, as the surviving corporation of the Planned Merger, continuing to exist as a wholly-owned subsidiary of HoldCo and an indirect wholly-owned subsidiary of Parent.

        The board of directors of the surviving corporation will, from and after the effective time of the Planned Merger, consist of the directors of Merger Sub until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the surviving corporation will, from and after the effective time of the Planned Merger, be the officers of the Company until their successors have been duly appointed and qualified or until their earlier death, resignation or removal.

        At the effective time of the Planned Merger, the articles of incorporation and bylaws of Merger Sub in effect immediately prior to such time will be the articles of incorporation and bylaws of the surviving corporation, until amended in accordance with their terms or by applicable law.

  Alternative Merger

        In lieu of the Planned Merger, under certain circumstances Parent may elect to pursue an Alternative Merger, pursuant to which HoldCo would be merged with and into the Company, with the Company, as the surviving corporation of the Alternative Merger. Immediately following the completion of the Alternative Merger, the Post-Effective Merger would be carried out, pursuant to which the Company would be merged into Parent and cease to exist as a separate entity.

        The board of directors of the surviving corporation will, from and after the effective time of the Merger, consist of the directors of HoldCo until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the surviving corporation will, from and after the effective time of the Alternative Merger, be the officers of the Company until their successors have been duly appointed and qualified or until their earlier death, resignation or removal.

        At the closing of the Post-Effective Merger, the articles of incorporation and bylaws of Parent in effect immediately prior to such time will be the articles of incorporation and bylaws of Parent as the surviving corporation of the Post-Effective Merger, until amended in accordance with their terms and as provided by applicable law. The board of directors and officers of Parent immediately prior to the closing of the Post-Effective Merger will continue to be the directors and officers of Parent as the surviving corporation of the Post-Effective Merger, until their respective successors are duly elected and qualified.

 Treatment of Common Stock, Options and Restricted Stock Units

  Common Stock

        At the effective time of the Merger, each share of the Company's common stock issued and outstanding immediately prior thereto will convert automatically into the right to receive the Merger Consideration, without interest and subject to deduction for any required withholding tax, other than (i) treasury shares, and (ii) shares held directly or indirectly by Parent, HoldCo, Merger Sub or any wholly-owned subsidiary of the Company. As of the effective time of the Merger, each share will automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration in respect of such share (other than (i) treasury shares, and (ii) shares held directly or indirectly by Parent, HoldCo, Merger Sub or any wholly-owned subsidiary of the Company).

  Stock Options

        At the effective time of the Merger, each outstanding Company stock option, whether vested or unvested, shall be cancelled and converted into the right to receive an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (i) the excess of the Merger Consideration over the exercise price per share of such Company stock option and (ii) the number of shares subject to such Company stock option, provided that if the exercise price per share of any such Company stock option is equal to or greater than the Merger Consideration, such Company stock option will be cancelled without any cash payment made; provided, however, that, with one exception that is scheduled in the Merger Agreement, in the case of options granted after the date of the Merger Agreement, only that portion of those options that would have vested on or before the first anniversary of the applicable grant date will be cashed out, and the remaining portion of those options will be cancelled without consideration at the effective time of the Merger.

  Restricted Stock Units

        At the effective time of the Merger, each outstanding restricted stock unit granted under any of the Company stock plans, whether vested or unvested, shall be cancelled and converted into the right to receive an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (i) the Merger Consideration and (ii) the number of shares subject to such restricted stock unit; provided, however, that, with one exception that is scheduled in the Merger Agreement, in the case of restricted stock units granted after the date of the Merger Agreement, only that portion of those restricted stock units that would have vested on or before the first anniversary of the applicable grant date will be cashed out, and the remaining portion of those restricted stock units will be cancelled without consideration at the effective time of the Merger.

Exchange and Payment Procedures

        Prior to the effective time of the Merger, Merger Sub will enter into an agreement with the Company's transfer agent to act as the paying agent for the Merger Consideration (which we refer to as the "Paying Agent"). At or prior to the effective time of the Merger, Parent will deposit, or will cause to be deposited, with the Paying Agent an amount in cash sufficient for the Paying Agent to make all payments to the holders of the Company's common stock.

        Promptly (but in any event within two business days) after the effective time of the Merger, each record holder of shares of Company common stock will be sent a letter of transmittal describing how it may exchange its shares of Company common stock for the Merger Consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the Paying Agent without a letter of transmittal.

        You will not be entitled to receive the Merger Consideration until you surrender your stock certificate or certificates (or submit an affidavit of loss in respect thereof as described below) along with a duly completed and executed letter of transmittal to the Paying Agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the certificate is properly endorsed or is otherwise in proper form for transfer. Holders of shares held in book-entry form will not be required to deliver a stock certificate or an executed letter of transmittal to the Paying Agent in order to receive the Merger Consideration. Upon completion of the Merger and the receipt by the Paying Agent of an "agent's message" (or such other evidence, if any, of surrender as the Paying Agent may reasonably request), the Paying Agent will issue and deliver to each holder of book-entry shares a check or wire transfer for the amount of Merger Consideration that such holder is entitled to receive.

        No interest will be paid or accrued on the cash payable as the Merger Consideration as provided above. Parent, the surviving corporation or the Paying Agent will be entitled to deduct and withhold any applicable taxes from the Merger Consideration. Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

        From and after the effective time of the Merger, there will be no transfers on the stock transfer books of the surviving corporation of shares of Company common stock that were outstanding immediately prior to the effective time of the Merger. If, after the effective time of the Merger, any person presents to the surviving corporation, Parent or the Paying Agent any certificates or any transfer instructions relating to shares cancelled in the Merger, such person will be given a copy of the letter of transmittal and told to comply with the instructions in that letter of transmittal in order to receive the cash to which such person is entitled.

        Any portion of the Merger Consideration deposited with the Paying Agent that remains unclaimed by former record holders of common stock for one year after the effective time of the Merger may be delivered to the surviving corporation. Record holders of common stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the Merger Consideration. None of the surviving corporation, Parent, the Paying Agent or any other person will be liable to any former record holders of Company common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Merger Consideration, you must provide an affidavit of the loss, theft or destruction and/or post a bond in a customary amount as indemnity against any claim that may be made with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

 Representations and Warranties

        The Merger Agreement contains representations and warranties made by the Company, Parent, HoldCo and Merger Sub to each other as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement (including the disclosure letters delivered by the Company and Parent in connection therewith). In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. The representations and warranties made by the Company to Parent, HoldCo and Merger Sub include representations and warranties relating to, among other things:

  •
  due organization, existence, good standing and authority to carry on the Company's and its subsidiaries' businesses;

  •
  the Company's capitalization, the absence of any other stock options, calls, warrants or other rights relating to the issued or unissued capital stock of the Company and the absence of encumbrances;

  •
  the Company's corporate power and authority to execute and deliver, to perform its obligations under and to consummate the transactions contemplated by the Merger Agreement, and the enforceability of the Merger Agreement against the Company;

  •
  the absence of violations of, or conflicts with, the governing documents of the Company and its designated subsidiaries, applicable law and certain agreements as a result of the Company entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement;

  •
  required consents of governmental entities;

  •
  the filing of required company reports and other documents with the SEC since January 1, 2009 and the compliance of such reports and documents with the applicable requirements of federal securities laws, rules and regulations and the accuracy and completeness of such reports and documents;

  •
  the preparation of the Company's financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 in compliance with GAAP and the preparation of the Company's unaudited quarterly financial statements filed with the SEC since December 31, 2011;

  •
  the Company's disclosure controls and procedures and internal controls over financial reporting;

  •
  the absence of undisclosed liabilities;

  •
  the accuracy of the information provided in this proxy statement;

  •
  the absence of any event, development or change in circumstances that constitutes a "Material Adverse Effect" (as defined below) since January 1, 2012;

  •
  the absence of legal proceedings and governmental orders against the Company or its subsidiaries;

  •
  compliance with applicable laws, licenses and permits, including applicable gaming laws;

  •
  employee benefit plans;

  •
  labor matters;

  •
  environmental matters;

  •
  tax matters;

  •
  material contracts;

  •
  insurance policies;

  •
  real property, vessels and personal property;

  •
  intellectual property;

  •
  state takeover statutes;

  •
  affiliate transactions;

  •
  the absence of any undisclosed brokers' or finders' fees;

  •
  the opinions of Lazard and Centerview; and

  •
  the acknowledgment by Parent, HoldCo and Merger Sub as to absence of any other representations and warranties.

        Many of the Company's representations and warranties are qualified as to, among other things, "materiality" or "Material Adverse Effect." For purposes of the Merger Agreement, "Material Adverse Effect" means any event, change, occurrence or effect that would have or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, other than any change, effect, event or occurrence resulting from:

  •
  changes in general economic, financial market, business or geopolitical conditions;

  •
  general changes or developments in any of the industries or markets in which the Company or its subsidiaries operate or intend to operate, including increased competition;

  •
  any actions required to be taken pursuant to the Merger Agreement to obtain any approval or authorization under applicable antitrust or competition laws or applicable gaming laws necessary for the consummation of the Merger;

  •
  changes in any applicable laws or applicable accounting regulations or principles or interpretations thereof;

  •
  any change in the price or trading volume of the Company's stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "Material Adverse Effect" may be taken into account in determining whether there has been a Material Adverse Effect);

  •
  any failure by the Company to meet any published analyst estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "Material Adverse Effect" may be taken into account in determining whether there has been a Material Adverse Effect);

  •
  any outbreak or escalation of hostilities or war or any act of terrorism or any other national or international calamity, crisis or emergency;

  •
  the announcement of the Merger Agreement and the transactions contemplated thereby, including the initiation of litigation by any person with respect to the Merger Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its subsidiaries due to the announcement and performance of the Merger Agreement or the identity of the parties to the Merger Agreement, or the performance of the Merger Agreement and the transactions contemplated thereby, including compliance with the covenants set forth therein;

  •
  any action taken by the Company, or which the Company causes to be taken by any of its subsidiaries, in each case which is required or permitted by the Merger Agreement; or

  •
  any actions taken (or omitted to be taken) at the request of Parent.

        The representations and warranties made by Parent, HoldCo and Merger Sub to the Company include representations and warranties relating to, among other things:

  •
  their due organization, existence and good standing;

  •
  their corporate power and authority to execute and deliver, to perform their obligations under and to consummate the transactions contemplated by the Merger Agreement, and the enforceability of the Merger Agreement against them;

  •
  the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of their entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement;

  •
  required consents of governmental entities;

  •
  the accuracy of the information provided by them for use in this proxy statement;

  •
  the absence of legal proceedings;

  •
  Parent's ownership of HoldCo and Merger Sub and the operations of HoldCo and Merger Sub;

  •
  the financing commitments of Parent's financing sources to be used to fund the Merger Consideration;

  •
  the absence of any requirement for any vote or consent by holders of any capital stock of Parent in order to approve the Merger Agreement and the transactions contemplated thereby (other than the consent of Parent as the sole stockholder of HoldCo and of HoldCo as the sole stockholder of Merger Sub);

  •
  the absence of ownership of Company common stock by Parent, HoldCo or Merger Sub or any of their affiliates, except pursuant to the Merger Agreement;

  •
  the absence of any undisclosed brokers' or finders' fees;

  •
  the absence of any denials or revocations of any gaming licenses or approvals;

  •
  compliance with applicable gaming laws;

  •
  solvency of the surviving corporation;

  •
  acknowledgement as to the absence of any other representations and warranties; and

  •
  acknowledgement by Parent as to its access to the Company's information.

Conduct of Our Business Pending the Merger

        Under the Merger Agreement, the Company has agreed that, subject to certain exceptions in the Merger Agreement and the disclosure letter delivered by the Company in connection with the Merger Agreement, between the date of the Merger Agreement and the effective time of the Merger, unless Parent gives its prior written consent (which cannot be unreasonably withheld, conditioned or delayed), the Company and its subsidiaries will use reasonable best efforts to conduct their business in the ordinary course of business and to preserve their business organizations substantially intact, including maintaining their material assets and preserving their material present relationships with suppliers, governmental entities, creditors, lessors and other persons with which they have material business relations to the extent necessary.

        Subject to certain exceptions set forth in the Merger Agreement and the disclosure letter the Company delivered in connection with the Merger Agreement, unless Parent consents in writing (which consent cannot be unreasonably withheld, delayed or conditioned), the Company and its subsidiaries are restricted from, among other things:

  •
  amending or otherwise changing the Company's articles of incorporation or bylaws or any similar governing instruments;

  •
  issuing, selling, encumbering or granting shares of capital stock or other equity or voting interests;

  •
  declaring, setting aside or paying any dividend or other distributions in respect of any shares of the Company's capital stock, except for (i) quarterly cash dividends of $0.125 per share on the shares or

    (ii) any dividend or distribution by a subsidiary of the Company to the Company or to other subsidiaries;

  •
  adjusting, splitting, combining, redeeming, repurchasing, reclassifying, subdividing or otherwise acquiring any shares of Company capital stock;

  •
  acquiring any corporation, partnership or other business organization or substantially all of the assets of the foregoing, or selling or otherwise disposing of any corporation, partnership or other business organization or any assets, except in the ordinary course of business;

  •
  other than in the ordinary course of business, entering into, materially amending or terminating any material contract;

  •
  committing to any material new capital expenditures;

  •
  other than in the ordinary course of business, making any loans, advances or capital contributions to, or investments in, another entity; incurring any indebtedness for borrowed money or issuing any debt securities, other than in the ordinary course of business under the Company's existing credit facilities; or redeeming or repurchasing any indebtedness for borrowed money, other than repaying or re-borrowing amounts under the Company's existing credit facilities;

  •
  except to the extent required by applicable law, increasing the compensation or benefits of any employee, other than in the ordinary course of business consistent with past practice; increasing the compensation or benefits of any director or officer of the Company with the title of senior vice president or above; amending or adopting any compensation or benefit plan for the benefit of employees or directors; accelerating the vesting of or the lapsing of restrictions with respect to any stock options or other stock-based compensation; or entering into any collective bargaining agreement or similar agreement with respect to the Company or any of its subsidiaries or any employees of the Company and its subsidiaries;

  •
  implementing or adopting any material changes to the Company's accounting policies, except as required by GAAP or by applicable law;

  •
  changing any material tax accounting policies or filing any material amended tax return or surrendering any right to claim a material refund of taxes;

  •
  comprising, settling or agreeing to settle a legal proceeding;

  •
  entering into any line of business in any geographic area other than the current lines of business, or engaging in the conduct of business that would require receipt of any additional consents or approvals of a governmental entity in connection with the consummation of the Merger and related transactions; and

  •
  agreeing to any of the foregoing.

Acquisition Proposals

  No Solicitation

        The Company has agreed to immediately cease any discussions or negotiations with any persons that may be ongoing with respect to any acquisition proposal. The Company has agreed that the Company, its subsidiaries, and their respective officers, directors, employees, agents and representatives, will not, directly or indirectly:

  •
  initiate, solicit, facilitate or knowingly encourage any inquiry or making of any acquisition proposal;

  •
  engage or participate in any negotiations or discussions, or provide any non-public information or data relating to the Company or its subsidiaries in connection with an acquisition proposal; or

  •
  approve, endorse or recommend any acquisition proposal or execute or enter into any agreement related to any acquisition proposal.

  Unsolicited Proposals

        At any time prior to the time the Company's stockholders approve the Merger Agreement, if the Company receives an unsolicited bona fide written acquisition proposal, the Company may:

  •
  furnish information with respect to the Company and its subsidiaries to the person making such acquisition proposal; and

  •
  participate in discussions or negotiations with such person with respect to such acquisition proposal.

        The Company must provide to Parent any material non-public information concerning the Company or its subsidiaries that is provided to the person making such acquisition proposal which was not previously made available to Parent. The Company may not take any of the actions described above unless the Board determines in its good faith judgment (after consultation with its outside legal counsel and its financial advisors) that the acquisition proposal constitutes or may reasonably be expected to lead to a superior proposal and the failure to do so would reasonably be expected to be a breach of its fiduciary duties under applicable law.

  Board Recommendation

        Except as permitted by the terms of the Merger Agreement described below, the Company has agreed in the Merger Agreement that the Board will not (i) fail to make or withdraw, modify or amend (or publicly propose to do so) its recommendation of the Merger Agreement or the Merger (what we refer to as the "Company Board Recommendation"), (ii) fail to make a statement in opposition and recommend to the Company's stockholders rejection of a tender or exchange offer for the Company's securities initiated by a third party within 10 business days after such tender or exchange offer is announced or commenced by such third party, or (iii) approve or recommend (or publicly propose to do so) any acquisition proposal. We refer to this in the Merger Agreement and in this proxy statement as an "Adverse Recommendation Change." In addition, the Board shall not adopt or recommend (or publicly propose to do so) or allow the Company or any subsidiary to execute or enter into any agreement that is related to or is intended to or would be reasonably be expected to lead to an acquisition proposal.

        Prior to the time the Company's stockholders approve the Merger Agreement, the Board may take any of the actions described in the preceding paragraph with respect to an acquisition proposal if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to do so would reasonably be likely to constitute a breach of its fiduciary duties and that such acquisition proposal constitutes a superior proposal. However, prior to taking such action, the Company must comply with the following procedures:

  •
  the Company must provide at least four business days' prior written notice to Parent of its intention to take such action, which notice describes the terms and conditions of any superior proposal, and include copies of the related transaction agreements (with any amendment to financial or other material terms of such agreements triggering a new four business day notice period); and

  •
  at the end of the notice period, such acquisition proposal must not have been withdrawn and the Board must determine in good faith that such acquisition proposal continues to constitute a superior proposal, taking into account any changes to the terms of the Merger Agreement agreed to or proposed by Parent in a binding written offer in response to such acquisition proposal.

        The Company must promptly (and in any event within 24 hours) advise Parent orally and in writing of any acquisition proposal, any written request for non-public information relating to the Company or its subsidiaries if reasonably expected to lead to an acquisition proposal and any written inquiry or request for discussion or negotiation regarding an acquisition proposal. The Company must keep Parent reasonably and promptly informed in all material respects of the status and details of any acquisition proposal, including in each case the identity of the person making such acquisition proposal. The Company must provide Parent with prior notice of any Board or Board committee meeting at which it will consider any acquisition proposal.

        Nothing in the provisions of the Merger Agreement relating to acquisition proposals prevents the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act (or any similar communication to Company stockholders in connection with the making or amendment of a tender offer or exchange offer) or (ii) making any required disclosure to the Company's stockholders if, in the good faith judgment of the Board, after consultation with outside legal counsel, failure to disclose such information would reasonably be expected to breach its fiduciary duties under applicable law. However, in both these cases, any such disclosure other than a "stop, look and listen" communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, may still be deemed to be an Adverse Recommendation Change unless the Board expressly publicly reaffirms the Company Board Recommendation in the disclosure.

Stockholders' Meeting

        Under the Merger Agreement, the Company has agreed to take all action necessary to convene a stockholders' meeting as promptly as reasonably practicable, and, in any event, on or before April 25, 2013, in order to obtain the stockholder approval required by the Merger Agreement. The Special Meeting for this purpose will be held on April 25, 2013.

Regulatory Approvals

        See "Special Factors—Regulatory Approvals" beginning on page 55.

Employee Benefit Matters

        Parent has agreed that it will, and will cause the surviving corporation after the completion of the Merger:

  •
  from the effective time of the Merger until the one-year anniversary thereof, to honor and maintain the severance-related provisions of existing Company benefit plans with respect to any Company employee terminated during that 12-month period;

  •
  from the effective time until December 31, 2013, to maintain for any Company employee cash compensation levels (including salary and bonus opportunities) that are no less favorable than the cash compensation levels maintained for and provided to such Company employees immediately prior to the effective time, and benefits that are either no less favorable to those provided to such Company employees immediately prior to the effective time, or substantially similar, in the aggregate, to those provided by similarly situated employees of Parent and its subsidiaries, provided that Parent may change the timing of the bonus payments made to Company employees to coincide with bonus payments made to Parent employees;

  •
  to give Company employees full credit for all purposes (including eligibility to participate, vesting and benefit accruals but not for purposes of benefit accruals made under any defined benefits pension plans), under any employee compensation, incentive, and benefit (including vacation and paid time off) plans, programs, policies and arrangements maintained for the benefit of Company employees;

  •
  to honor (i) each existing employment, change in control, severance and termination protection plan for each officer, director or employee of the Company or its subsidiaries, (ii) all obligations in effect as of the effective time under any equity-based, bonus or bonus deferral plans and (iii) all obligations in effect as of the effective time pursuant to outstanding restoration or equity-based plans and all vested and accrued benefits under any employee benefit, compensation, deferred compensation or similar plans.

        Parent has also agreed that from the effective time until 90 days thereafter, Parent will not effectuate a "plant closing" or "mass layoff" as defined in the Worker Readjustment and Notification Act affecting any site of employment, facility, operating unit, or any Company employee.

        If directed by Parent, one business day prior to the effective time of the Merger, the Board will adopt resolutions terminating all 401(k) plans of the Company.

Indemnification, Exculpation and Insurance

        For the six-year period commencing at the effective time of the Merger, Parent and the surviving corporation will indemnify and hold harmless each present and former director, officer, manager or employee of the Company or a subsidiary of the Company with respect to all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses (including attorneys' fees and disbursements) in connection with any suit, claim, action, proceeding, arbitration, mediation or investigation (whether civil, criminal, administrative or investigative), arising out of (i) the fact that such person was an officer, director, manager, employee, fiduciary or agent of the Company or any of its subsidiaries or (ii) matters existing or occurring at or prior to the effective time (whether asserted or claimed prior to, at or after the effective time) to the fullest extent permitted under applicable law and the Company's organizational documents. In the event of such claim or action, each indemnified party will be entitled to advancement of expenses incurred in defense of any such action provided that the indemnified person to whom expenses are advanced provides an unsecured undertaking, if and only to the extent required by the NRS, the Company's organizational documents or any indemnification agreement, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

        All rights to indemnification for acts or omissions occurring prior to the effective time and rights to advancement of expenses relating thereto as provided in the articles of incorporation or bylaws of the Company or in any indemnification agreement will, to the extent permitted by applicable law, survive the Merger and continue in full force and effect and will not be amended, repealed or otherwise modified in any manner that would adversely affect any right of an indemnified party.

        For the six-year period commencing at the effective time of the Merger, Parent will cause to be maintained in effect the current directors' and officers' liability insurance and fiduciary liability insurance or provide substitute policies or cause the surviving corporation to purchase a "tail policy" of at least the same coverage and amounts and containing terms and conditions that are not less advantageous in the aggregate to the indemnified parties than such policy with respect to matters arising on or before the effective time. Parent will not be required to pay any annual premiums in excess of 200% of the last annual premium paid by the Company as of the date of the Merger Agreement for such insurance, but in such case shall purchase as much coverage as reasonably practicable for such amount. Prior to the effective time, at the Company's option, the Company may purchase a six-year prepaid, non-revocable and noncancellable tail policy on terms and conditions providing substantially equivalent benefits as the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or before the effective time. If such tail policy has been obtained prior to the effective time, Parent will cause such policy to be maintained in full force and effect for its full term.

Consent Solicitation

        At the request of Parent, the Company is obligated to commence one or more consent solicitations, on certain terms and conditions as agreed by Parent and the Company, with respect to the Company Notes to waive the put right and revise certain restrictive covenants in the indenture governing the Company Notes. If none of the consent solicitations undertaken is successful, the Company is obligated, pursuant to the change of control provisions under the indenture governing the Company Notes, to offer to repurchase the Company Notes. If the consent solicitation necessary to consummate the Alternative Merger is successful, Parent may elect in its sole discretion to carry out the Merger as the Alternative Merger. On March 18, 2013, the Company commenced the solicitation for the Note Consent, which solicitation is scheduled to expire, unless extended, on April 2, 2013.

Financing

        The Company has agreed that, until the effective time of the Merger, the Company and its subsidiaries will use reasonable best efforts to provide cooperation as reasonably requested by Parent that is necessary, proper or advisable in connection with the Debt Financing. Parent must use its reasonable best efforts to complete the Debt Financing on the terms and conditions as set forth in the Debt Financing Commitment, as such may be amended or replaced in accordance with the terms of the Merger Agreement. However, if Parent has raised sufficient funds to meet its obligations to pay the Merger Consideration without relying on any debt financing under the Debt Financing Commitment, Parent is under no obligation to complete such debt financing. See "Special Factors—Financing of the Merger" for more information on the Debt Financing.

Conditions to the Merger

        The respective obligations of the Company, Parent, HoldCo and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (if permissible under applicable law) on or prior to the effective time of the following conditions:

  •
  the Company stockholder approval required under the Merger Agreement shall have been obtained;

  •
  no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree shall be in effect and no law shall have been enacted, entered, promulgated, enforced by any government entity that prohibits or makes illegal the consummation of the Merger;

  •
  the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been expired or terminated;

  •
  all requisite gaming approvals shall have been duly obtained and shall be in full force and effect. See "Special Factors—Regulatory Approvals" beginning on page 55.

        The Company's obligation to effect the Merger is subject to the satisfaction or waiver by the Company (if permissible under applicable law) at or prior to the effective time of the following additional conditions:

  •
  the representations and warranties of Parent, HoldCo and Merger Sub set forth in the Merger Agreement are true and correct as of the date of the Merger Agreement and as of the closing date (except to the extent made as of an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect as defined in the Merger Agreement (it being understood that, for purposes of determining whether such "material adverse effect" threshold has been met, all materiality, "Parent Material Adverse Effect" and similar qualifiers set forth in such representations and warranties shall be disregarded in determining the accuracy of such representations and warranties);.

  •
  each of Parent, HoldCo and Merger Sub has performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the effective time; and

  •
  the Company shall have received a certificate signed by an executive officer of Parent certifying the foregoing.

        The obligations of Parent, HoldCo and Merger Sub to effect the Merger are subject to the satisfaction or waiver by Parent (if permissible under applicable law) on or prior to the effective time of the following additional conditions:

  •
  except as noted below in this subsection, the representations and warranties of the Company set forth in the Merger Agreement, are true and correct as of the date of the Merger Agreement and as of the closing date (except to the extent made as of an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not, individually or in the aggregate, reasonably be expected to have a "Material Adverse Effect" (it being understood that, for purposes of determining whether such "material adverse effect" threshold has been met, all materiality, "Material Adverse Effect" and similar qualifiers set forth in such representations and warranties shall be disregarded in determining the accuracy of such representations and warranties);

  •
  the representations and warranties of the Company set forth in the Merger Agreement regarding the Company's authority, ownership of its subsidiaries' shares, and broker and other advisor fees are true and correct in all material respects as of the date of the Merger Agreement and as of the closing date (except to the extent made as of an earlier date, in which case as of such earlier date), it being understood that, for purposes of determining whether such materiality threshold has been met, all materiality, "Material Adverse Effect" and similar qualifiers set forth in such representations shall be disregarded in determining the accuracy of such representations;

  •
  certain representations and warranties of the Company set forth in the Merger Agreement regarding the Company's capital stock are true and correct in all respects as of the date of the Merger Agreement and as of the closing date (except to the extent made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct as of the date of the Merger Agreement and as of the closing date does not, directly or indirectly, result (including through additional shares, options or restricted stock units being outstanding) in additional costs (including by virtue of increased aggregate Merger Consideration payable or otherwise) to Parent or any of its subsidiaries in excess of $250,000 in the aggregate;

  •
  the Company has performed in all material respects all obligations required to be performed by the Company under the Merger Agreement at or prior to the effective time;

  •
  no event, change, development, occurrence or effect that, individual or in the aggregate, has resulted or would reasonably be expected to result in a Material Adverse Effect shall have occurred;

  •
  Parent shall have received a certificate signed by an executive offer of the Company certifying the foregoing; and

  •
  Parent shall have received evidence that the Company has obtained a payoff letter as of the closing date in respect of the existing credit agreement with respect to all amounts due and payable to the lenders and various agents thereunder.

Termination

        The Company and Parent may, by mutual written consent, terminate the Merger Agreement and abandon the Merger at any time prior to the effective time of the Merger, whether before or after the approval of the Merger Agreement by the Company's stockholders.

        The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the effective time of the Merger as follows:

        by either Parent or the Company, if:

  •
  the Merger has not been consummated by September 21, 2013 (the "Termination Date"), but this right to terminate will not be available to a party if the failure to consummate the Merger prior to the Termination Date was primarily caused by the failure of such party to perform any of its obligations under the Merger Agreement, provided that, if on the Termination Date, all closing conditions have either been fulfilled or are then capable of being fulfilled other than the receipt of certain gaming approvals, then the Termination Date may be extended by up to 90 days by either party upon written notice to the other, but in no event may the Termination Date be extended beyond the expiration date set forth in the Debt Commitment Letter (or any extension or replacement of the same);

  •
  the Company, Parent, HoldCo or Merger Sub receives a definitive notice or determination from any gaming authority that any of Parent, HoldCo, or Merger Sub will not be granted any gaming approval that is required as a closing condition under the Merger Agreement, provided that this termination right is not available to any party if any action or failure of such party to perform or comply with the covenants and agreements set forth in the Merger Agreement was the primary cause of any gaming authority's refusal to grant any such gaming approval;

  •
  any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Merger Agreement that becomes final and non-appealable, provided that the party seeking this termination right shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule or decree or other action;

  •
  the required Company stockholder approval shall not have been obtained at the stockholders meeting duly convened or any adjournment or postponement thereof, provided that this termination right is not available to either party if the failure to obtain stockholder approval results from a failure on the part of such party to perform in any material respect any covenant or obligation under the Merger Agreement prior to the effective time; or

  •
  the closing conditions are satisfied (other than those conditions that by their nature are to be satisfied at the closing, provided that such conditions are reasonably capable of being satisfied) and Parent, HoldCo and Merger Sub are unable to satisfy their obligation to effect the closing because of a financing failure, provided that prior to the Termination Date, Parent will not have this termination right if Parent has materially and willfully, intentionally or knowingly breached its covenants to obtain the necessary financing.

        by the Company:

  •
  if Parent, HoldCo or Merger Sub shall have breached or failed to perform any of its representations, warranties covenants or agreements contained in the Merger Agreement, which breach or failure would result in a failure of a closing condition and cannot be cured by the Termination Date, provided that the Company shall have given Parent written notice, delivered at least 30 days prior to such termination, and provided that this termination right is not available if the Company is in material breach of any of its covenants or agreements set forth in the Merger Agreement;

  •
  prior to having obtained stockholder approval, in order to enter into an agreement with respect to an acquisition proposal that constitutes a superior proposal, if (i) the Company has complied with the requirements described under "—No Solicitation" above and (ii) prior to or concurrently with such termination the Company pays the termination fee described under "—Termination Fees and Reimbursement of Expenses" below; or

  •
  if all the closing conditions have been satisfied (other than those conditions that by their nature are to be satisfied at closing, provided that such conditions are reasonably capable of being satisfied) and Parent fails to fund the payment fund at the closing.

        by Parent:

  •
  if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure would result in a failure of a closing condition and cannot be cured by the Termination Date, provided that the Parent shall have given the Company written notice, delivered at least 30 days prior to such termination, and provided that this termination right is not available if Parent, HoldCo or Merger Sub is in material breach of any of its covenants or agreements set forth in the Merger Agreement; or

  •
  if a Triggering Event has occurred at any time prior to the approval of the Company's stockholders. "Triggering Event" means any of the following: (i) the occurrence of an Adverse Recommendation Change, (ii) the Company's failure to include in this proxy statement, or the Company has amended the proxy statement to exclude, the Company Board Recommendation for the Merger, or (iii) the Company has entered into any acquisition agreement pursuant to an acquisition proposal.

Termination Fees and Reimbursement of Expenses

  Company Termination Fee

        The Company is required to pay Parent a termination fee of $38,000,000, in cash, if:

    •
    the Merger Agreement is terminated by either Parent or the Company because stockholder approval shall not have been obtained at the Company stockholders meeting or at any adjournment or postponement thereof and (i) at any time after the date of the Merger Agreement and prior to the taking of a vote to approve the Merger Agreement at the stockholders' meeting or any adjournment or postponement thereof, an acquisition proposal shall have been communicated to the senior management of the Company or the Board or shall have been publicly announced and not withdrawn prior to such vote to approve the Merger Agreement, and (ii) within 12 months after such termination, the Company shall have entered into a definitive agreement with respect to such acquisition proposal;

    •
    the Merger Agreement is terminated by Parent or the Company because stockholder approval shall not have been obtained at the Company stockholders meeting or at any adjournment or postponement thereof and prior to the Company stockholders meeting there was a Triggering Event;

    •
    the Merger Agreement is terminated by the Company prior to the receipt of the stockholder approval, in order to concurrently enter into an agreement with respect to an acquisition proposal that constitutes a superior proposal; or

    •
    the Merger Agreement is terminated by Parent if a Triggering Event has occurred at any time prior to the receipt of stockholder approval.

        If the Merger Agreement is terminated by either Parent or the Company because stockholder approval shall not have been obtained at the Company stockholders meeting or at any adjournment or postponement thereof, and prior to such termination there shall not have been a Triggering Event, then the Company will as promptly as practicable, but no later than two business days after the termination of the Merger Agreement (in the case of a termination by Parent) or prior to or simultaneously with the termination of the Merger Agreement (in the case of termination by the Company), reimburse Parent for fifty percent of all of its transaction expenses up to a maximum reimbursement of $12,500,000 by the Company. Any transaction expenses reimbursed by the Company will be deducted from the $38,000,000 termination fee if such termination fee is also payable by the Company.

  Parent Termination Fee

        Parent has agreed to pay to the Company a termination fee of $85,000,000, in cash, if:

    •
    the Merger Agreement is terminated by either Parent or the Company because the Merger shall not have been consummated by September 21, 2013, or by the Company if the closing conditions are satisfied and Parent, HoldCo and Merger Sub are unable to satisfy their obligation to effect the closing at such time due to a financing failure, and at the time of any such termination (i) each of the closing conditions has been satisfied (other than those conditions that by their nature are to be satisfied at the closing, provided that such conditions are reasonably capable of being satisfied; (ii) there exists an uncured financing failure; and (iii) none of the circumstances triggering the Company's payment of a termination fee to Parent as described above are applicable, except in the case where (a) a financing failure was directly and primarily caused by a breach of any express obligation of the Company under the Merger Agreement and such breach is not cured within 30 days of written notice thereof by Parent specifying such breach, or (b) the Company's auditor has withdrawn its audit opinion with respect to any of the Company's historical financial statements and does not issue a new unqualified opinion, or (c) the Company publicly states that it intends to restate any of its historical financial statements that would reasonably be expected to have a material impact on the Company's business or its financial statements to be included in its Form 10-K for the year ended December 31, 2012 filed with the SEC; or

    •
    the Merger Agreement is terminated by the Company or Parent because the Merger shall not have been consummated by September 21, 2013 due to (i) the failure of the parties to receive all requisite gaming approvals or (ii) if either of the parties receives a definitive oral or written notice or determination from any gaming authority or the staff of any gaming authority that Parent, HoldCo or Merger Sub will not be granted any gaming approval by such gaming authority.

Expenses

        Except with respect to the Company's obligation to reimburse Parent for a portion of its expenses under certain circumstances following the termination of the Merger Agreement and Parent's obligation to reimburse the Company for all of its expenses related to its cooperation with respect to the Debt Financing, including the Company Credit Amendment and the Note Consent, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees and expenses, other than expenses incurred in connection with the filing, printing and mailing of this proxy statement and the solicitation of Company stockholder approval, which expenses will be shared equally between Parent and the Company.

Remedies

        The parties are entitled to specific performance, an injunction or injunctions, or other equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, (i) the Company is not entitled to specific performance and will not be entitled to seek or obtain an injunction or obtain damages or any other remedy relating to any breach of any of the financing covenants, except with respect to a material and willful, intentional or knowing breach by Parent of the specific covenant or obligation sought to be enforced, and (ii) in the event of a termination of the Merger Agreement under circumstances in which the Parent termination fee is paid, the Company will not be entitled to seek specific performance, an injunction or seek damages or any other remedy relating to the breach of any covenant or obligation of any of Parent, HoldCo or Merger Sub.

Amendment or Supplement

        At any time prior to the effective time of the Merger, the Merger Agreement may be amended, modified or supplemented in any and all respects, whether before or after receipt of stockholder approval, by written agreement of the parties hereto, by action taken by their respective boards of directors. However, following the receipt of stockholder approval, the parties may not amend, modify or supplement the provisions of the Merger Agreement which, by law, would require further approval by the stockholders of the Company without such approval.

First Amendment to the Merger Agreement

        On February 1, 2013, as contemplated by the Merger Agreement (as executed on December 20, 2012), and as authorized by their respective boards of directors, the Company, Parent, HoldCo and Merger Sub entered into a First Amendment to Agreement and Plan of Merger dated as of February 1, 2013, in order to amend the Merger Agreement as originally entered into on December 20, 2012, to provide greater specificity with respect to the mechanics of the Alternative Merger and the Post-Effective Merger. The First Amendment to Agreement and Plan of Merger did not substantively amend or modify any provisions of the original Merger Agreement in any way adverse or detrimental to the Company or its stockholders.

Second Amendment to the Merger Agreement

        On March 14, 2013, as authorized by their respective boards of directors, the Company, Parent, HoldCo and Merger Sub entered into a Second Amendment to Agreement and Plan of Merger dated as of March 14, 2013, in order to amend the Merger Agreement (as amended prior to such Second Amendment) to (i) specify that the Company shall use its reasonable best efforts to hold the Special Meeting on or before April 25, 2013 and (ii) reflect a revision in the number of authorized shares of capital stock of HoldCo.

ADVISORY VOTE REGARDING MERGER-RELATED COMPENSATION
(SAY ON-GOLDEN PARACHUTE COMPENSATION)

Merger-Related Compensation (Golden Parachute Compensation) Proposal

        Recently adopted Section 14A of the Exchange Act requires that the Company provide its stockholders with the opportunity to approve, on a non-binding, advisory basis, the "golden parachute compensation" that may be payable to the Company's named executive officers in connection with the Merger. In accordance with Section 14A of the Exchange Act, we are requesting our stockholders' approval, on a non-binding, advisory basis, of the compensation that may be payable to the Company's named executive officers in connection with the Merger. Therefore, we are asking the Company's stockholders to approve the following resolution:

        "RESOLVED, that the compensation that may be paid or become payable to the Company's named executive officers in connection with the Merger, as disclosed in the section titled "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger (Golden Parachute Compensation)" pursuant to Item 402(t) of Regulation S-K, and the plans, agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED."

Vote Required and Board Recommendation

        The vote on this proposal is a vote separate and apart from the vote to approve the Merger Agreement. Accordingly, you may vote not to approve this proposal on "golden parachute compensation" and vote to approve the Merger Agreement and vice versa. Because the vote is advisory in nature, it will not be binding on either the Company or Parent regardless of whether the Merger Agreement is approved. Approval of the non-binding, advisory proposal with respect to the compensation that may be received by the Company's named executive officers in connection with the Merger is not a condition to completion of the Merger, and failure to approve this advisory matter will have no effect on the vote to approve the Merger Agreement. Because the "golden parachute compensation" to be paid in connection with the Merger is based on contractual compensation plans and arrangements with the named executives, such compensation will be payable, regardless of the outcome of this advisory vote, if the Merger Agreement is approved (subject only to the contractual conditions applicable thereto).

        The non-binding, advisory proposal to approve the "golden parachute compensation" that may be received by the Company's named executive officers in connection with the Merger will be approved if a majority of the votes cast on such proposal in person or by proxy vote "FOR" the proposal.

        The Board recommends that you vote "FOR" the approval, on a non-binding, advisory basis, of the compensation that may be received by the Company's named executive officers in connection with the Merger.

 ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

Adjournment or Postponement of the Special Meeting

        In the event that the number of shares of Company common stock present in person and represented by proxy at the Special Meeting and voting "FOR" the Merger is insufficient to approve the Merger proposal, the Company may move to adjourn or postpone the Special Meeting in order to enable the Board to solicit additional proxies in favor of the approval of the Merger proposal. The Company may also move to adjourn or postpone the Special Meeting if necessary or appropriate for other reasons. In the event the Company determines to adjourn or postpone the Special Meeting, the Company will ask its stockholders to vote only upon the adjournment or postponement proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Board Recommendation

        The approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Company common stock voted on the matter in person or by proxy at the Special Meeting.

        The Board has unanimously approved and authorized the Merger, and unanimously recommends that you vote "FOR" the approval of the Merger Agreement and unanimously recommends that you vote "FOR" the proposal to adjourn or postpone the Special Meeting.

 COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of March 15, 2013 concerning "beneficial" ownership of our common stock, as that term is defined in the rules and regulations of the SEC, by: (i) all persons known by us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director; (iii) each "named executive officer," as that term is defined in Item 402(a)(3) of SEC Regulation S-K; and (iv) all executive officers and directors as a group. The persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, unless otherwise indicated and except to the extent authority is shared by spouses under applicable law. The applicable ownership percentages shown are based on 33,028,639 shares of common stock outstanding as of March 15, 2013 and the relevant number of shares of common stock issuable upon exercise of stock options or other awards that are exercisable or have vested or that will become exercisable or vest within 60 days of March 15, 2013.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Outstanding Common Stock
Baron Capital Group, Inc.	3,230,613	(1)	9.8%
PAR Investment Partners, L.P.	2,615,840	(2)	7.9%
The Vanguard Group	1,838,798	(3)	5.6%
BlackRock, Inc.	1,790,484	(4)	5.4%
Balyasny Asset Management L.P.	1,649,894	(5)	5.0%
Gordon R. Kanofsky	663,916	(6)	2.0%
Larry A. Hodges	305,371	(7)	*
Thomas M. Steinbauer	320,784	(8)	1.0%
Peter C. Walsh	297,711	(9)	*
Carl Brooks	61,248	(10)	*
Luther P. Cochrane	73,625	(11)	*
Leslie Nathanson Juris	96,298	(12)	*
J. William Richardson	83,473	(13)	*
All executive officers and directors as a group (8 persons)	1,902,426	(14)	5.5%

*
Less than 1%.

(1)
Baron Capital Group, Inc. ("BCG"), an investment partnership whose mailing address is 767 Fifth Avenue, 49th Floor, New York, New York 10153, and affiliates have reported shared voting power as to 2,705,613 of these shares and sole dispositive power as to all of these shares. This information is derived from a Schedule 13G filed by BCG and affiliates with the SEC on February 14, 2013.

(2)
PAR Investment Partners, L.P. ("PAR"), an investment partnership whose mailing address is One International Place, Suite 2401, Boston, Massachusetts 02110, and affiliates have reported sole voting and dispositive power as to all of these shares. This information is derived from a Schedule 13G/A filed by PAR and affiliates with the SEC on February 14, 2013.

(3)
The Vanguard Group ("Vanguard"), an investment advisor whose mailing address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, has reported sole voting power as to 51,718 of these shares, shared dispositive power as to 49,918 of these shares and sole dispositive power as to 1,788,880 of these shares. This information is derived from a Schedule 13G/A filed by Vanguard with the SEC on February 22, 2013.

(4)
BlackRock, Inc. ("BlackRock"), a holding company whose mailing address is 40 East 52nd Street, New York, New York 10022, has reported sole voting and dispositive power as to all of these shares. This information is derived from a Schedule 13G/A filed by BlackRock with the SEC on February 8, 2013.

(5)
Balyasny Asset Management L.P. ("BAM"), an investment advisor whose mailing address is 181 West Madison, Suite 3600, Chicago, Illinois 60602, and affiliates have reported sole voting and dispositive power as to all of these shares. This information is derived from a Schedule 13G filed by BAM and affiliates with the SEC on January 11, 2013.

(6)
Includes 458,924 shares that may be acquired within 60 days of March 15, 2013 upon exercise of stock options and 68,999 shares subject to vested restricted stock units ("RSUs"). The outstanding shares and options are held by a family trust of which Mr. Kanofsky is co-trustee with his wife, with whom he shares voting and dispositive power. The RSUs are held directly by Mr. Kanofsky.

(7)
Includes 180,444 shares that may be acquired within 60 days of March 15, 2013 upon exercise of stock options and 6,941 shares subject to vested RSUs. The outstanding shares and options are held by a family trust of which Mr. Hodges is the trustee. The RSUs are held directly by Mr. Hodges.

(8)
Includes 159,926 shares that may be acquired within 60 days of March 15, 2013 upon exercise of stock options and 4,495 shares subject to vested RSUs.

(9)
Includes 228,206 shares that may be acquired within 60 days of March 15, 2013 upon exercise of stock options and 4,495 shares subject to vested RSUs. The outstanding shares and options are held by a family trust of which Mr. Walsh is co-trustee with his wife, with whom he shares voting and dispositive power. The RSUs are held directly by Mr. Walsh.

(10)
Includes 48,124 shares that may be acquired within 60 days of March 15, 2013 upon exercise of stock options.

(11)
Includes 45,724 shares that may be acquired within 60 days of March 15, 2013 upon exercise of stock options. The outstanding shares and options are held by an irrevocable trust of which Mr. Cochrane's wife and brother are trustees for the benefit of Mr. Cochrane's children. Mr. Cochrane disclaims beneficial ownership of these securities.

(12)
Includes 71,324 shares that may be acquired within 60 days of March 15, 2013 upon exercise of stock options. The options are held by a family trust of which Ms. Nathanson Juris is co-trustee with her husband, with whom she shares voting and dispositive power.

(13)
Includes 69,524 shares that may be acquired within 60 days of March 15, 2013 upon exercise of stock options. Of the outstanding shares, 825 are held by a family limited liability company of which Mr. Richardson is the sole managing member.

(14)
Includes 1,347,126 shares that may be acquired within 60 days of March 15, 2013 upon exercise of stock options or that are subject to vested RSUs.

 DISSENTERS' RIGHTS

        If the Company has fewer than 2,000 record and beneficial holders as of the record date, then holders of record of our shares of common stock who do not vote in favor of the approval of the Merger Agreement or consent thereto in writing and who properly demand payment for their shares will be entitled to dissenters' rights in connection with the Merger under Sections 92A.300-92A.500 of the NRS. As of March 22, 2013, the record date for the Special Meeting, the Company had more than 2,000 stockholders. Therefore, dissenters' rights are not applicable to the Merger.

 MARKET PRICE AND DIVIDEND INFORMATION

        The Company's common stock is currently publicly traded on the Nasdaq Global Select Market under the symbol "ASCA." The following table sets forth the high and low sales prices per share on Nasdaq for the periods indicated.

Fiscal Year	High	Low
2011:
First Quarter	$18.12	$14.64
Second Quarter	$23.86	$17.66
Third Quarter	$24.50	$15.67
Fourth Quarter	$19.45	$14.60
2012:
First Quarter	$23.47	$17.25
Second Quarter	$20.48	$17.34
Third Quarter	$18.20	$15.04
Fourth Quarter	$26.63	$16.78
2013:
First Quarter (through March 22, 2013)	$27.18	$26.12

        On December 20, 2012, the last full trading day prior to the public announcement of the terms of the Merger Agreement, the reported closing sales price on Nasdaq was $21.91 per share. The $26.50 per share to be paid for each Company share in the Merger represents a premium of approximately 20.9% to the closing price on December 19, 2012. On March 22, 2013, which is the latest practicable trading day before this proxy statement was printed, the closing price per share was $26.21. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of Company common stock.

        We paid four quarterly dividends each year on our common stock from 2004 to 2012, except for 2008, when we made three quarterly dividend payments. The payment of future dividends will depend upon our earnings, economic conditions, liquidity and capital requirements and other factors. In addition, pursuant to the Merger Agreement, the Company is prohibited from declaring any dividends following execution of the Merger Agreement with respect to its capital stock (except for (i) quarterly cash dividends of $0.125 per share on the shares and (ii) any dividend or distribution by a subsidiary of the Company to the Company or to other subsidiaries). In each of 2012 and 2011, we paid four quarterly cash dividends of $0.125 and $0.105 per share, respectively, for an annual total of $0.50 and $0.42 per share, respectively. On March 15, 2013, we paid a quarterly cash dividend of $0.125 per share. As of March 22, 2013, there were approximately 161 record holders of shares of Company common stock.

 OTHER MATTERS

Stockholder Proposals and Nominations

        The Company is not aware of any matters to be presented for action at the Special Meeting, except matters discussed in this proxy statement. If any other matters properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

        If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. We intend to hold the 2013 annual meeting of stockholders on June 5, 2013 if the Merger has not been consummated by that date. If such a meeting is held, any proposal that a stockholder wishes to include in proxy materials for our 2013 annual meeting of stockholders must comply with Rule 14a-8 promulgated under the Exchange Act.

        In the event that any stockholder proposal or director nomination is presented at the 2013 annual meeting of stockholders other than in accordance with the procedures set forth in Rule 14a-8 under the Exchange Act, proxies solicited by the Board for such meeting will confer upon the proxy holders discretionary authority to vote on any matter so presented of which we do not have notice by March 21, 2013.

Householding

        The SEC has adopted rules that permit companies and intermediaries (such as a broker, bank or other agent) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including this proxy statement and other proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

        Some brokers, banks or other agents may be householding our proxy materials, including this proxy statement. A single set of this proxy statement and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting MacKenzie Partners.

        Upon written or oral request, the Company will promptly deliver a separate copy of the proxy statement and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement and other proxy materials, you may send a written request to Ameristar Casinos, Inc., 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada, 89169, Attention: Investor Relations Department or (702) 567-7000.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

        You also may obtain free copies of the documents the Company files with the SEC by going to the "Investors Relations" section of our website at www.ameristar.com (the information available at our website address is not incorporated by reference into this report).

        The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

        Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 28, 2013; and

  •
  our Current Reports on Form 8-K filed on February 1, 2013 and February 12, 2013.

        We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to those documents unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

        Requests for copies of our filings should be directed to Ameristar Casinos, Inc., 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada, 89169, Attention: Investor Relations Department or (702) 567-7000, and should be made at least five business days before the date of the Special Meeting in order to receive them before the Special Meeting.

        The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the solicitation made in this proxy statement does not extend to you. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our stockholders does not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

PINNACLE ENTERTAINMENT, INC.,

PNK HOLDINGS, INC.,

PNK DEVELOPMENT 32, INC.,

and

AMERISTAR CASINOS, INC.

Dated as of December 20, 2012

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Definition	Location
409A Authorities	3.11(b)(ix)
Acquisition Agreement	5.4(b)
Acquisition Proposal	8.3(a)
Action	3.9
Adverse Recommendation Change	5.4(b)
Affiliate	8.3(b)
Agreement	Preamble
AJCA	3.11(b)(ix)
Alternative Financing	5.16(c)
Alternative Merger	5.15(d)
Antitrust Law	8.3(c)
Articles of Merger	1.3
Black-Out Days	8.3(d)
Book-Entry Shares	2.3(b)
Business	8.3(e)
Business Day	8.3(f)
Certificates	2.3(b)
Closing	1.2
Closing Date	1.2
Code	2.4
Company	Preamble
Company Board	Recitals
Company Board Recommendation	5.4(c)
Company Bylaws	3.1(c)
Company Causation Exception	7.3(d)
Company Charter	3.1(c)
Company Disclosure Letter	Article III
Company Employee	5.8(a)
Company Intellectual Property	8.3(g)
Company Plans	3.11(a)
Company Registered IP	8.3(h)
Company SEC Documents	3.5(a)
Company Stock Option	2.2(a)
Company Stock Plans	8.3(i)
Company Stock Right	2.2(b)
Company Stockholder Approval	3.3
Company Stockholders' Meeting	5.5(b)
Company Termination Fee	7.3(b)
Confidentiality Agreement	5.6(b)
Consent Solicitation	5.15(a)
Consent Solicitation Statement	5.15(b)
Contract	3.4(a)
control	8.3(j)
Copyrights	8.3(v)
Costs	5.11(a)
Databases	8.3(u)
Datasite	8.3(k)
Debt Financing	4.7(a)

A-iv

Definition	Location
Debt Financing Commitment	4.7(a)
Designated Representations	8.3(l)
Designated Subsidiaries	8.3(m)
Designated Superior Proposal	5.4(c)(1)(I)
Dissenting Shares	2.5
Domain Names	8.3(u)
DTC	2.3(e)
DTC Payment	2.3(e)
Effective Time	1.3
Environmental Action	3.13(a)
Environmental Laws	8.3(n)
Environmental Permits	8.3(o)
ERISA	3.11(a)
ERISA Affiliate	3.11(b)(vii)
Exchange Act	3.4(b)
Existing Credit Agreement	5.17
Financing Covenants	8.3(p)
Financing Failure	8.3(q)
Foreign Antitrust Laws	3.4(b)
GAAP	3.5(b)
Gaming Approvals	8.3(r)
Gaming Authorities	8.3(s)
Gaming Law	8.3(t)
Goldman	4.7(a)
Governmental Entity	3.4(b)
HoldCo	Preamble
HSR Act	3.4(b)
Indemnified Parties	5.11(a)
Indenture	5.15(a)
Intellectual Property	8.3(u)
Intellectual Property Rights	8.3(v)
IRS	3.11(a)
JPMCB	4.7(a)
knowledge	8.3(w)
Law	3.4(a)
Licensed Company Intellectual Property	3.18(d)
Licensed Parties	4.11
Licensing Affiliates	4.11
Liens	3.2(a)
Management Principals	4.12
Marketing Period	8.3(x)
Material Adverse Effect	8.3(y)
Material Contract	3.15(a)
Materials of Environmental Concern	8.3(z)
Merger	Recitals
Merger Consideration	2.1(a)(i)
Merger Shareholder	2.1(a)(i)
Merger Sub	Preamble
Nevada Secretary of State	1.3
Nonqualified Deferred Compensation Plan	3.11(b)(ix)

A-v

Definition	Location
Notes	5.15(a)
Notice of Designated Superior Proposal	5.4(c)(1)(I)
NRS	Recitals
Option Payments	2.2(a)
Option/Rights Payment Fund	2.3(a)
Owned Company Intellectual Property	8.3(aa)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Entity	3.3
Parent Financing Sources	8.3(bb)
Parent Material Adverse Effect	4.1(a)
Parent Permits	4.12
Parent Plan	5.8(c)
Parent Related Parties	7.3(d)(ii)
Patents	8.3(v)
Paying Agent	2.3(a)
Payment Fund	2.3(a)
Permits	3.10
Person	8.3(cc)
Personal Information	8.3(dd)
Proxy Statement	3.7
Representatives	5.4(a)
Required Information	5.16(a)
Requisite Gaming Approvals	8.3(ee)
Reverse Termination Fee	7.3(c)
Rights Payments	2.2(b)
SEC	3.5(a)
Securities Act	3.5(a)
Shares	2.1(a)(i)
Software	8.3(ff)
Specified Amendment	5.17
Subsidiaries' Bylaws	3.1(d)
Subsidiaries' Charters	3.1(d)
Subsidiary	8.3(gg)
Superior Proposal	8.3(hh)
Surviving Corporation	1.1
Takeover Laws	3.19
Tax Returns	8.3(ii)
Taxes	8.3(jj)
Termination Date	7.1(b)(i)
Trade Secrets	8.3(u)
Trademarks	8.3(u)
Transaction Expenses	8.3(kk)
Triggering Event	8.3(ll)
Vessels	8.3(mm)
WARN Act	5.8(e)
Work of Authorship	8.3(u)

A-vi

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 20, 2012, between PINNACLE ENTERTAINMENT, INC., a Delaware corporation ("Parent"), PNK HOLDINGS, INC., a Delaware corporation and a wholly-owned Subsidiary of Parent ("HoldCo"), PNK DEVELOPMENT 32, INC., a Nevada corporation and a wholly-owned Subsidiary of HoldCo ("Merger Sub") and AMERISTAR CASINOS, INC., a Nevada corporation (the "Company").

RECITALS

        WHEREAS, the board of directors of the Company (the "Company Board") has determined that this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (the "Merger"), are advisable to, and in the best interests of, the Company and its stockholders;

        WHEREAS, the Company Board has adopted resolutions approving the acquisition of the Company by Parent, the execution of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and recommended to the Company's stockholders that they adopt this Agreement in accordance with the Nevada Revised Statutes (the "NRS") on the terms and conditions set forth herein;

        WHEREAS, the board of directors of Parent has unanimously approved this Agreement and declared it advisable for Parent to enter into this Agreement;

        WHEREAS, the board of directors of HoldCo has unanimously approved this Agreement and declared it advisable for HoldCo to enter into this Agreement;

        WHEREAS, the board of directors of Merger Sub has unanimously approved this Agreement and declared it advisable for Merger Sub to enter into this Agreement; and

        WHEREAS, Parent, HoldCo, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein;

AGREEMENT

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, HoldCo, Merger Sub and the Company hereby agree as follows:

ARTICLE I
THE MERGER

        Section 1.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NRS, at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and a wholly-owned subsidiary of HoldCo.

        Section 1.2    Closing.     The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Pacific time, on the fourth Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied), at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Los Angeles, California 90067, unless another date, time or place is agreed to in writing by Parent and the Company; provided that, if the Marketing Period has not ended at the time of the satisfaction or waiver of all of the conditions set forth in

Article VI (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied), the Closing shall not occur until the earlier to occur of (a) a date during the Marketing Period specified by Parent on three Business Days written notice to the Company and (b) the first Business Day following the final day of the Marketing Period (subject in each case to the satisfaction or waiver of all of the conditions set forth in Article VI for the Closing as of the date determined pursuant to this proviso). The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        Section 1.3    Effective Time.     Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the articles of merger (the "Articles of Merger") with respect to the Merger to be filed with the Secretary of State of the State of Nevada (the "Nevada Secretary of State"), in such form as is required by, and executed in accordance with, the relevant provisions of the NRS, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the NRS. The Merger shall become effective at such date and time as the Articles of Merger are duly filed with the Nevada Secretary of State or at such other date and time as Parent and the Company shall agree in writing and shall specify in the Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

        Section 1.4    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.5    Articles of Incorporation; Bylaws.

          (a)   At the Effective Time, and without any further action on the part of either the Company or Merger Sub, the articles of incorporation of the Merger Sub in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable Law; provided, however, that Article I of the articles of incorporation of the Surviving Corporation shall read as follows: "The name of the Corporation is Ameristar Casinos, Inc."

          (b)   At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of the Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the articles of incorporation of the Surviving Corporation and as provided by applicable Law.

        Section 1.6    Directors.     The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

        Section 1.7    Officers.     The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

 ARTICLE II
EFFECT ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF
CERTIFICATES

        Section 2.1    Conversion of Capital Stock.

          (a)   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, HoldCo, Merger Sub or the holders of any shares of capital stock of the Company, Parent, HoldCo or Merger Sub:

            (i)    Each share of common stock, par value $0.01 per share, of the Company (such shares, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than (x) Shares to be canceled in accordance with Section 2.1(a)(ii) and (y) any Dissenting Shares) shall thereupon be converted automatically into and shall thereafter represent the right of the holder of such Share (the "Merger Shareholder") to receive $26.50 in cash, without interest, and subject to deduction for any required withholding Tax (the "Merger Consideration"). As of the Effective Time, each such Share shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right of the Merger Shareholder of such Share to receive the Merger Consideration in respect of such Share to be issued or paid in accordance with Section 2.3, without interest.

            (ii)   Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent, HoldCo, Merger Sub or any wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (iii)  Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)   If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, cash dividends) or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication, to achieve the same economic outcome.

        Section 2.2    Treatment of Options and Other Equity-Based Awards.

          (a)   At the Effective Time, and without any action on the part of the Company, Parent, HoldCo, Merger Sub or the holders thereof, each option to purchase Shares (each, a "Company Stock Option") granted under any of the Company Stock Plans, whether vested or unvested, that is outstanding at the Effective Time shall be cancelled and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such cancelled Company Stock Option immediately following the Effective Time an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (i) the excess of the Merger Consideration over the exercise price per Share of such Company Stock Option and (ii) the number of Shares subject to such Company Stock Option (such payments, collectively, the "Option Payments"); provided, that if the exercise price per Share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled without any cash payment being made in respect thereof.

          (b)   At the Effective Time, and without any action on the part of the Company, Parent, HoldCo, Merger Sub or the holders thereof, each restricted stock unit (each a "Company Stock Right") granted under any of the Company Stock Plans, whether vested or unvested, that is outstanding at the Effective Time shall be cancelled and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such cancelled Company Stock Right immediately following the Effective Time an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (i) the Merger Consideration and (ii) the number of Shares subject to such Company Stock Right (such payments, collectively, the "Rights Payments").

          (c)   Prior to the Effective Time, the Company shall adopt such resolutions and take such other actions as may be reasonably required to effectuate the provisions of this Section 2.2.

        Section 2.3    Exchange and Payment.

          (a)   Prior to the Effective Time, Merger Sub shall enter into an agreement (in a form reasonably acceptable to the Company) with the Company's transfer agent to act as agent for the Merger Shareholders in connection with the Merger (the "Paying Agent") to receive the Merger Consideration to which the Merger Shareholders shall become entitled pursuant to this Article II. At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) (i) with the Paying Agent, cash in immediately available funds in an amount sufficient to make all payments to Merger Shareholders required pursuant to this Article II (such cash being hereinafter referred to as the "Payment Fund"), and (ii) in an account designated by Parent not fewer than two Business Days prior to the Effective Time, cash in immediately available funds in an amount equal to the sum of the Option Payments and the Rights Payments to be used by the Surviving Corporation solely to make the payments required by Section 2.2 (such cash being hereinafter referred to as the "Option/Rights Payment Fund"). Neither the Payment Fund nor the Option/Rights Payment Fund shall be used for any purpose other than to fund payments due pursuant to this Article II, except as provided in this Agreement. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of Shares for the Merger Consideration and other actions contemplated by this Article II.

          (b)   Promptly after the Effective Time and in any event not later than the second Business Day following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of an outstanding certificate or outstanding certificates ("Certificates") that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 2.1(a)(i), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the Merger Consideration payable with respect thereto pursuant to Section 2.1(a)(i). Upon surrender of a Certificate to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate (subject to deduction for any required withholding Tax), and the Certificate so surrendered shall forthwith be cancelled. Promptly after the Effective Time and in any event not later than the second Business Day following the Effective Time, the Paying Agent shall issue and deliver to each holder of uncertificated Shares represented by book entry ("Book-Entry Shares") a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.1(a)(i) in respect of such Book-Entry Shares, without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be canceled. No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable in respect of Certificates or Book-Entry Shares.

          (c)   If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.

          (d)   Until surrendered as contemplated by this Section 2.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of Shares theretofore represented by such Certificate or Book-Entry Shares, as applicable, pursuant to Section 2.1(a)(i), without any interest thereon.

          (e)   Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company ("DTC") to ensure that (i) if the Closing occurs at or prior to 11:30 a.m. Pacific time on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of Shares held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Merger Consideration (such amount, the "DTC Payment"), and (ii) if the Closing occurs after 11:30 a.m. Pacific time on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

          (f)    All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be canceled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Shares.

          (g)   The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent, on a daily basis; provided, that any investment of such cash shall in all events be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively. If for any reason (including investment losses) the cash in the Payment Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder (but subject to Section 2.4), Parent shall promptly deposit cash in immediately available funds into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. Any interest and other income resulting from such investments shall be payable to the Surviving Corporation.

          (h)   At any time following the date that is 12 months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it, Parent and/or the Surviving Corporation any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or

  Book-Entry Shares. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.

          (i)    If any Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Paying Agent, and, if required by Parent, providing an appropriate affidavit and/or the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

          (j)    None of Parent, HoldCo, Merger Sub, the Company or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        Section 2.4    Withholding Rights.     Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, Company Stock Options, Company Stock Rights or otherwise pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 2.5    Dissenter's Rights.     If, pursuant to the terms of NRS 92A.300 through 92A.500, holders of Shares are entitled to dissenter's rights, then notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who has not voted in favor of the Merger or consented thereto in writing and who shall have properly demanded and perfected dissenter's rights under NRS 92A.300 through 92A.500, inclusive ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration but instead shall be entitled to receive such payment from the Surviving Corporation with respect to such Dissenting Shares as shall be determined pursuant to the NRS; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or otherwise lost such holder's right to dissent and demand payment of fair value under the NRS, each such Share held by such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration in accordance with Section 2.1(a)(i), and such Share shall no longer be a Dissenting Share. The Company shall give prompt notice to Parent of any written demands received by the Company for payment of the fair value (as defined in NRS 92A.320) in respect of any Shares and attempted withdrawals of such demands and any other instruments served pursuant to NRS 92A.440 and received by the Company, and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make or agree to make any payment with respect to any demands for appraisals of Shares, offer to settle or settle any demands or approve any withdrawal of any such demands.

 ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as disclosed or reflected in the Company SEC Documents filed prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), or (b) as set forth in the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter") (it being agreed that disclosure of any information in a Company SEC Document or particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1    Organization, Standing and Power.

          (a)   Each of the Company and its Designated Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clause (iii), for any such failures to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is, and at the Effective Time will be, a citizen of the United States, within the meaning of Section 2 of the Shipping Act of 1916, 46 U.S.C. §50501, as amended, eligible to own and operate the Vessels in the coastwise trade of the United States.

          (b)   Section 3.1(b)(i) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company and for each such Subsidiary, its: state of organization, entity type, and outstanding number and type of membership interests, shares of capital stock, or other equity interests. Except for the Designated Subsidiaries, none of the Company's Subsidiaries has assets or liabilities or obligations of any nature, whether or not accrued, contingent or otherwise (other than assets and liabilities in a de minimis amount), or engages in any business or operations.

          (c)   The Company has previously furnished or otherwise made available to Parent a true and complete copy of the Company's articles of incorporation (the "Company Charter") and bylaws (the "Company Bylaws"), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Charter or Company Bylaws in any material respect.

          (d)   The Company has previously furnished or otherwise made available to Parent a true and complete copy of each of the Designated Subsidiaries' articles of incorporation or similar formational document (the "Subsidiaries' Charters") and bylaws or similar governing document (the "Subsidiaries' Bylaws"), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. No Designated Subsidiary is in violation of any provision of its Subsidiary Charter or Subsidiary Bylaws in any material respect.

        Section 3.2    Capital Stock.

          (a)   The authorized capital stock of the Company consists of 120,000,000 Shares and 30,000,000 shares of preferred stock, par value $0.01 per share. As of December 17, 2012, (i) 32,866,494 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (ii) 28,459,155 Shares were held in treasury, (iii) an aggregate of 6,931,146

  Shares were subject to or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Stock Plans, and (iv) an aggregate of 1,397,030 Shares were subject to or otherwise deliverable in connection with outstanding Company Stock Rights issued pursuant to the Company Stock Plans. No shares of preferred stock are issued and outstanding. Except as set forth above and except for changes since December 17, 2012 resulting from the exercise or settlement of Company Stock Options or Company Stock Rights outstanding on such date, as of the date of this Agreement, (A) there are not outstanding or authorized any (1) shares of capital stock or other voting securities of the Company, (2) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company (except for securities reserved for issuance under any Company Stock Plan) or (3) options or other rights to acquire from the Company, and no obligation of the Company to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (except for securities reserved for issuance under any Company Stock Plan), (B) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (C) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party. Each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are (1) owned by the Company or another wholly-owned Subsidiary of the Company, and (2) free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances (collectively, "Liens") of any nature whatsoever, except where any such failure would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the operations or business of the Company or any of its Subsidiaries.

          (b)   As of December 17, 2012: (i) 6,391,146 Shares are subject to issuance pursuant to outstanding Company Stock Options; (ii) 1,397,030 Shares are reserved for future issuance pursuant to outstanding Company Stock Rights (all of which are in the form of restricted stock units); and (iii) 2,581,618 Shares are reserved for future issuance pursuant to equity awards not yet granted under the Company Stock Plans. The Company has made available to Parent a complete and accurate list that sets forth with respect to each Company Stock Option and Company Stock Right outstanding as of December 17, 2012 the following information: (A) the particular plan (if any) pursuant to which such Company Stock Option or Company Stock Right was granted; (B) the name of the holder of such Company Stock Option or Company Stock Right; (C) the number of Shares subject to such Company Stock Option or Company Stock Right; (D) the per share exercise price (if any) of such Company Stock Option or Company Stock Right; (E) the date on which such Company Stock Option or Company Stock Right was granted; (F) the date on which such Company Stock Option or Company Stock Right expires; and (G) whether a Company Stock Option is an "incentive stock option" (as defined in the Code) or a non-qualified stock option. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights or any other equity based awards with respect to the Company.

        Section 3.3    Authority.     The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption and approval of this Agreement by the holders of at least a majority of the voting power of the outstanding Shares (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval. This Agreement has

been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, HoldCo and Merger Sub (each a "Parent Entity" and collectively, the "Parent Entities"), constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity). As of the date hereof, the Company Board, at a meeting duly called at which all of the directors of the Company were present, has unanimously approved and declared advisable this Agreement and the transactions contemplated hereby and, subject to Section 5.4, has resolved to recommend that the Company's stockholders approve this Agreement and the transactions contemplated hereby. The Company Stockholder Approval is the only vote or consent of the holders of any class or series of capital stock of the Company necessary to approve this Agreement or the Merger or the other transactions contemplated hereby.

        Section 3.4    No Conflict; Consents and Approvals.

          (a)   The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) conflict with or violate the Company Charter or Company Bylaws or the equivalent organizational documents of any of the Company's Designated Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree (collectively, "Law") applicable to the Company or any of its Designated Subsidiaries or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, result in the creation or imposition of any Lien, or give rise to any right of termination, cancellation, amendment or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation (each, a "Contract") to which the Company or any of its Designated Subsidiaries is a party or by which the Company or any of its Designated Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority (including any stock exchange and any Gaming Authority), agency, court, commission, or other governmental body (each, a "Governmental Entity"), except for (i) such filings as may be required under applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, and under state securities, takeover and "blue sky" Laws, (ii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any filings required under the applicable requirements of antitrust or other competition Laws of jurisdictions other than the United States or investment Laws relating to foreign ownership ("Foreign Antitrust Laws"), (iii) such filings as may be necessary to comply with the applicable requirements of The NASDAQ Stock Market, (iv) the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS and such filings with Governmental Entities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business, (v) compliance with and obtaining such Gaming Approvals as may be required under applicable Gaming Laws, and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 3.5    SEC Reports; Financial Statements.

          (a)   The Company has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 2009 (all such forms, reports, statements, certificates and other documents filed since January 1, 2009 and prior to the date hereof, collectively, the "Company SEC Documents"). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company's Quarterly Reports on Form 10-Q filed with the SEC since December 31, 2011 have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal period-end adjustments).

          (c)   The Company maintains disclosure controls and procedures (as defined in Rule 13a 15(e) and 15d-15 under the Exchange Act) designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities and that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

          (d)   The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals. The Company's management has completed an assessment of the effectiveness of the Company's system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2011, and such assessment concluded that such controls were effective and the Company's independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2011. To the knowledge of the Company, since January 1, 2012, none of the Company, its Subsidiaries or the Company's independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company and its Subsidiaries; (B) any illegal act or fraud related to the operations or business of the Company or its Subsidiaries, whether or not material, that involves the Company's management; or (C) any claim or allegation regarding any of the foregoing.

          (e)   As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Documents.

          (f)    The Company is in compliance in all material respects with the applicable rules, regulations and applicable listing requirements of the NASDAQ Stock Market, and has not since January 1, 2009 received any notice asserting any non-compliance with any of the foregoing.

        Section 3.6    No Undisclosed Liabilities.     Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, except for liabilities and obligations (a) reflected or reserved against in the Company's consolidated balance sheet as of December 31, 2011 included in the Company SEC Documents, (b) incurred in the ordinary course of business since the date of such balance sheet, none of which liabilities or obligations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) which have been discharged or paid in full prior to the date of this Agreement or (d) incurred pursuant to the transactions contemplated by this Agreement. Since January 1, 2012, neither the Company nor any of its Subsidiaries has entered into any material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships with other Persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Company and its Subsidiaries.

        Section 3.7    Certain Information.     None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Company Stockholders' Meeting (such proxy statement, as amended or supplemented, the "Proxy Statement") will, at the date it is first mailed to the stockholders of the Company and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.

        Section 3.8    Absence of Certain Changes or Events.     Since January 1, 2012 through the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, and there has not been any event, development or state of circumstances that, individually or in the aggregate, has had a Material Adverse Effect.

        Section 3.9    Litigation.     Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there is no suit, claim, action, proceeding, arbitration, mediation or investigation (each, an "Action") pending or, to the knowledge of the Company, threatened against the Company or any of its Designated Subsidiaries or any of their respective properties or assets by or before any Governmental Entity, (b) no Governmental Entity has since January 1, 2009, challenged or questioned in writing the legal right of the Company or any of its Subsidiaries to conduct its operations as presently or previously conducted, and (c) neither the Company nor any of its Designated Subsidiaries nor any of their respective properties or assets is or are subject to any judgment, order, injunction, ruling or decree of any Governmental Entity (other than orders issued by Gaming Authorities under applicable Gaming Laws).

        Section 3.10    Compliance with Laws.     Except with respect to ERISA, Environmental Matters and Taxes (which are the subject of Sections 3.11, 3.13 and 3.14, respectively) and Gaming Laws, the Company and each of its Designated Subsidiaries are in compliance with all Laws applicable to them or by which any of their respective properties are bound, except where any non-compliance would not, individually or the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Designated Subsidiaries are in compliance with all Gaming Laws applicable to them or by which any of their respective properties are bound, except where any non-compliance would not be material to the operations or business of the Company and its Subsidiaries, taken as a whole. Except with respect to Environmental Laws (which are the subject of Section 3.13), the Company and its Designated Subsidiaries have been and are in compliance with all permits, licenses, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, "Permits") necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted, except for any Permits the absence of, or noncompliance with, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        Section 3.11    Benefit Plans.

          (a)   The Company has provided to Parent a true and complete list of each material "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "multiemployer plans" (within the meaning of ERISA Section 3(37)), and all material stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which any employee or former employee of the Company or its Subsidiaries has any present or future right to benefits or the Company or its Subsidiaries has had or has any liability (contingent or otherwise). All such plans, agreements, programs, policies and arrangements are collectively referred to as the "Company Plans." With respect to each Company Plan, the Company has furnished or made available to Parent a current, accurate and complete copy thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service (the "IRS"), if applicable, (iii) any summary plan description and other equivalent written communications by the Company or its Subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan and (iv) if applicable, for the two most recent years the Form 5500 and attached schedules.

          (b)   With respect to the Company Plans:

              (i)  each Company Plan has, in all material respects, been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code, and no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or accumulated funding deficiency, as defined in Section 302 of ERISA or Section 412 of the Code, has occurred with respect to any Company Plan;

            (ii)   except as would not reasonably be expected to result in any material liability, all contributions required to be made under the terms of any Company Plan have been timely made;

            (iii)  each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified (or the deadline for obtaining such a letter has not expired as of the date of this Agreement) and, to the Company's knowledge, nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Company Plan;

            (iv)  no Company Plan is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code;

            (v)   no Company Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA);

            (vi)  the Company and its Subsidiaries do not maintain any Company Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code, and the Company and its Subsidiaries are not subject to any material liability, including additional material contributions, fines, penalties or loss of Tax deduction, as a result of such administration and operation;

            (vii) no Company Plan provides, or reflects or represents any liability of any of the Company and its Subsidiaries to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Law, and none of the Company, any Subsidiary or any entity, trade or business, whether or not incorporated, that together with the Company or any Subsidiary, would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate") has any material liability as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code;

            (viii)  no Company Plan provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit determined or occasioned, in whole or in part, by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby (either alone or in conjunction with another event). No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any individuals under any Company Plan will be an "excess parachute payment," as such term is defined in Section 280G(b)(1) of the Code. The Company has not taken any action with respect to 2012 annual incentive awards that would cause such awards to be nondeductible under Section 162(m) of the Code. The Company is not obligated to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code;

            (ix)  each Company Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A(d)(1) of the Code (a "Nonqualified Deferred Compensation Plan") subject to Section 409A of the Code has been operated in material compliance with Section 409A of the Code since January 1, 2005, based upon a good faith reasonable interpretation of (A) Section 409A of the Code and (B) IRS Notice 2005-1 or any other applicable IRS guidance, in each case as modified by IRS Notice 2007-86 (clauses (A) and (B), together, the "409A Authorities"). No Company Plan that would be a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the "AJCA"), has been "materially modified" within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon a good faith reasonable interpretation of the AJCA and the 409A Authorities and has not been operated in material compliance with the 409A Authorities (except to the extent it would not reasonably be expected to result in a material liability); and

            (x)   there are no Actions, audits or inquiries pending, or, to the knowledge of the Company, threatened (other than routine claims for benefits) against any, or with respect to, any Company Plan or fiduciary thereto or against the assets of any such Company Plan that would reasonably be expected to have a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole.

        Section 3.12    Labor Matters.

          (a)   The Company has provided to Parent information setting forth, with respect to each Company Employee (including any Company Employee who is on a leave of absence or on layoff status subject to recall): (i) the identification number of such Company Employee; (ii) such Company Employee's title or position; (iii) such Company Employee's current base salary; and (iv) whether such Company Employee is classified as exempt or non-exempt.

          (b)   The employment of each of the Company Employees is terminable by the respective Company or Subsidiary, as applicable, at will without any notice or severance obligation or other cost or liability to the respective Company or Subsidiary.

          (c)   Each of the Company and its Subsidiaries is in material compliance with all applicable visa and work permit requirements with respect to any Company Employee, consultant, contractor or other non-employee service provider.

          (d)   Each of the Company and its Subsidiaries is in material compliance with all applicable employee licensing requirements and has used its reasonable best efforts to ensure that each Company Employee, consultant, contractor or other non-employee service provider who is required to have a gaming or other license under any Gaming Law or other Law maintains such license in current and valid form.

          (e)   Each of the Company and its Subsidiaries since January 1, 2009, has complied, and is in compliance, in all material respects with all applicable Laws, order, judgment, injunction, rule or decree and Contracts (if any) respecting the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 or any other comparable Law that applies to mass layoffs and/or plant closings to which the Company or any of its Subsidiaries is subject in each of the jurisdictions in which it conducts gaming operations.

          (f)    (i) As of the date hereof, none of the Company's or any of its Subsidiaries' current officers or senior property managers has given the Company or any Company Subsidiary, as applicable, written notice terminating his or her employment with the Company or such Subsidiary or terminating his or her employment upon a sale of, or business combination relating to, the Company or such Subsidiary; (ii) to the Company's knowledge, no Company Employee, consultant, or contractor is a party to or is bound by any employment contract, patent disclosure agreement, non-competition agreement, any other restrictive covenant or other contract with any Person, or subject to any order, judgment, injunction, rule or decree, which in each case, individually or in the aggregate, would reasonably be expected to have a material effect on (A) the performance by such Person of any of his or her material duties or responsibilities for the Company or such Subsidiary, or (B) the Company's or such Subsidiary's business or operations; and (iii) to the Company's knowledge, no current Company Employee, consultant, contractor or any other non-employee service provider is in violation of any material term of any employment contract, patent disclosure agreement, non-competition agreement, or any other restrictive covenant to a former employer or entity relating to the right of any such Company Employee, consultant, contractor or any other non-employee service provider to be employed or retained by the Company or such Subsidiary.

          (g)   Neither the Company nor any of its Subsidiaries is a party to, or is bound by any collective bargaining agreement or union contract with any labor union or labor organization and no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries. To the knowledge of the Company, since January 1, 2009, there have not been any activities or proceedings of any labor union, Company Employee or group of Company Employees of the Company or any of its Subsidiaries to organize any employees including, but not limited to, the solicitation of cards from

  Company Employees to authorize representation by any labor union, works council or labor organization or any written or oral demand for recognition. There is no obligation to inform, consult or obtain consent whether in advance or otherwise of any labor union, works council, employee representatives or other representative bodies in order to consummate the Merger or other transactions contemplated herein.

          (h)   There is not now, nor has there been since January 1, 2009, any strike, slowdown, work stoppage, lockout or other material labor dispute, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries that would reasonably be expected to have a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole.

          (i)    Except as would reasonably be expected to have a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries are, and at all times since January 1, 2009, have been in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, leaves of absences, layoffs, and workers' compensation, in each case, with respect to its Company Employees. Except as would reasonably be expected to have a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries are, and at all times since January 1, 2009, have been, in compliance with all applicable Laws governing the classification of Company Employees, consultants, independent contractors and other service providers as independent contractors and employees and, where applicable, exempt or non-exempt. Neither the Company, nor any of its Subsidiaries is delinquent to, or has failed to pay, any of its Company Employees, consultants or independent contractors for any wages (including overtime), salaries, commissions, bonuses, benefits or other compensation for any services performed by them or amounts required to be reimbursed to such individuals that would reasonably be expected to result in any liability that would reasonably be expected to have a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole.

          (j)    Except as listed in Section 3.12(j) of the Company Disclosure Letter, there are no actions, suits, claims, labor disputes or grievances pending or, to the knowledge of the Company, threatened involving any Company Employee, consultant, contractor or any other non-employee service provider that would reasonably be expected to have a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole. There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including, but not limited to, discrimination based upon sex, age, marital status, race, national origin, sexual orientation, disability or veteran status) pending or, to the knowledge of the Company, threatened before the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Health and Safety Administration, the Workers Compensation Appeals Board, or any other Governmental Body against the Company pertaining to any Company Employee, consultant, or independent contractor that would reasonably be expected to have a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole.

        Section 3.13    Environmental Matters.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as set forth in the environmental assessments previously made available to Parent and Merger Sub: (i) the Company and each of its Designated Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits required under such Environmental Laws to operate as they presently operate; (ii) there are no Materials of Environmental Concern at any property owned or operated by the Company or any of its Designated Subsidiaries, except under circumstances that are not reasonably likely to result in liability of the Company or any of its Designated Subsidiaries under any applicable Environmental Law; (iii) neither the Company nor any of its Designated Subsidiaries has received any written notification alleging that it is liable for, or any request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; and (iv) neither the Company nor any of its Designated Subsidiaries has received any written claim or complaint, or is presently subject to any Action, relating to noncompliance with any Environmental Laws or any other liabilities arising under or relating to pursuant to Environmental Laws ("Environmental Action"), and, to the knowledge of the Company, (x) no Environmental Action has been threatened in writing and (y) there are no facts, circumstances, or conditions that could reasonably be expected to give rise to an Environmental Action.

          (b)   Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.13 are the only representations and warranties in this Agreement with respect to Environmental Laws or Materials of Environmental Concern.

        Section 3.14    Taxes.

          (a)   All material Tax Returns required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns are true, correct and complete in all material respects. There is no outstanding claim in writing by any Governmental Entity where the Company or any of its Subsidiaries does not file a particular type of Tax Return that it is required to file such Tax Return or may be subject to Tax.

          (b)   Neither the Company nor any of its Subsidiaries is delinquent in the payment of any material Tax (including Taxes required to have been withheld by the Company or any of its Subsidiaries) for which reserves have not been established in accordance with GAAP on the most recent balance sheet included in the Company SEC Documents.

          (c)   No material Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent.

          (d)   There are no proceedings (including assessments of deficiencies, audits or similar reviews) now pending or, to the knowledge of the Company, threatened in writing against or with respect to the Company or any of its Subsidiaries with respect to any material amount of Tax. None of the Company or any Subsidiary is subject to any outstanding waiver or extension of the statute of limitations in respect of material Taxes. None of the Company or any of its Subsidiaries has engaged in a "listed transaction" or "transaction of interest" as defined in Treasury Regulations Section 1.6011-4(b)(2).

          (e)   To the extent relevant to the Company, the Company and each of its Subsidiaries are and have been in compliance in all material respects with all applicable (i) transfer pricing Laws and (ii) terms and conditions of any material Tax exemption, holiday or other similar incentive agreement, arrangement or order granted or issued to the Company or any of its Subsidiaries.

          (f)    None of the Company or any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for income tax purposes for a taxable period (or portion thereof) ending on or prior to the Closing Date initiated by the Company or any Subsidiary prior to the Closing Date without the consent of Parent; or (ii) "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local, or other Tax law) executed on or prior to the Closing Date without the consent of Parent.

          (g)   Notwithstanding anything in this Agreement to the contrary, the representations in this Section 3.14, and the representations pertaining to the Code in Section 3.11, are the only representations in this Agreement with respect to Taxes.

        Section 3.15    Contracts.

          (a)   Except for those Contracts previously filed with the SEC by the Company, Section 3.15 of the Company Disclosure Letter identifies each Company Contract that constitutes a Material Contract (as defined below) (other than Material Contracts described in (a)(ii) below), an accurate and complete copy of each of which (other than Material Contracts described in (a)(ii) below) has been provided or made available to Parent by the Company on the Datasite. For purposes of this Agreement, each of the following Contracts that is unexpired and effective as of the date of this Agreement and under which the Company or any of its Subsidiaries has ongoing rights or obligations will be deemed to constitute a "Material Contract":

            (i)    any Contract that is or would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10)(i) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

            (ii)   any Contract that, by its terms, requires payments by the Company or any of its Subsidiaries in excess of $500,000 in the aggregate for remainder of the stated term of such Contract, other than those that are terminable by the Company of any of its Subsidiaries on no more than ninety days' notice and without material liability or financial obligation to the Company or any of its Subsidiaries;

            (iii)  any mortgages, indentures, guarantees, loans, credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case, in excess of $500,000, other than (A) accounts receivables and payables, and (B) loans to or guarantees for direct or indirect wholly owned Subsidiaries of the Company, in each case, in the ordinary course of business consistent with past practice;

            (iv)  any Contract limiting, in any material respect, the freedom of the Company or any of its Subsidiaries to engage or participate, or compete with any other Person, in any line of business, market or geographic area, or to make use of any material Intellectual Property owned by the Company or any of its Subsidiaries;

            (v)   any Contract pursuant to which the Company or any of its Subsidiaries is the lessee or lessor of, or holds, uses, or makes available for use to any Person (other than the Company or a Subsidiary thereof) any real property that by the Contract's terms requires payment or receipt, as the case may be, in excess of $500,000, and any executory Contract for the sale or purchase of any real property;

            (vi)  any Contract entered into since the date of the filing of the Company's last proxy statement with any of the Company's or any of its Subsidiaries' officers, directors, employees, principal shareholders or Persons who, to the knowledge of the Company, are controlled thereby, or, to the knowledge of the Company, any member of such Persons' immediate families, other than any written employment, consulting, management services agreement or other compensation or benefit plan with the Company, or the Company's or its Subsidiaries' written employee policies and procedures;

            (vii) any Contract pursuant to which any third Person is licensed to use any material Intellectual Property owned by the Company or any of its Subsidiaries, and all Contracts pursuant to which the Company or any of its Subsidiaries is licensed to use any material Intellectual

    Property, other than Contracts for commercially available off-the-shelf Software licensed to the Company or any of its Subsidiaries for an amount not in excess of $500,000 in any case over the term of the applicable Contract; or

            (viii)  any employment Contract with the Company or any of its Subsidiaries and any Contract with any labor union.

          (b)   Each Material Contract is valid and in full force and effect, and is enforceable against the Company and its Subsidiaries (and to the knowledge of the Company is enforceable against each other party thereto) in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, except to the extent that they have previously expired in accordance with their terms, or if the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole.

          (c)   (i) Neither the Company nor its Subsidiaries has materially violated or breached, or committed any material default under, any Material Contract; (ii) to the knowledge of the Company, no other Person has materially violated or breached, or committed any material default under, any Material Contract; and (iii) neither the Company nor its Subsidiaries has received any written notice or, to the knowledge of the Company, other communication regarding any actual or possible material violation or breach of, or material default under, any Material Contract.

        Section 3.16    Insurance.     Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries maintains insurance policies with insurance carriers against all risks of a character and in such amounts as management has determined to be reasonably prudent, (b) all material insurance policies of the Company and its Subsidiaries are in full force and effect and were in full force and effect during the periods of time such insurance policies are purported to be in effect, and (c) neither the Company nor any of its Subsidiaries is in breach or default of, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies.

        Section 3.17    Real Property; Vessels; Personal Property.

          (a)    Real Property.    Section 3.17(i) of the Company Disclosure Letter contains a list of each parcel of real property owned by the Company and its Subsidiaries material to the operations or business of the Company or any of its Subsidiaries. Section 3.17(ii) of the Company Disclosure Letter contains a list of each parcel of real property leased by the Company and its Subsidiaries material to the operations or business of the Company and its Subsidiaries, taken as a whole.

          (b)    Vessels.    Section 8.3(mm) of the Company Disclosure Letter contains a list of each Vessel and such list includes all Vessels used by the Company and its Subsidiaries in the conduct of the Company's and its Subsidiaries' business. Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole, (i) each Vessel is currently documented with and has a current and valid certificate of inspection issued by, the United States Coast Guard or other applicable Governmental Entity, (ii) each Vessel is, and on the Closing Date will be, a citizen of the United States, pursuant to Section 2 of the Shipping Act, 1916, 46 U.S.C. §50501, as amended, and eligible to own and operate the Vessel in the coastwise trade of the United States, (iii) the Vessels are in sufficient condition and repair and are adequate for the use, occupancy and operation of the business of the Company and its Subsidiaries, and (iv) to the Company's knowledge, the improvements situated on the Vessels are free from structural defects and violations of Laws applicable thereto.

          (c)    Personal Property.    Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole, the machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased, or used by the Company or any of its Subsidiaries are to the knowledge of the Company, in good operating condition, subject to normal wear and tear, and are reasonably fit and usable for the purposes for which they are being used.

          (d)   Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole, the Company or a Subsidiary of the Company owns and has good and valid title to all of their respective owned real property, good and merchantable title to the Vessels, and good title to all of its other tangible personal property and has valid leasehold interests in all of its leased properties, necessary to conduct their respective businesses as currently conducted, free and clear of all Liens (except in all cases for those permissible under any applicable loan agreements and indentures and for title exceptions, defects, encumbrances, liens, charges, restrictions, restrictive covenants and other matters, whether or not of record, which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used), assuming the timely discharge of all obligations owing under or related to the owned real property, the tangible personal property and the leased property. No representation is made under this Section 3.17 with respect to any intellectual property or intellectual property rights, which are the subject of Section 3.18.

        Section 3.18    Intellectual Property.

          (a)   Section 3.18(a) of the Company Disclosure Letter sets forth a true and complete list of all Company Registered IP. To the knowledge of the Company, no Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and no such action is or has been threatened with respect to any of the Company Registered IP. All Company Registered IP is solely and exclusively owned by the Company or one of its Subsidiaries free and clear of all Liens, and neither the Company nor any of its Subsidiaries has received any written notice or claim challenging the validity or enforceability of any Company Registered IP that remains pending or unresolved.

          (b)   The Company and each of its Subsidiaries has taken commercially reasonable steps to maintain the confidentiality of all material Trade Secrets of the Company and its Subsidiaries, including taking commercially reasonable steps to safeguard any such information that is accessible through computer systems or networks.

          (c)   To the knowledge of the Company, the business of the Company and its Subsidiaries as currently conducted does not infringe or misappropriate, in a manner that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole, any Intellectual Property Rights of any third Person. Neither the Company nor any of its Subsidiaries has received any written notice or claim asserting that any such infringement or misappropriation is occurring or has occurred, which notice or claim remains pending or unresolved and that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole, any Intellectual Property Rights of any third Person. Neither the Company nor any of its Subsidiaries has issued any notice or claim since January 1, 2009 that a third Person is misappropriating or infringing any Owned Company Intellectual Property and no Owned Company Intellectual Property is subject to any outstanding order, judgment, decree or stipulation restricting or limiting in any use or licensing thereof by the Company or any of its Subsidiaries, except as would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole.

          (d)   Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole, the Company or its Subsidiaries solely and exclusively own all right, title and interest in and to (including the sole right to enforce) the Owned Company Intellectual Property, free and clear of all Liens, and have not granted any license, covenant, release, immunity or other right with respect to any material Owned Company Intellectual Property to any Person other than non-exclusive licenses granted in the ordinary course of business in connection with marketing and promotional activities. All of the Company Intellectual Property that is material to the business or operations of the Company and its Subsidiaries, taken as a whole, and that is not Owned Company Intellectual Property (the "Licensed Company Intellectual Property") is duly and validly licensed to the Company or its Subsidiaries pursuant to a valid and enforceable contract. For avoidance of doubt, the preceding sentence does not constitute a representation or warranty with respect to non-infringement of third Person Patents, which is addressed separately in Section 3.18(c). Following the Closing, the Surviving Corporation will own or have, and will be permitted to exercise, the same rights that the Company and its Subsidiaries had immediately prior to the Closing with respect to Intellectual Property and Intellectual Property Rights (other than off-the-shelf computer programs), in each case that are material to the operations or business of the Company and its Subsidiaries, taken as a whole, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or its Subsidiaries would otherwise have been required to pay had this Agreement not been entered into and the transactions not occurred.

          (e)   Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the operations or business of the Company and its Subsidiaries, taken as a whole, to the knowledge of the Company, the Company and each Designated Subsidiary has (i) complied in all material respects with its respective privacy policies and all applicable Laws relating to privacy and data security, including with respect to the collection, storage, transmission, transfer, disclosure, and use of Personal Information; and (ii) implemented and maintained a data security plan which maintains effective and commercially reasonable administrative, technical and physical safeguards to protect Personal Information against loss, damage, and unauthorized access, use, modification, or other misuse. To the knowledge of the Company, there has been no material loss, damage, or unauthorized access, use, modification, or breach of security of Personal Information maintained by or on behalf of by the Company or any of its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the operations or business of the Company and its Subsidiaries. To the knowledge of the Company, since January 1, 2009, no Person (including any Governmental Entity) has made any claim or commenced any action with respect to loss, damage, or unauthorized access, use, modification, or breach of security of Personal Information maintained by or on behalf of any of the Company or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole. None of the execution, delivery, or performance of this Agreement or the consummation of the Merger or other transactions contemplated herein will or reasonably would be expected to result in any material violation of any privacy policy of the Company and its Subsidiaries or any applicable Law pertaining to privacy, data security, or Personal Information.

        Section 3.19    State Takeover Statutes.     None of the requirements or restrictions of any "fair price," "moratorium," "acquisition of controlling interest," "combinations with interested stockholders" or similar anti-takeover Law (collectively, the "Takeover Laws") enacted in any state in the United States applies to this Agreement or to any of the transactions contemplated hereby, including the Merger.

        Section 3.20    Affiliate Transactions.     Except for directors' and employment-related Material Contracts filed or incorporated by reference as an exhibit to a Company SEC Document filed by the Company prior to the date hereof and for any intercompany agreements, as of the date hereof, no executive officer or director of the Company is a party to any Material Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing within the last 12 months.

        Section 3.21    Brokers.     No broker, investment banker, financial advisor or other Person, other than Lazard Freres & Co. LLC and Centerview Partners LLC, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has provided to Parent a complete and correct summary of the material compensation terms in respect of all Contracts between the Company and Lazard Freres & Co. LLC or Centerview Partners LLC pursuant to which such firm would be entitled to any payment relating to the Merger or other transactions contemplated herein or otherwise.

        Section 3.22    Opinion of Financial Advisor.     Each of Lazard Freres & Co. LLC and Centerview Partners LLC has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Shares.

        Section 3.23    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty to Parent or Merger Sub. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent's or Merger Sub's use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain "data rooms" or management presentations in expectation of the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
PARENT, HOLDCO AND MERGER SUB

        Except (a) as disclosed or reflected in the Parent SEC Documents filed prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), or (b) as set forth in the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter") (it being agreed that disclosure of any information in a Parent Qualifying SEC Document or particular section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent), Parent, HoldCo and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

        Section 4.1    Organization, Standing and Power.

          (a)   Each of Parent Entities (i) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clause (iii), for any such failures to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" means any event, change, occurrence or effect that would prevent, materially delay or materially impede the performance by any Parent Entity of its obligations under this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby (including the ability of Parent to obtain Debt Financing).

          (b)   Parent has previously furnished to the Company a true and complete copy of the organizational and governing documents of each Parent Entity, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. No Parent Entity is in violation of any provision of its organizational or governing documents in any material respect.

        Section 4.2    Authority.     Each Parent Entity has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Parent Entities and the consummation by the Parent Entities of the transactions contemplated hereby have been duly authorized by the Boards of Directors of each Parent Entity, and no other corporate proceedings on the part of any Parent Entity are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the filing of the Articles of Merger with the Nevada Secretary of State as required by the NRS. This Agreement has been duly executed and delivered by each Party Entity and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each Parent Entity, enforceable against each of them in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally or by general principles of equity).

        Section 4.3    No Conflict; Consents and Approvals.

          (a)   The execution, delivery and performance of this Agreement by the Parent Entities, and the consummation by the Parent Entities of the transactions contemplated hereby, do not and will not (i) conflict with or violate the organizational or governing documents of any Parent Entity, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, result in the creation or imposition of any Lien or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by the Parent Entities, and the consummation by the Parent Entities of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as may be required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities, takeover and "blue sky" Laws, (ii) the filings required under the HSR Act and any filings required under Foreign Antitrust Laws, (iii) such filings and other action as are necessary to obtain all required Gaming Approvals, (iv) such filings as necessary to comply with the applicable requirements of The New York Stock Exchange, (v) the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Adverse Material Effect.

        Section 4.4    Certain Information.     None of the information supplied or to be supplied by any Parent Entity for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Parent Entities make no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement.

        Section 4.5    Litigation.     Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity and (b) neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity.

        Section 4.6    Ownership and Operations of HoldCo and Merger Sub.     HoldCo is a wholly owned subsidiary of Parent formed solely for the purpose of engaging in the Merger and the other transactions contemplated herein, including the Debt Financing. Merger Sub is an indirect wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the Merger. Since their respective dates of incorporation and prior to the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and the Debt Financing, neither HoldCo nor Merger Sub have incurred, directly or indirectly, through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. The duly authorized capital stock of HoldCo consists of 150,000,000 shares of common stock, par value $0.01 per share, 100 of which are validly issued and outstanding, fully paid and nonassessable. The duly authorized capital stock of Merger Sub consists of 50,000 shares of common stock, par value $0.01 per share, 100 of which are validly issued and outstanding, fully paid and nonassessable. All of the issued and outstanding capital stock of HoldCo and Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.

        Section 4.7    Financing

          (a)   Parent has delivered to the Company a true, complete and correct copy of an executed commitment letter, dated as of December 20, 2012 (such commitment letter as the same may be amended or replaced pursuant to Section 5.16(c) except by an Alternative Financing, is referred to herein as the "Debt Financing Commitment"), among Parent, JPMorgan Chase Bank, N.A. ("JPMCB"), J.P. Morgan Securities LLC, and Goldman Sachs Lending Partners LLC ("Goldman"), pursuant to which, among other things, each of JPMCB and Goldman has agreed, subject to the terms and conditions of the Debt Financing Commitment, to provide or cause to be provided, on a several and not joint basis, 50% and 50%, respectively, of the financing commitments specified in Section 4.7 of the Parent Disclosure Letter, the proceeds of which are to be used to fund the Merger Consideration and to pay transaction fees and expenses and/or to refinance existing indebtedness of the Company and Parent, as specified in the Debt Financing Commitment. The financing commitments contemplated under the Debt Financing Commitment, as amended or replaced in compliance with Section 5.16(c), are referred to herein, individually and collectively, as the "Debt Financing".

          (b)   The Debt Financing Commitment is, as of the date hereof, in full force and effect. The Debt Financing Commitment is a legal, valid and binding obligation of the Parent and, to the knowledge of Parent, the other parties thereto. The Debt Financing Commitment (or any Debt Financing contemplated thereunder) has not been or will not be amended or modified, except as consistent with Section 5.16, and, as of the date hereof, the Debt Financing Commitment has not been withdrawn or rescinded in any respect. As of the date hereof, (i) no event has occurred which, with or without notice, lapse of time or both, would constitute a material default or material breach on the part of Parent under the Debt Financing Commitment, and (ii) subject to the accuracy of the representations and warranties of the Company set forth in Article III hereof and the satisfaction of the conditions set forth in Section 6.1 and Section 6.3 hereof, Parent has no reason to believe that it will be unable to satisfy on a timely basis any material term or condition of closing to be satisfied by the Debt Financing Commitment on or prior to the Closing Date. As of the date hereof, there are no conditions precedent related to the funding of the full amount of the Debt Financing other than as expressly set forth in or expressly contemplated by the Debt Financing Commitment. As of the date hereof, there are no side letters or other agreements, contracts or arrangements (except for customary fee letters and engagement letters, which do not contain provisions that impose any additional conditions to the funding of the Debt Financing not otherwise set forth in the Debt Financing Commitment) related to the funding of the full amount of the Debt Financing other than as expressly set forth in or expressly contemplated by the Debt Financing Commitment. As of the date hereof, subject to the terms and conditions of the Debt Financing Commitment, and subject to the terms and conditions of this Agreement, the aggregate proceeds contemplated by the Debt Financing Commitment, together with the available cash of Parent and the Company on the Closing Date (if any) and any Alternative Financing (if any), will be sufficient for the Parent Entities to consummate the Merger or the Alternative Merger upon the terms contemplated by this Agreement.

        Section 4.8    Vote/Approval Required.     No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of HoldCo and of HoldCo as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) are the only votes or consents of the holders of any class or series of capital stock of HoldCo or Merger Sub necessary to approve this Agreement and the Merger and the other transactions contemplated hereby.

        Section 4.9    Ownership of Shares.     No Parent Entity or any of Parent's Affiliates owns (directly or indirectly, beneficially or of record) any Shares or holds any rights to acquire or vote any Shares except pursuant to this Agreement.

        Section 4.10    Brokers.     No broker, investment banker, financial advisor or other Person, other than Goldman Sachs & Co., is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 4.11    Licensability.     None of Parent, Merger Sub, any of their respective officers, directors, partners, managers, members, principals or Affiliates which may reasonably be considered in the process of determining the suitability of Parent, HoldCo and Merger Sub for a Gaming Approval by a Gaming Authority, or any holders of Parent's capital stock or other equity interests who will be required to be licensed or found suitable under applicable Gaming Laws (the foregoing Persons collectively, the "Licensing Affiliates"), has ever abandoned or withdrawn (in each case in response to a communication from a Gaming Authority regarding a likely or impending denial, suspension or revocation) or been denied or had suspended or revoked a Gaming Approval, or an application for a Gaming Approval, by a Gaming Authority. Parent, HoldCo, Merger Sub, and each of their respective Licensing Affiliates which is licensed or holds any Gaming Approval pursuant to applicable Gaming Laws (collectively, the "Licensed Parties") is in good standing in each of the jurisdictions in which such Licensed Party owns, operates, or manages gaming facilities. To Parent's knowledge, there are no facts which, if known to any Gaming Authority, would be reasonably likely to (i) result in the denial, revocation, limitation or suspension of a Gaming Approval of any of the Licensed Parties or (ii) result in a negative outcome to any finding of suitability proceedings of any of the Licensed Parties currently pending, or under the suitability proceedings necessary for the consummation of the Merger.

        Section 4.12    Compliance with Gaming Laws.

          (a)   Each of the Licensed Parties, and to Parent's knowledge, each of the Licensed Parties' directors, officers, partners, managers, members, key employees and Persons performing management functions similar to those performed by officers, partners, or managers, holds all Gaming Approvals and all such Permits as are necessary to conduct the business and operations of the Licensed Parties as currently conducted, each of which is in full force and effect in all material respects (the "Parent Permits"), and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Parent Permit that currently is in effect, the loss of which, either individually or in the aggregate, would be reasonably likely to materially impair or delay the Closing. Each of the Licensed Parties, and to the knowledge of Parent, each of the Licensed Parties' respective directors, officers, partners, managers, members, key employees and Persons performing management functions similar to those performed by officers, partners, or managers (collectively, "Management Principals"), is in compliance with the terms of the Parent Permits, except for such failures to comply which would not, individually or in the aggregate, be reasonably likely to materially impair or delay the Closing. No Parent Entity, nor any of their respective Licensing Affiliates has received notice of any investigation or review by any Gaming Authority or other Governmental Entity with respect to any Parent Entity, or any of their respective Licensing Affiliates or Management Principals that is pending, and, to the knowledge of Parent, no investigation or review is threatened, nor has any Gaming Authority or other Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not impair or delay the Closing.

          (b)   No Licensed Party, and no Licensing Affiliate or Management Principal of any Licensed Party, has received any written claim, demand, notice, complaint, court order or administrative order from any Gaming Authority or other Governmental Entity in the past three years under, or relating to any violation or possible violation of, any Gaming Law which did or would be reasonably likely to result in an individual fine or penalty of $250,000 or more. To the knowledge of Parent, there are no facts which if known to any Gaming Authority could reasonably be expected to result in the revocation, limitation or suspension of a Gaming Approval or other material license, finding of suitability, registration, permit or approval of the Licensed Parties, or any of their respective Licensing Affiliates or Management Principals. None of the Licensed Parties, and none of their respective Licensing Affiliates or Management Principals, has suffered a suspension, denial, non-renewal, limitation or revocation of any Parent Permit.

        Section 4.13    Solvency of the Surviving Corporation.     Immediately following the Effective Time and after giving effect to the Merger and taking into account the financing necessary in order to consummate the Merger, the Surviving Corporation and each of its Subsidiaries will not (i) be insolvent (either because their respective financial conditions are such that the sum of their debts is greater than the fair market value of their assets or because the fair saleable value of their assets is less than the amount required to pay their probable liability on their existing debts as such debts mature); (ii) have unreasonably small capital with which to engage in the Business; or (iii) have incurred debts beyond their ability to pay such debts as such debts become due.

        Section 4.14    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article IV, the Company acknowledges that no Parent Entity or any other Person on behalf of any Parent Entity makes any express or implied representation or warranty to the Company.

        Section 4.15    Access to Information.     Each Parent Entity acknowledges and agrees that it (a) has had an opportunity to discuss and ask questions regarding the Business with the management of the Company, (b) has had access to the books and records of the Company, the "data room" maintained by the Company for purposes of the transactions contemplated by this Agreement and such other information as it has desired or requested to review and (c) has conducted its own independent investigation of the Company and its Subsidiaries and the transactions contemplated hereby, and has not relied on any representation, warranty, or other statement by any Person regarding the Company and its Subsidiaries, except as expressly set forth in Article III.

ARTICLE V
COVENANTS

        Section 5.1    Conduct of Business.

          (a)   The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (i) as required or permitted by this Agreement, (ii) as disclosed in Section 5.1 of the Company Disclosure Letter, (iii) as required by applicable Law or (iv) to the extent Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned, or delayed), the Company shall, and shall cause each of its Subsidiaries, to use reasonable best efforts to conduct its business in the ordinary course of business and to preserve substantially intact its business organization (including maintaining its material asserts and preserving its material present relationships with suppliers, Governmental Entities, creditors, lessors and other Persons with which it has material business relations to the extent necessary therefor); provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action constitutes a breach of such provision of Section 5.1(b).

          (b)   Between the date of this Agreement and the Effective Time, except (w) as required or permitted by this Agreement, (x) as disclosed in Section 5.1 of the Company Disclosure Letter, (y) as required by applicable Law, or (z) to the extent Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned, or delayed), neither the Company nor any of its Subsidiaries shall:

            (i)    amend or otherwise change its articles of incorporation or bylaws or any similar governing instruments;

            (ii)   issue, deliver, sell, pledge, dispose of or encumber any shares of its capital stock, or grant to any Person any right to acquire any shares of its capital stock, except (A) pursuant to the exercise of Company Stock Options or settlement of other awards outstanding as of the date hereof (or permitted hereunder to be granted after the date hereof) and in accordance with the terms of such instruments, or (B) quarterly grants of Company Stock Options (and issuances of Shares pursuant thereto) or Company Stock Rights, in each case, for employee promotions and new employee hires, in each case, to employees of the Company below the level of senior vice president or to employees of the Company's Subsidiaries, in each case that are made in the ordinary course of business consistent with past practice; provided, however, no such grants of Company Stock Options or Company Stock Rights shall provide for accelerated vesting upon a change of control of the Company (including upon consummation of the Merger), unless (i) such acceleration is limited to only those awards that would have vested on or before the first anniversary of the applicable grant date or (ii) such grants are made pursuant to written employment agreements entered into, or offer letters made and accepted in writing, in each case, on or prior to the date of this Agreement, in each case which are set forth on Section 5.1(b)(ii) of the Company Disclosure Letter;

            (iii)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (A) quarterly cash dividends of $0.125 per Share on the Shares or (B) any dividend or distribution by a Subsidiary of the Company to the Company or to other Subsidiaries);

            (iv)  adjust, split, combine, redeem, repurchase or otherwise acquire any shares of capital stock of the Company (except in connection with cashless exercises or similar transactions pursuant to the exercise of Company Stock Options or settlement (including settlement of Tax withholding obligations) of other awards or obligations outstanding as of the date hereof or permitted to be granted after the date hereof), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock;

            (v)   (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or substantially all of the assets of any of the foregoing, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Contracts; or (B) except as permitted in accordance with Section 5.1 of the Company Disclosure Letter, sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, other than sales or dispositions of inventory and other assets in the ordinary course of business or pursuant to existing Contracts;

            (vi)  other than in the ordinary course of business, enter into, materially amend or terminate any Material Contract;

            (vii) commit to any material new capital expenditures except (A) to the extent reflected in the Company's capital expenditure budget set forth on Section 5.1(b)(vii) of the Company Disclosure Letter or (B) in connection with any cost over-runs with respect to the Company's property in Lake Charles, Louisiana not to exceed $10 million in the aggregate;

            (viii)  (A) other than the extension of credit to customers in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), or (B) incur any indebtedness for borrowed money or issue any debt securities, other than the incurrence of indebtedness in the ordinary course of business under the Company's existing credit facilities, which aggregate amount outstanding under the Company's existing credit facilities shall in no event exceed $925,000,000 as of June 30, 2013 (provided that such amount shall be increased by $10,000,000 following June 30, 2013 for each month subsequent to June 30, 2013, other than with respect to October 2013, in which such amount shall be increased by $45,000,000), or redeem or repurchase any indebtedness for borrowed money; provided, however, that, for the avoidance of doubt, amounts under the Company's existing credit facilities may be repaid and/or re-borrowed provided the above amount is not exceeded.

            (ix)  except to the extent required by applicable Law, any arrangement approved or in effect as of the date hereof (and made available on the Datasite), as contemplated by Section 5.8, or as required to comply with The Patient Protection and Affordable Care Act and Health Care and Education Reform Act, (A) increase the compensation or benefits of any employee of the Company, other than in the ordinary course of business consistent with past practice, (B) increase the compensation or benefits of any director or officer of the Company with the title of senior vice president or above, (C) amend or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan (other than any such adoption or amendment that does not increase the cost to the Company or any of its Subsidiaries of maintaining the applicable compensation or benefit plan) with or for the benefit of its employees or directors, (D) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation or (E) enter into any collective bargaining agreement or similar agreement with respect to the Company or any Subsidiary of the Company or any employees of the Company and its Subsidiaries;

            (x)   implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in Law or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

            (xi)  change any material Tax election, change any material Tax accounting method, file any material amended Tax Return or surrender any right to claim a material refund of Taxes (other than by the passage of time);

            (xii) compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than compromises, settlements or agreements in the ordinary course of business;

            (xiii)  enter into any line of business in any geographic area, other than the current lines of business (including the construction of the Company's property development in Lake Charles, Louisiana) of the Company and in the geographic areas where they are conducted as of the date hereof, or engage in the conduct of business that would require the receipt of any additional consents or approvals of a Governmental Entity in connection with the consummation of the Merger and the transactions contemplated hereby; or

            (xiv)  agree to take any of the actions described in Sections 5.1(b)(i) through 5.1(b)(xiii).

        Section 5.2    Conduct of Business of Parent and Merger Sub Pending the Merger.     From and after the date hereof and prior to the Effective Time, and except as may otherwise be required by applicable Law, each of Parent and Merger Sub agree that it shall not, directly or indirectly, take, or omit to take, any action which is intended to or which would reasonably be expected to (a) materially adversely affect or materially delay the ability of Parent or Merger Sub to obtain any approvals of any Governmental Entity (including any Gaming Approvals) necessary for the consummation of the transactions contemplated hereby or (b) otherwise, individually or in the aggregate, have a Parent Material Adverse Effect.

        Section 5.3    No Control of Other Party's Business.     Nothing contained in this Agreement shall give any of the Parent Entities, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        Section 5.4    Acquisition Proposals.

          (a)   Except as set forth in this Section 5.4, from and after the date of this Agreement, the Company agrees that neither it nor any of its Subsidiaries shall, and that it shall not authorize or permit its and their respective officers, directors, employees, agents and representatives, including any investment banker, attorney, accountant or other advisor retained by the Company or any of its Subsidiaries (collectively, "Representatives") to, directly or indirectly, (i) initiate, solicit, facilitate or knowingly encourage any inquiries, proposals or offers with respect to, or the making or completion of, an Acquisition Proposal, (ii) engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries in connection with, an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal or (iv) approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal; provided, however, it is understood and agreed that any determination or action by the Company Board permitted under Section 5.4(b) or (c) or Section 7.1(c)(ii) shall not be deemed to be a breach of this Section 5.4(a). The Company agrees that it will immediately cease and cause to be terminated, and cause its Representatives to cease and cause to be terminated, any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. The Company agrees that any violation of the foregoing restrictions by any of the Company's Subsidiaries or any Representative of the Company or any Company Subsidiary will be a breach of this Section 5.4(a) by the Company. The Company agrees that in the event it releases any Person from, or amends or waives any provision of, any confidentiality, "standstill," non-solicitation or similar agreement to which the Company is or becomes a party or under which the Company has or acquires any rights, it shall release Parent and Subsidiaries and Representatives of Parent from, and/or shall waive, all such parallel or analogous provisions of the Confidentiality Agreement. The Company also will promptly request each Person that has executed a confidentiality agreement in connection with its consideration of a possible Acquisition Proposal to return or destroy in accordance with the terms of such confidentiality agreement all confidential information heretofore furnished to such Person by or on behalf of the Company.

          (b)   Notwithstanding anything to the contrary in Section 5.4(a), at any time after the date of this Agreement and prior to obtaining the Company Stockholder Approval, the Company may, in response to an unsolicited bona fide written Acquisition Proposal that did not result from a breach of Section 5.4(a) and that the Company Board determines, in its good faith judgment (after consultation with its outside legal counsel and its financial advisor) constitutes or may reasonably be expected to lead to a Superior Proposal, and subject to complying with Section 5.4(d), (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement on terms no less restrictive to such Person than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement); provided, however, that the Company shall provide or make available to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to the Person making such Acquisition Proposal or its Representatives which was not previously provided or made available to Parent; and (ii) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, further, that the Company Board or any committee thereof may take the actions described in subsections (i) and (ii) above only if the Company Board or any committee thereof determines in its good faith judgment (after consultation with its outside legal counsel and its financial advisor) that the failure to take such action would reasonably be expected to breach its fiduciary duties under applicable Law.

          (c)   Except as set forth in this Section 5.4(c), until the termination of this Agreement in accordance with the terms hereof, neither the Company Board nor any committee thereof shall: (i) (A) fail to make or withdraw, modify or amend or publicly propose to withdraw, modify or amend, in any manner adverse to Parent or Merger Sub, its recommendation of this Agreement or the Merger (the "Company Board Recommendation"), (B) fail to make a statement in opposition and recommend to the Company's stockholders rejection of a tender or exchange offer for the Company's securities initiated by a third party pursuant to Rule 14e-2 promulgated under the Securities Act within ten Business Days after such tender or exchange offer shall have been announced or commenced by such third party, or (C) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal (any of the foregoing in clauses (A)-(C), an "Adverse Recommendation Change"), or (ii) adopt or recommend, or publicly propose to adopt or recommend, or allow the Company or any Company Subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting or related to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement referred to in Section 5.4(b)) (any of the foregoing, an "Acquisition Agreement"). Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may:

            (1)   in response to a bona fide unsolicited written Acquisition Proposal that was made after the date hereof, that did not result from a breach of this Section 5.4, and that the Company Board determines in good faith (after consultation with outside legal counsel and its financial advisor)

    constitutes a Superior Proposal (x) make an Adverse Recommendation Change if the Company Board has determined in good faith (after consultation with its outside legal counsel) that, in light of the receipt of such Superior Proposal, the failure to make such Adverse Recommendation Change would reasonably be expected to breach its fiduciary duties under applicable Law, or (y) cause the Company to terminate this Agreement pursuant to Section 7.1(c)(ii) and (only if the Company shall) concurrently with such termination enter into an Acquisition Agreement if the Company Board has concluded in good faith (after consultation with its outside legal counsel) that, in light of the receipt of such Superior Proposal, the failure to effect such termination would reasonably be expected to breach its fiduciary duties under applicable Law; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless, prior to or simultaneously with such termination, the Company pays by wire transfer of immediately available funds the Company Termination Fee in accordance with Section 7.3(b); provided, further, that the Company Board shall not be entitled to make an Adverse Recommendation Change in respect of any such Superior Proposal or terminate this Agreement pursuant to Section 7.1(c)(ii) in respect of any such Superior Proposal, and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless:

              (I)   the Company has provided to Parent four Business Days' prior written notice that it intends to take a such action (a "Notice of Designated Superior Proposal"), which notice shall describe the terms and conditions of any Superior Proposal (including the identity of the party making such Superior Proposal) that is the basis of the proposed action by the Company Board (a "Designated Superior Proposal") and attach the most current form or draft of any written agreement providing for the transaction contemplated by such Designated Superior Proposal and all other contemplated transaction documents (including any agreements with any stockholders, directors or employees) (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Designated Superior Proposal, and a new four Business Day period);

              (II)  at the end of such four Business Day period, such Acquisition Proposal has not been withdrawn and the Company Board determines in good faith that such Acquisition Proposal continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement agreed to or proposed by Parent in a binding written offer in response to a Notice of Designated Superior Proposal which is capable of being accepted by the Company).

          (d)   The Company promptly (and in any event within 24 hours) shall advise Parent orally and in writing of (i) any written Acquisition Proposal, (ii) any written request for non-public information relating to the Company or its Subsidiaries, other than requests for information not reasonably expected to be related to an Acquisition Proposal and (iii) any written inquiry or request for discussion or negotiation regarding an Acquisition Proposal, including in each case the identity of the Person making any such Acquisition Proposal, inquiry or request and the material terms of any such Acquisition Proposal, inquiry or request and attach a copy of any such written Acquisition Proposal, or if such Acquisition Proposal is provided orally to the Company, the Company shall summarize in writing the terms and conditions of such Acquisition Proposal, including the identity of the person making such Acquisition Proposal. The Company shall keep Parent reasonably and promptly informed in all material respects of the status and details (including any material change or proposed material change to the terms thereof) of any Acquisition Proposal. The Company shall provide Parent with prior notice of any meeting of the Company Board or any committee thereof at which the Company Board or any committee thereof is expected to consider any Acquisition Proposal or any such inquiry or to consider providing information to any person or group in connection with an Acquisition Proposal or any such inquiry.

          (e)   Nothing set forth in this Agreement shall prevent the Company or the Company Board from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), or (ii) from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside legal counsel, failure to disclose such information would reasonably be expected to breach its fiduciary duties under applicable Law; provided, however, that in the case of both clause (i) and clause (ii), any such disclosure, other than a "stop, look and listen" communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, may still be deemed to be an Adverse Recommendation Change pursuant to Section 5.4(c) unless the Company Board expressly publicly reaffirms the Company Board Recommendation in such disclosure.

        Section 5.5    Preparation of Proxy Statement; Stockholders' Meeting.

          (a)   As promptly as reasonably practicable, but in any event within 45 days, following the date of this Agreement, the Company shall, with the assistance of Parent, prepare the Proxy Statement and file the Proxy Statement with the SEC. Parent, HoldCo, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent, HoldCo and Merger Sub will furnish to the Company in writing the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. The Company and each Parent Entity will promptly correct any information provided by it for use in the Proxy Statement, if and to the extent that it shall have become false or misleading in any material respect prior to the Company Stockholders' Meeting. The Company shall cause the Proxy Statement, as so corrected, to be filed with the SEC and to be disseminated to its stockholders, in each case, as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before it is filed with the SEC, and the Company shall give good faith and reasonable consideration to any comments made by Parent or its counsel. The Company shall promptly notify and provide to Parent and its counsel any comments the Company or its counsel receives from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information.

          (b)   As promptly as reasonably practicable and, in any event, no later than 40 days following the clearance of the Proxy Statement by the SEC, the Company, acting through the Company Board, shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the "Company Stockholders' Meeting") and (ii) except to the extent that the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 5.4(c), include in the Proxy Statement a statement to the effect that the Company Board (A) has unanimously determined that the Merger and this Agreement are advisable and (B) unanimously recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting; provided, however, that the Company shall be permitted to delay, postpone or cancel the Company Stockholders' Meeting (but not beyond the Termination Date) if in the good faith judgment of the Company Board or any committee thereof (after consultation with its legal counsel) the failure to do so would reasonably be expected to breach the Company Board's fiduciary duties under applicable Law.

        Section 5.6    Access to Information; Confidentiality.

          (a)   From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall use its reasonable best efforts to cause its Subsidiaries, officers, directors and Representatives to, afford to Parent reasonable access during normal business hours, consistent with applicable Law, to its officers, key management employees, properties, offices, other facilities and books and records, and shall promptly furnish Parent with all financial, operating and other data and information as Parent shall reasonably request in writing (it being agreed, however, that the foregoing shall not permit Parent or its officers, employees or representatives to conduct any environmental testing or sampling or other invasive testing). Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by the employees of the Company or its Subsidiaries of their normal duties. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (i) breach any agreement with any third party, (ii) constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company or (iii) otherwise violate any applicable Law, including Gaming Laws.

          (b)   Each of Parent and Merger Sub will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement (including any and all information or documents furnished pursuant to Section 5.4(d)) in accordance with the confidentiality letter agreement, dated November 15, 2012, between Parent and the Company (the "Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

        Section 5.7    Regulatory Approvals.

          (a)   Upon the terms and subject to the conditions of this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under applicable Law (including under any Antitrust Law and under any applicable Gaming Law) to consummate the transactions contemplated by this Agreement at the earliest practicable date, including: (i) causing the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under the HSR Act; (ii) taking the steps necessary or desirable to obtain all consents, approvals (including Gaming Approvals) or actions of, make all filings with and give all notices to any Governmental Entity or any other Person required in order to permit consummation of the transactions contemplated by this Agreement; (iii) defending all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of the Merger; and (iv) resolving any objection asserted with respect to the transactions contemplated under this Agreement under any Antitrust Law raised by any Governmental Entity and preventing the entry of any court order, and vacating, lifting, reversing or overturning any injunction, decree, ruling, order or other action of any Governmental Entity that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement.

          (b)   In furtherance and not in limitation of the provisions of Section 5.7(a), each of the parties, as applicable, agrees to prepare and file as promptly as practicable, and in any event by no later than 15 Business Days from the date of this Agreement, an appropriate Notification and Report Form pursuant to the HSR Act. Parent shall pay all filing fees and other charges for the filings required under the HSR Act by the Company and Parent.

          (c)   In furtherance and not in limitation of the provisions of Section 5.7(a), Parent and Merger Sub agree to, and agree to cause their Affiliates and their respective directors, officers, partners, managers, members, principals and stockholders to, prepare and submit to the Gaming Authorities as promptly as practicable, and in any event no later than 45 calendar days from the date of this Agreement, all applications and supporting documents necessary to obtain all required Gaming Approvals.

          (d)   If a party receives a request for information or documentary material from any Governmental Entity with respect to this Agreement or any of the transactions contemplated hereby, including but not limited to a Second Request for Information under the HSR Act or requests for supporting, supplemental, or additional documentation from any Gaming Authorities, then such party shall in good faith make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, a response which is, at a minimum, in substantial compliance with such request.

          (e)   The parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and work cooperatively in connection with obtaining the approvals of or clearances from each applicable Governmental Entity, including:

            (i)    cooperating with each other in connection with filings required to be made by any party under any Antitrust Law or applicable Gaming Law and liaising with each other in relation to each step of the procedure before the relevant Governmental Entities and as to the contents of all communications with such Governmental Entities. In particular, to the extent permitted by Law or Governmental Entity, no party will make any notification in relation to the transactions contemplated hereunder without first providing the other party with a copy of such notification in draft form and giving such other party a reasonable opportunity to discuss its content before it is filed with the relevant Governmental Entities, and such first party shall consider all reasonable comments timely made by the other party in this respect; provided, however, that no party shall be required to provide the other party with any filings (or related materials) if such party reasonably determines that the disclosure of filings (or related materials) would be materially prejudicial to such party's business;

            (ii)   furnishing to the other party all information within its possession that is required for any application or other filing to be made by the other party pursuant to applicable Law in connection with the transactions contemplated by this Agreement;

            (iii)  promptly notifying each other of any communications (and, unless precluded by Law, providing copies of any such communications that are in writing) from or with any Governmental Entity with respect to the transactions contemplated by this Agreement and ensuring to the extent permitted by Law or Governmental Entity that each of the parties is entitled to attend any meetings with or other appearances before any Governmental Entity with respect to the transactions contemplated by this Agreement, unless a party has a reasonable basis to object to the presence of the other party at any such meetings or appearances;

            (iv)  consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the Antitrust Laws or applicable Gaming Laws; and

            (v)   without prejudice to any rights of the parties hereunder, consulting and cooperating in all respects with the other in defending all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of the transactions contemplated by this Agreement.

          (f)    In addition, Parent shall take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or advisable under all Antitrust Laws and/or applicable

  Gaming Laws to consummate the transactions contemplated by this Agreement as promptly as practicable, including using its reasonable best efforts to obtain as promptly as practicable the expiration of all waiting periods and obtain all Parent Permits and all other approvals and any other consents required to be obtained in order for the parties to consummate the transactions contemplated by this Agreement, and (i) placing particular assets or an operating property in trust upon the Closing pending obtaining control upon subsequent Gaming Approval, (ii) agreeing to sell, divest, or otherwise convey particular assets or an operating property of Parent and its Subsidiaries, and (iii) agreeing to sell, divest, or otherwise convey particular assets or an operating property of the Company and its Subsidiaries, contemporaneously with or subsequent to the Effective Time.

          (g)   Notwithstanding anything to the contrary set forth in this Agreement, the obligations of Parent under this Section 5.7 shall not require Parent to take any action that would require Parent to divest or place in trust, or permit or cause the Company to divest or place in trust, more than two operating properties (and under no circumstances more than one operating property in any one state). No actions taken pursuant to this Section 5.7 shall be considered for purposes of determining whether a Material Adverse Effect has occurred.

          (h)   Notwithstanding the foregoing, commercially, competitively and/or personal sensitive information and materials of a party will be provided to the other party on an outside counsel-only basis, provided that the parties shall cooperate to enable appropriate communications to be made available to the other party with respect to such commercially or competitively sensitive information redacted if necessary.

        Section 5.8    Employment and Employee Benefits Matters; Other Plans.

          (a)   Without limiting any additional rights that any current or former employee of the Company or any of its Subsidiaries (each, a "Company Employee") may have under any Company Plan, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for a period commencing at the Effective Time and ending on the first anniversary thereof, to honor and maintain the severance-related provisions of existing Company Plans with respect to any Company Employee terminated during that 12-month period.

          (b)   Without limiting any additional rights that any Company Employee may have under any Company Plan, except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for the period commencing at the Effective Time and ending on December 31, 2013, to maintain for any Company Employee, subject to Section 5.8(a) above, cash compensation levels (including salary and bonus opportunities) that are no less favorable than the cash compensation levels maintained for and provided to such Company Employees immediately prior to the Effective Time, and benefits (including the costs thereof to Company Plan participants) that are either (x) no less favorable than those provided to such Company Employees immediately prior to the Effective Time or (y) substantially similar, in the aggregate, to those provided to similarly situated employees of Parent and its Subsidiaries; provided, however, that nothing herein shall restrict Parent's ability, from and after the Effective Time, to change when bonuses are paid to Company Employees to coincide with when bonuses are paid to the other employees of Parent and its Subsidiaries.

          (c)   As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give Company Employees full credit for all purposes (including eligibility to participate, vesting and benefit accruals), but not for purposes of benefit accruals under any defined benefit pension plans, under any employee compensation, incentive, and benefit (including vacation and paid time off) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Corporation for the Company Employees' service with the Company, its Subsidiaries and their predecessor entities (each, a "Parent

  Plan") to the same extent reflected in the Company's books and records immediately prior to the Effective Time. With respect to each Parent Plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA), Parent and its Subsidiaries shall (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company and its Subsidiaries immediately prior to the Effective Time.

          (d)   From and after the Effective Time, except as otherwise agreed in writing between Parent and a Company Employee or as otherwise provided in this Agreement, Parent will honor, and will cause its Subsidiaries to honor, in accordance with its terms, (i) each existing employment, change in control, severance and termination protection plan, policy or agreement of or between the Company or any of its Subsidiaries and any officer, director or employee of that company, (ii) all obligations in effect as of the Effective Time under any equity-based, bonus or bonus deferral plans, programs or agreements of the Company or its Subsidiaries and (iii) all obligations in effect as of the Effective Time pursuant to outstanding restoration or equity-based plans, programs or agreements, and all vested and accrued benefits under any employee benefit, employment compensation, deferred compensation, or similar plans, programs, agreements or arrangements of the Company or its Subsidiaries. This Section 5.8 shall be binding upon and inure solely to the benefit of each party hereto, and for the avoidance of doubt, nothing in this Agreement is intended to (A) confer upon any current or former employee or other service provider of the Company or its Subsidiaries any right to employment or continued employment or continued service with Parent or any of its Subsidiaries (including, following the Closing Date, the Surviving Corporation (if applicable) or any Subsidiary thereof (if applicable)), (B) constitute or create an employment or agreement with, or modify the at-will status of any, employee or other service provider, or (C) alter any collective bargaining agreement terms and conditions.

          (e)   Parent shall cause the Surviving Corporation and each of its Subsidiaries, for a period commencing at the Effective Time and ending 90 days thereafter, not to effectuate a "plant closing" or "mass layoff" as those terms are defined in the Worker Readjustment and Notification Act (29 U.S.C. §2101) (the "WARN Act") affecting in whole or in part any site of employment, facility, operating unit or Company Employee, and shall cause the Surviving Corporation and each of its Subsidiaries not to take any such action after such 90-day period without complying with all provisions of the WARN Act, or any similar provision of applicable foreign Law.

          (f)    If so directed by Parent, the Company Board, one business day prior to the Effective Time, will adopt resolutions terminating any and all Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, effective no later than the day immediately preceding the date the Company becomes a member of the same controlled group of corporations (as defined in Section 414(b) of the Code) as Parent. The form and substance of such resolutions shall be subject to the reasonable approval of Parent, and the Company shall provide Parent evidence that such resolutions have been adopted by the Company Board or the board of directors of the Subsidiaries, as applicable.

        Section 5.9    Takeover Laws.     If any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, each of the Company and Parent and their respective Boards of Directors shall take such commercially reasonable actions as may be necessary to render such Law inapplicable to all of the foregoing or to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law on this Agreement, the Merger and the other transactions contemplated hereby.

        Section 5.10    Notification of Certain Matters.     The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication could be material to the Company, the Surviving Corporation or Parent, (b) any Action commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby or (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice; provided further, that failure to give prompt notice pursuant to clause (c) shall not constitute a failure of a condition to the Merger set forth in Article VI except to the extent that the underlying fact or circumstance not so notified would standing alone constitute such a failure. The parties agree and acknowledge that, except with respect to clause (c) of the first sentence of this Section 5.10, the Company's compliance or failure of compliance with this Section 5.10 shall not be taken into account for purposes of determining whether the condition referred to in Section 6.3(b) shall have been satisfied.

        Section 5.11    Indemnification, Exculpation and Insurance.

          (a)   Without limiting any additional rights that any employee may have under any agreement or Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of the Effective Time) and former officer, director, manager or employee of the Company and its Subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director, manager, employee, fiduciary or agent of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws as at the date hereof. In the event of any such Action, (A) each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent or the Surviving Corporation, to the fullest extent permitted under applicable Law and the Company Charter and Company Bylaws as at the date hereof, within 10 Business Days of receipt by Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided, that any Person to whom expenses are advanced provides an unsecured undertaking, if and only to the extent required by the NRS, the Company Charter, the Company Bylaws, or any indemnification agreement (or form thereof) identified in Section 5.11(a) of the Company Disclosure Letter and in effect immediately prior to the Effective Time, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, (B) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnified Party otherwise consents, and (C) the Surviving Corporation shall cooperate in the defense of any such matter. Parent and the Surviving Corporation shall be jointly and severally liable for the obligation to provide indemnification to the Indemnified Parties.

          (b)   Except as may be required by applicable Law, Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the articles of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries or in any indemnification agreement (or form thereof) identified in Section 5.11(a) of the Company Disclosure Letter and in effect immediately prior to the Effective Time between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

          (c)   For a period of six years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause to be provided substitute policies or purchase or cause the Surviving Corporation to purchase a "tail policy," in either case of at least the same coverage and amounts and containing terms and conditions that are not less advantageous in the aggregate to the Indemnified Parties than such policy with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 200% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. All such policies, including any substitute policies, shall be issued by carriers rated A, XII or higher by A.M. Best Company. At the Company's option, the Company may purchase, prior to the Effective Time, a six-year prepaid, non-revocable and non-cancellable tail policy on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby. If such prepaid tail policy has been obtained by the Company prior to the Effective Time, Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

          (d)   Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.11 shall continue in effect until the final disposition of such Action.

          (e)   The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. The provisions of this Section 5.11 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

          (f)    In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.11.

        Section 5.12    Rule 16b-3.     Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.13    Public Announcements.     Each Parent Entity, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company. Notwithstanding the foregoing, the Parent Entities and the Company may make public statements in response to questions from the press, analysts, investors or those attending industry conferences so long as such statements are substantially consistent with press releases, public disclosures or public statements previously issued or made by Parent or the Company, as applicable.

        Section 5.14    Obligations of Merger Sub and HoldCo.     Parent shall take all action necessary to cause Merger Sub, HoldCo and the Surviving Corporation to perform their respective obligations under this Agreement.

        Section 5.15    Consent Solicitation.

          (a)   At the request and sole expense of Parent, the Company shall promptly at a time reasonably requested by Parent, commence, or cause its Subsidiaries to promptly commence, one or more consent solicitations (each, a "Consent Solicitation"), with respect to certain amendments and waivers to the indenture (the "Indenture") governing the Company's publicly traded 7.50% Senior Notes due 2021 (the "Notes") on terms and conditions set forth in Section 5.15 of the Parent Disclosure Letter (or as may otherwise be agreed between the Company and Parent), and such other customary terms and conditions as are reasonably acceptable to the Company and Parent, and Parent shall assist the Company in connection therewith. If the Parent elects to proceed with any Consent Solicitation, the Company shall irrevocably take all corporate actions necessary for the Consent Solicitation. Promptly following the expiration date of the Consent Solicitation, assuming the requisite consents are received with respect to the Notes, the Company and its Subsidiaries, as applicable, shall execute a supplement to the Indenture, amending the terms and provisions of the Indenture as reasonably requested by Parent and as set forth in the Consent Solicitation documents sent to holders of the Notes (which amendment may include amendments and waivers to certain covenants contained in the Notes or the Indenture which can be eliminated upon the favorable vote of the holders of a majority of the principal amount thereof), which supplemental indenture shall become operative immediately upon the Effective Time, and shall use all reasonable efforts to cause the trustee under the Indenture to enter into such supplemental indenture prior to or substantially simultaneously with the Closing. The Company shall, and shall cause its Subsidiaries to, and shall use reasonable best efforts to cause their respective Representatives to, provide all cooperation reasonably requested by Parent in connection with any Consent Solicitation. Parent hereby covenants and agrees to provide (or to cause to be provided) when due and payable pursuant to the terms of any Consent Solicitation immediately available funds to the Company for the prompt and full payment at or prior to the Effective Time of any consent solicitation fees payable to the holders of the Notes for all consents properly tendered and not withdrawn to the extent required pursuant to the terms of such Consent Solicitation.

          (b)   Promptly after the date of this Agreement, Parent, at its own expense, shall prepare all necessary and appropriate documentation in connection with any Consent Solicitation, including the consent solicitation statement, related letters of transmittal and other related documents (collectively, the "Consent Solicitation Statement") . Parent and the Company shall, and shall cause their respective Subsidiaries, agents and representatives to, reasonably cooperate with each other in the preparation of the Consent Solicitation Statement for each Consent Solicitation. Without limiting the generality of the foregoing, the Company shall, and shall cause its Subsidiaries and the respective agents and representatives (including accountants, attorneys and other advisors) of the Company and its Subsidiaries to, provide Parent with such financial and other information with respect to the Company and its Subsidiaries, undertake reasonable efforts to obtain customary accountants' comfort letters, if applicable, legal opinions, and other documentation and items relating to the Consent Solicitation and execute such documents and take such other actions, in each case, as may be reasonably requested by Parent to carry out the Consent Solicitation as contemplated hereunder. Each Consent Solicitation Statement (including all amendments or supplements thereto) and all mailings to the holders of the Notes in connection with such Consent Solicitation shall be subject to the prior review of, and comment by, the Company and Parent and shall be reasonably acceptable in form and substance to each of them. If at any time prior to the completion of any Consent Solicitation any information in the Consent Solicitation Statement should be discovered by the Company and its Subsidiaries, on the one hand, or Parent, on the other, which should be set forth in an amendment or supplement to the Consent Solicitation Statement, so that the Consent Solicitation Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated by or on behalf of the Company to the holders of the Notes. Notwithstanding anything to the contrary in this Section 5.15, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, if applicable, and any other Laws applicable in connection with any Consent Solicitation. In connection with any Consent Solicitation, Parent may select one or more solicitation agents or, if applicable, dealer managers (which may include JPMCB and Goldman and their respective Affiliates and any other agents or managers to be reasonably acceptable to the Company), information agents, and other agents to provide assistance in connection therewith and the Company shall, and shall cause its Subsidiaries to, enter into customary agreements (including indemnities) with such parties so selected and on terms and conditions acceptable to Parent.

          (c)   If none of the Consent Solicitations undertaken pursuant to Section 5.15 is successful (or if Parent elects not to proceed with any Consent Solicitation pursuant to Section 5.15), then the Company shall, in accordance with the terms of the Indenture, (i) no later than 30 days, but no earlier than 60 days, prior to the Effective Time, mail a notice to the trustee under the Indenture and each holder of the Notes offering to repurchase Notes pursuant to the change of control provisions of the Indenture and (ii) take any other actions reasonably requested by Parent to otherwise comply with the change of control provisions of the Indenture and to facilitate the satisfaction and discharge of any Notes tendered as part of the change of control offer to repurchase pursuant to the satisfaction and discharge provisions of the Indenture and the other provisions of the Indenture applicable thereto. Such change of control offer shall be made conditioned upon the closing of the Merger, and the closing of the change of control offer shall occur, if at all, on the same day as the Closing Date, or if requested by Parent on such later date, and such change in control offer otherwise shall comply with the terms of the Indenture. The redemption and satisfaction and discharge of the Notes pursuant to the preceding sentences are referred to collectively as the "Discharge" of the Notes. The Company shall, and shall cause its Subsidiaries to, and shall use reasonable best efforts to cause their respective Representatives to, provide all cooperation reasonably requested by Parent in connection with the Discharge of the Notes.

          (d)   If the Consent Solicitation with respect to amendments and waivers to the Indenture necessary to consummate the Alternative Merger is successful, and the requisite consents to amend the Indenture are obtained on the terms and conditions set forth in the Consent Solicitation Statement, Parent may elect in its sole discretion to carry out an alternative acquisition structure, pursuant to which (i) a wholly-owned subsidiary of Parent will be merged with and into the Company, with the Company as the surviving corporation of such merger, and (ii) immediately following such merger, the surviving corporation will be merged with and into Parent (clauses (i) and (ii) collectively, the "Alternative Merger"); provided, however, Parent shall not have the right to implement the Alternative Merger if the same would alter the Merger Consideration. In the event Parent elects to carry out the Alternative Merger, the Company and Parent shall negotiate in good faith to amend this Agreement to reflect such Alternative Merger structure subject to the proviso in the immediately preceding sentence.

          (e)   Parent shall promptly, upon request by the Company (which may require a reasonable advance of the amount of such costs, fees and expenses), reimburse the Company for all documented out-of-pocket costs, fees and expenses reasonably incurred by or on behalf of the Company in connection with any Consent Solicitation and the Specified Amendment. Parent shall indemnify, defend, and hold harmless the Company, its Subsidiaries and their respective Representatives (other than any direct indemnification of any solicitation agent or dealer manager, which shall be indemnified under the applicable solicitation agent or dealer manager agreement; provided, however, that Parent shall indemnify the Company and its Subsidiaries from and against any and all liabilities incurred by them in connection with any solicitation agent or dealer manager agreement) for any liabilities incurred by any of them in connection with any action taken by them pursuant to this Agreement with respect to any Consent Solicitation and the Specified Amendment; provided, however, that Parent shall not have any obligation to indemnify, defend, and hold harmless any such party or person to the extent it is finally determined by a court of competent jurisdiction that such damages suffered or incurred are attributable to information provided by the Company that contained a material misstatement or omission.

          (f)    The Company shall be deemed to have satisfied each of its obligations set forth in clauses (a) through (c) of this Section 5.15 if the Company shall have used its reasonable best efforts to comply with such obligations, regardless of the actual outcome of any Consent Solicitation.

        Section 5.16    Financing.

          (a)   Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to cause its and their respective Representatives to, at Parent's sole expense, provide to Parent and Merger Sub such cooperation reasonably requested by Parent that is necessary, proper or advisable in connection with the Debt Financing (provided that such requested cooperation is consistent with applicable Law and does not unreasonably interfere with the operations of the Company and its Subsidiaries), including (i) participation in a reasonable number of meetings, presentations, road shows, due diligence sessions and sessions with rating agencies and otherwise reasonably cooperating with the marketing efforts of Parent Entities and the Parent Financing Sources for the Debt Financing; (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Debt Financing; provided that any such memoranda or prospectuses may, at the election of the Parent Entities, contain disclosure and financial statements with respect to the Company or the Surviving Corporation reflecting the Surviving Corporation and/or its Subsidiaries as the obligor; (iii) as promptly as reasonably practical, furnishing Parent and the Parent Financing Sources with financial and other information regarding the Company and its Subsidiaries as may be reasonably requested by Parent to prepare any offering memorandum, confidential information statement, lender presentation and other materials contemplated by the Debt Financing Commitment (including (A) financial (including financial projections) and other information regarding the Company and its Subsidiaries required to be provided to the Parent Financing Sources pursuant to the Debt Financing Commitment and (B) financial information regarding the Company and its Subsidiaries of the type that would be required by Regulation S-X and Regulation S-K promulgated under the Securities Act for a public offering of non-convertible debt securities of HoldCo or, in the Alternative Merger, Parent (including assistance with the preparation of pro forma financial statements), or otherwise necessary to receive from the Company's independent accountants customary "comfort" (including "negative assurance" comfort) with respect to the financial information of the Company and its Subsidiaries to be included in such offering memorandum and which, with respect to any interim financial statements, shall have been reviewed by the Company's independent accountants as provided in SAS 100) (all such information in this subsection (iii) of this Section 5.16(a), the "Required Information"); (iv) using reasonable best efforts to obtain customary accountants' comfort letters (including providing any necessary management representation letters), legal opinions, appraisals, surveys, title insurance, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments and other documentation and items relating to the Debt Financing as reasonably requested by Parent and, if requested by Parent or Merger Sub, to cooperate with and assist Parent or Merger Sub in obtaining such documentation and items; (v) executing and delivering any pledge and security documents and intercreditor agreements, guarantees, indentures, currency or interest hedging arrangements, other definitive financing documents, a certificate of the chief financial officer or other responsible officer of the Company with respect to the solvency of the Company and its Subsidiaries on a consolidated basis to the extent required in connection with the Debt Financing, and other certificates, opinions, documents and back-up therefor as may be reasonably requested by Parent (including using commercially reasonable efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing) and otherwise reasonably facilitating the pledging of collateral, provided that any such documents shall be effective no earlier than the Closing Date; (vi) taking all actions reasonably necessary to (A) permit the prospective lenders involved in the Debt Financing to evaluate the Company's current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of preparing offering documents and establishing collateral arrangements to the extent customary and reasonable so long as any such actions do not unreasonably interfere with the conduct of the Company's and its Subsidiaries' business; (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing provided that any such accounts and arrangements shall be effective no earlier than the Closing Date; and (C) ensure that the solicitation and syndication of the Debt Financing benefit from the existing lending and banking relationships of the Company; (vii) entering into one or more credit or other agreements or indentures on terms satisfactory to Parent immediately prior to the Effective Time with respect to direct borrowings or debt incurrences by the Company contemplated by the Debt Financing; provided that any such documents shall be effective no earlier than the Closing Date; (viii) entering into any customary document in connection with the amendment of the Company's current credit facilities and in connection with a Consent Solicitation and change of control offer to purchase the Notes, in each case as described in the Debt Financing Commitment in existence as of the date hereof; and (ix) consent to the use of the Company's and its Subsidiaries' logos to the extent customary in connection with marketing the Debt Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

          (b)   Neither the Company nor any of its Subsidiaries shall be required, under the provisions of this Section 5.16 or otherwise in connection with the Debt Financing, (i) to pay any commitment or other similar fee prior to the Effective Time that is not advanced or substantially simultaneously reimbursed by Parent or (ii) to incur any expense unless such expense is reimbursed by Parent on the termination of this Agreement in accordance with Article VII. Parent shall indemnify, defend, and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with (A) any action taken by them at the request of Parent or Merger Sub pursuant to this Section 5.16 or in connection with the arrangement of the Debt Financing or (B) any information utilized in connection therewith (other than information provided by the Company or its Subsidiaries). Nothing contained in this Section or otherwise shall require the Company to be an issuer or other obligor with respect to the Debt Financing prior to the Closing. All material, non-public information regarding the Company and its Subsidiaries provided to Parent, Merger Sub or their respective Representatives pursuant to this Section 5.16 shall be kept confidential by them in accordance with the Confidentiality Agreement except for disclosure to potential lenders and investors and their respective officers, employees, representatives and advisors as required in connection with the Debt Financing subject to customary confidentiality protections.

          (c)   Parent shall use its reasonable best efforts to complete the Debt Financing on or before the Closing on the terms and conditions described in the Debt Financing Commitments (provided that Parent and Merger Sub may (i) amend the Debt Financing Commitments to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Financing Commitment as of the date of this Agreement (each on a non-exclusive basis until the Closing Date), or (ii) otherwise replace or amend the Debt Financing Commitment in effect on the date of this Agreement (including any Debt Financing contemplated thereunder) so long as such action would not reasonably be expected to delay or prevent the Closing (including with respect to approvals required in connection therewith under any applicable Gaming Laws) and the terms are not materially less beneficial to Parent or Merger Sub, with respect to conditionality, than those in the Debt Financing Commitment as in effect on the date of this Agreement), including using reasonable best efforts to (i) negotiate definitive agreements with respect thereto on the terms and conditions contained in the Debt Financing Commitment, or on other terms reasonably acceptable to Parent and not in violation of this Section 5.16 and (ii) satisfy on a timely basis all conditions applicable to such Debt Financing in such definitive agreements; provided, however, that if the Parent Entities have raised through alternative sources (an "Alternative Financing") sufficient funds to meet their obligations to pay the Merger Consideration without any proceeds under one or more of the Debt Financing Commitments, the Parent Entities shall have no obligation to arrange any such Debt Financing on the terms and conditions described in such respective Debt Financing Commitment or otherwise so long as (A) Parent shall promptly notify the Company of any such Alternative Financing, and (B) Parent shall use its reasonable best efforts to secure Alternative Financing on terms that are not materially less beneficial to Parent and Merger Sub (as determined in the reasonable judgment of Parent). In the event that all conditions to the Debt Financing Commitment (other than, with respect to the Debt Financing, the availability of equity financing) have been satisfied, Parent shall use its reasonable best efforts to cause the lenders to fund the Debt Financing required to consummate the Merger on the Closing Date; provided, however, that in no event shall the reasonable best efforts of Parent be deemed to require Parent to bring enforcement actions to cause such lenders to provide such financing. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment, (A) Parent shall promptly notify the Company and (B) Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms not materially less beneficial to Parent and Merger Sub (as determined in the reasonable judgment of Parent), in an amount sufficient to consummate the Merger as promptly as possible. For the avoidance of doubt, in the event that (1) all or any portion of the contemplated Debt Financing (other than any bridge financing) has not been consummated, (2) all closing conditions contained in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied) shall have been satisfied or waived, (3) Parent is unable to secure Alternative Financing in time to permit payment of the Merger Consideration and consummation of the Merger on or prior to the Termination Date (as such date may be extended pursuant to Section 7.1(b)(i)) and (4) the bridge facilities contemplated by the Debt Financing Commitments (or alternative bridge financing obtained in accordance with the immediately preceding sentence of this Section 5.16(c)) are available on the terms and conditions described in the Debt Financing Commitments (or replacements thereof), then Parent shall cause the proceeds of such bridge financing to be used in lieu of such contemplated Debt Financing. Except as provided elsewhere in this Section 5.16, nothing contained in this Agreement shall prohibit any Parent Entity from entering into agreements relating to the Debt Financing or the operation of any Parent Entity or, as of the Effective Time, the Surviving Corporation, including adding equity providers or operating partners (so long as any such agreements or entering into such agreements would not reasonably be expected to materially impair or delay the Closing (including with respect to approvals required in connection therewith under any applicable Gaming Laws)).

          (d)   Notwithstanding anything to the contrary in this Section 5.16, the provisions of Section 5.16 shall not limit in any manner the ability of the Company or Parent to terminate this Agreement in accordance with Section 7.1(b)(i) or Section 7.1(b)(v) or the Company to terminate this Agreement in accordance with Section 7.1(c)(iii), in each case as a result of a Financing Failure, and the sole remedy for any such termination described in Section 7.3(d) shall be the payment by Parent of the Reverse Termination Fee.

        Section 5.17    Further Assurances Regarding Existing Credit Agreement.     The Company shall use its commercially reasonable efforts to obtain, at Parent's sole cost and expense, any necessary amendments, in form and substance reasonably satisfactory to Parent, to the Company's Credit Agreement, dated as of April 14, 2011 (as amended by the First Amendment to Credit Agreement dated as of April 16, 2012, the "Existing Credit Agreement"), so that no Default or Event of Default (each as defined therein) and no mandatory prepayment under Section 5.02 thereof will exist after giving effect to the Merger (the "Specified Amendment") and the other transactions contemplated by this Agreement, and shall provide all cooperation reasonably requested by Parent in connection with the solicitation of such Specified Amendment from the lenders thereunder.

        Section 5.18    Stockholder Litigation.     The Company will give Parent the opportunity to participate in the defense or settlement of any stockholder litigation (including any class action or derivative litigation) against the Company and/or any of its directors or officers relating to this Agreement, the Merger or other transactions contemplated herein, and no full or partial settlement of any such litigation, including in each case, any payment of fees, will be agreed to by the Company (i) without Parent's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) without an unconditional release of all defendants from all liability arising out of such litigation. Any such participation by Parent will be at Parent's sole cost and expense.

ARTICLE VI
CONDITIONS PRECEDENT

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

          (b)    No Injunctions or Legal Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

          (c)    HSR Act; Antitrust.    Any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

          (d)    Gaming Approvals.    All Requisite Gaming Approvals shall have been duly obtained and shall be in full force and effect.

        Section 6.2    Conditions to the Obligations of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (it being understood that, for purposes of determining whether such Parent Material Adverse Effect threshold has been met, all materiality, "Parent Material Adverse Effect" and similar qualifiers set forth in such representations and warranties shall be disregarded in determining the accuracy of such representations and warranties).

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

          (c)    Officers' Certificate.    The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b).

        Section 6.3    Conditions to the Obligations of Parent and Merger Sub.     The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.

            (i)    Except as set forth in subsections (ii) and (iii) below, each of the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (it being understood that, for purposes of determining whether such Material Adverse Effect threshold has been met, all materiality, "Material Adverse Effect" and similar qualifiers set forth in such representations and warranties shall be disregarded in determining the accuracy of such representations and warranties).

            (ii)   Except as set forth in subsection (iii) below, each of the Designated Representations shall be true and correct in all material respects as of date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent any such Designated Representations expressly relate to an earlier date, in which case as of such earlier date), it being understood that, for purposes of determining whether such materiality threshold has been met, all materiality, "Material Adverse Effect" and similar qualifiers set forth in such Designated Representations shall be disregarded in determining the accuracy of such Designated Representations.

            (iii)  The representations and warranties contained in Section 3.2(a) (other than the last sentence of Section 3.2(a)) and Section 3.2(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all respects only as of such earlier date) as though made as of the Closing Date, except where the failure of such representations and warranties to be true and correct as of the date of this Agreement and as of the Closing Date does not, directly or indirectly, result (including through additional Shares, Company Stock Options and Company Stock Rights being outstanding) in additional costs (including by virtue of increased aggregate Merger Consideration payable hereunder or otherwise) to Parent or any of its Subsidiaries in excess of $250,000 in the aggregate.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    No Company Material Adverse Effect.    Since the date of this Agreement, there shall not have been any event, change, development, occurrence or effect that, individually or in the aggregate with all other events, changes, developments, occurrences or effects that has resulted or would reasonably be expected to result in a Material Adverse Effect on the Company.

          (d)    Officers' Certificate.    Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c).

          (e)    Existing Credit Agreement.    The Parent shall have received evidence that the Company has obtained a payoff letter as of the Closing Date in respect of the Existing Credit Agreement with respect to all amounts due and payable to the lenders and various agents thereunder, including but not limited to principal, interest and fees, and Lien release documents (if any) related thereto, each in form and substance reasonably satisfactory to the Parent; provided that if the Company has obtained the Specified Amendment, the Parent may, at its option, accept such Specified Amendment in lieu of such payoff letter.

For the avoidance of doubt, the obtaining of Debt Financing is not a condition to the obligations of Parent and Merger Sub to effect the Merger; provided, however, that if this Agreement is terminated as a result of a Financing Failure, the Company's sole and exclusive remedy shall be the payment by Parent of the Reverse Termination Fee, if any, to the Company as provided in Section 7.3(d).

        Section 6.4    Frustration of Closing Conditions.     None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's breach of this Agreement.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (with any termination by Parent also being an effective termination by HoldCo and Merger Sub):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company:

            (i)    if the Merger shall not have been consummated before September 21, 2013, or, if the Marketing Period has started and is in effect at such date, then the second Business Day following the expiration of the Marketing Period (the "Termination Date"); provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) if any action of such party or failure of such party to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been the primary cause of, or resulted primarily in, the failure of the Merger to be consummated by the Termination Date and such action or failure to perform constitutes a breach of this Agreement; provided further, that if as of the Termination Date, all of the conditions precedent to Closing other than the condition set forth in Section 6.1(d) (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied) shall have been satisfied as of the Termination Date, then either Parent or the Company may unilaterally extend the Termination Date for 90 days upon written notice to the other by the Termination Date, in which case the Termination Date shall be deemed for all purposes to be so extended; provided further, however, that with respect to any such unilateral extension by the Company or Parent, the Termination Date shall only be extended for the duration (not to exceed 90 days) during which the Debt Financing Commitment (or any alternative debt financing commitment meeting the requirements of Section 5.16), in each case, after giving effect to the extension, if any, of the same, remains in full force and effect; provided further, however, that if the Merger is not consummated by the Termination Date as a result of a Financing Failure, then, notwithstanding the first proviso of this Section 7.1(b)(i), Parent may terminate this Agreement pursuant to Section 7.1(b)(v). For the avoidance of doubt, nothing in this Agreement shall be construed to obligate Parent to seek or obtain any extension of the Debt Financing Commitment (or, after September 21, 2013, to seek any alternative debt financing commitment meeting the requirements of Section 5.16).

            (ii)   if the Company or any Parent Entity receives a definitive oral or written notice or determination from any Gaming Authority or the staff of any Gaming Authority that a Parent Entity will not be granted any Gaming Approval by such Gaming Authority that is required in order for the condition set forth in Section 6.1(d) to be satisfied; provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) if any action of such party or failure of such party to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been the primary cause of, or resulted primarily in, any such Gaming Authority's refusal to grant any such Gaming Approval;

            (iii)  if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule or decree, ruling or other action in accordance with Section 5.7;

            (iv)  if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken; provided, however, that a party will not be permitted to terminate this Agreement pursuant to this Section 7.1(b)(iv) if the failure to obtain the Company Stockholder Approval results from a failure on the part of such party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time; or

            (v)   if the conditions to Closing set forth in Section 6.1 and Section 6.3 are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied) and the Parent Entities are unable to satisfy their obligation to effect the Closing at such time because of a Financing Failure; provided, however, that, prior to the Termination Date, Parent will not be permitted to terminate this

    Agreement pursuant to this Section 7.1(b)(v) if Parent has materially and willfully, intentionally or knowingly breached the Financing Covenants;

          (c)   by the Company:

            (i)    if Parent, HoldCo or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or 6.2 and (B) cannot be cured by the Termination Date; provided, that the Company shall have given Parent written notice, delivered at least 30 days prior to such termination (or if such breach or failure to perform occurs within 30 days of the Termination Date, delivered within 7 days of such breach or of the date such performance was due), stating the Company's intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement;

            (ii)   only prior to having obtained the Company Stockholder Approval, in order to enter into a transaction that is a Superior Proposal, if prior to the receipt of the Company Stockholder Approval, (A) the Company Board has received a Superior Proposal, (B) the Company has complied with the provisions of Section 5.4, and (C) prior to or concurrently with such termination, the Company pays the Company Termination Fee due under Section 7.3; or

            (iii)  if all the closing conditions contained in Sections 6.1 and 6.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied) and Parent fails to fund the Payment Fund at the Closing;

          (d)   by Parent:

            (i)    if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or 6.3 and (B) cannot be cured by the Termination Date; provided, that Parent shall have given the Company written notice, delivered at least 30 days prior to such termination (or if such breach or failure to perform occurs within 30 days of the Termination Date, delivered within 7 days of such breach or of the date such performance was due), stating Parent's intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

            (ii)   if a Triggering Event has occurred at any time prior to the receipt of the Company Stockholder Approval.

The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give notice of such termination to the other party.

        Section 7.2    Effect of Termination.

          (a)   In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, HoldCo, Merger Sub, on the one hand, or the Company, on the other hand, except that if there has been any material and willful, intentional or knowing (i) failure of any party to perform its covenants, agreements or obligations hereunder or (ii) breach by any party of its representations and warranties contained in this Agreement, then such party will be fully liable for any liabilities or damages suffered by the other parties hereto as a result of such failure or breach. Notwithstanding the foregoing or anything else to the contrary in this Agreement, if this Agreement is terminated as a result of a Financing Failure, the Company's sole and exclusive remedy shall be the payment by Parent of the Reverse Termination Fee to the Company, if any, as provided in Section 7.3.

          (b)   Notwithstanding anything to the contrary in Section 7.2(a) above, in the event of termination of this Agreement, the Confidentiality Agreement and the provisions of Sections 3.21 and 4.10 (Brokers), Section 5.13 (Public Announcements), Section 7.2 (Effect of Termination), Section 7.3 (Fees and Expenses), Section 8.2 (Notices), Section 8.5 (Entire Agreement), Section 8.6 (Parties in Interest), Section 8.7 (Governing Law), Section 8.8 (Submission to Jurisdiction), Section 8.9 (Assignment; Successors), Section 8.10 (Enforcement), Section 8.11 (Severability), Section 8.12 (Waiver of Jury Trial), and Section 8.15 (No Presumption Against Drafting Party) of this Agreement shall survive the termination hereof.

        Section 7.3    Fees and Expenses.

          (a)   Except as otherwise provided in Section 5.7(b), Section 5.15(e) or this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement (including applicable SEC filing fees) and the solicitation of the Company Stockholder Approval shall be shared equally by Parent and the Company.

          (b)   If:

            (i)    this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(iv) and (A) at any time after the date of this Agreement and prior to the taking of a vote to approve this Agreement at the Company Stockholders' Meeting or any adjournment or postponement thereof, an Acquisition Proposal shall have been communicated to the senior management of the Company or the Company Board or shall have been publicly announced or publicly made known to the stockholders of the Company, and not withdrawn prior to such vote to adopt this Agreement, and (B) within 12 months after such termination, the Company shall have entered into a definitive agreement with respect to, or shall have consummated, such Acquisition Proposal (provided, that for purposes of this Section 7.3(b)(i), the references to "20%" in the definition of Acquisition Proposal shall be deemed to be references to "50%");

            (ii)   this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(iv) and, prior to the Company Stockholders Meeting, there has been a Triggering Event;

            (iii)  this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or

            (iv)  this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii);

    then, in any such case, the Company shall pay Parent a termination fee of $38,000,000 in cash (the "Company Termination Fee"), it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. Payment of the Company Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Parent (A) upon the consummation of any transaction contemplated by an Acquisition Proposal in the case of a Company Termination Fee payable pursuant to Section 7.3(b)(i), (B) as promptly as practicable, but in any event no later than two Business Days, after termination of this Agreement by Parent in the case of a Company Termination Fee payable pursuant to Sections 7.3(b)(ii) or (iv), or (C) prior to or simultaneous with such termination of this Agreement by the Company in the case of a Company Termination Fee payable pursuant to Sections 7.3(b)(ii) or (iii); provided, however, that with respect to any payment of the Company Termination Fee pursuant to Section 7.3(b)(i) above, the amount, if any, of any payment made by the Company to Parent pursuant to Section7.3(c) below shall be deducted from the amount of the Company Termination Fee payable to Parent in such instance.

  Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated and the Company Termination Fee is payable to Parent pursuant to this Section 7.3(b), then, in such instances, Parent's right to receive the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Parent Entities and their respective Affiliates in connection with this Agreement and the transactions contemplated hereby and thereby and shall be the sole and exclusive remedy of the Parent Entities and their respective Affiliates against the Company and its Subsidiaries.

          (c)   If this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(iv), and prior to such termination there shall not have been a Triggering Event, then the Company shall as promptly as practicable, but in any event no later than two Business Days, after the termination of this Agreement (in the case of a termination by Parent) or prior to or simultaneously with the termination of this Agreement (in the case of a termination by the Company), reimburse Parent for fifty percent (50%) of all Transaction Expenses, up to a maximum reimbursement of $12,500,000 by the Company.

          (d)   If this Agreement is terminated:

            (i)    by Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(v) or by the Company pursuant to Section 7.1(c)(iii), and at the time of any such termination (A) each of the conditions set forth in Section 6.1 and Section 6.3 has been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied), (B) there exists an uncured Financing Failure, and (C) none of the circumstances described in Section 7.3(b) are applicable, except in the case (1) where a Financing Failure was directly and primarily caused by a breach of any express obligation of the Company under this Agreement and such breach is not cured within 30 days after written notice thereof by Parent to the Company specifying such breach in particularity, or (2) of the occurrence of the events described in either Sections 8.3(w)(A) or 8.3(w)(C) (clauses (1) and (2), a "Company Causation Exception"); or

            (ii)   by the Company or Parent pursuant to (A) Section 7.1(b)(i) due to the failure of the condition set forth in Section 6.1(d), or (B) Section 7.1(b)(ii);

    then, in any such case, Parent will pay to the Company, at the time specified in the next sentence, a termination fee of $85,000,000 in cash (the "Reverse Termination Fee"). In the case of termination of this Agreement by the Company pursuant to Section 7.1(b)(i), Section 7.1(b)(v) or Section 7.1(c)(iii) under the circumstances set forth in Section 7.3(d)(i) (other than in the event of a Company Causation Exception), or by the Company pursuant to Section 7.1(b)(i) under the circumstances set forth in Section 7.3(d)(i) or pursuant to Section 7.1(b)(ii), the Reverse Termination Fee will be paid by Parent as promptly as practicable, but in any event no later than two Business Days, after such termination, and in the case of termination of this Agreement by Parent pursuant to Section 7.1(b)(i) or Section 7.1(b)(v) under the circumstances set forth in Section 7.3(d)(i), or by Parent pursuant to Section 7.1(b)(i) under the circumstances set forth in Section 7.3(d)(ii) or pursuant to Section 7.1(b)(ii), the Reverse Termination Fee will be paid by Parent prior to or simultaneous with such termination.

          (e)   Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated and the Reverse Termination Fee is payable to the Company pursuant to Section 7.3(d), then, in such instances, the Company's right to receive the Reverse Termination Fee:

            (i)    shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company or any of its Affiliates in connection with this Agreement, the Debt

    Financing and Debt Financing Commitment, and the transactions contemplated hereby and thereby; and

            (ii)   shall be the sole and exclusive remedy of the Company and its Affiliates against the Parent and its Subsidiaries (including the other Parent Entities), the Parent Financing Sources and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, affiliates, employees, representatives or agents ("Parent Related Parties") for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement or the failure of the Merger to be consummated, and none of the Parent Entities, the Parent Financing Sources or any of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement. In the event of any Financing Failure, the Parent Financing Sources will not have any liability of any nature (for any breach of this Agreement or of the Debt Financing Commitment) to the Company or any of its Subsidiaries or to any stockholder or Affiliate of the Company or any of its Subsidiaries. The parties agree that the Reverse Termination Fee (whether or not payable due to a Company Causation Exception) and the agreements contained in Section 7.3(d) are an integral part of the Merger and that the Reverse Termination Fee (whether or not payable due to a Company Causation Exception) constitutes liquidated damages and not a penalty. In addition, notwithstanding anything to the contrary contained in this Agreement, except for Parent's obligation to pay to the Company the Reverse Termination Fee if and when such Reverse Termination Fee becomes payable by Parent to the Company pursuant to Section 7.3(d):

              (A)  neither Parent, HoldCo, Merger Sub nor any other Parent Related Parties will have any liability (1) for any inaccuracy in any representation or warranty set forth in Section 4.7 or any other representation or warranty relating to the Debt Financing (regardless of whether such representation or warranty refers specifically to the Debt Financing), or (2) any breach of any of the Financing Covenants; and

              (B)  in the event of any Financing Failure, none of Parent, its Subsidiaries (including the other Parent Entities), the Parent Financing Sources or any of Parent Related Parties will have any liability of any nature (for any breach of this Agreement or any breach in connection with the Debt Financing or Debt Financing Commitment) to the Company or any of its Subsidiaries or to any stockholder or Affiliate of the Company or any of its Subsidiaries.

  Without limiting the generality of the foregoing and notwithstanding anything to the contrary contained in this Agreement, following the termination of this Agreement, in no event will the Company or any of its Subsidiaries (and the Company will ensure that the Company's and its Subsidiaries' and their respective controlled Affiliates do not) seek to recover any money damages or losses, or seek to pursue any other recovery, judgment, damages or remedy (including any equitable remedy) of any kind, in connection with any inaccuracy or breach of the type referred to in the clause (A) above or in connection with any Financing Failure (except that the Company may seek to recover the Reverse Termination Fee if and when such Reverse Termination Fee becomes payable by Parent to the Company pursuant to Section 7.3(d).

          (f)    Each party hereto acknowledges that the agreements contained in Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other parties hereto would not enter into this Agreement; accordingly, if a party fails promptly to pay any amounts due pursuant to Section 7.3, and, in order to obtain such payment, the other party commences a suit that results in a judgment against such party for the amounts set forth in Section 7.3, such party shall pay other party its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to the applicable provisions of this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

        Section 7.4    Amendment or Supplement.     This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective boards of directors at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment. Notwithstanding anything to the contrary contained herein, Section 5.16, Section 7.3, Section 7.4, Section 8.7, Section 8.8, Section 8.10 and Section 8.12 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of such Sections) may not be modified, waived or terminated in a manner that impacts or is adverse in any material respect to the Parent Financing Sources without the prior written consent of the Parent Financing Sources.

        Section 7.5    Extension of Time; Waiver.     At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective boards of directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

ARTICLE VIII
GENERAL PROVISIONS

        Section 8.1    Nonsurvival of Representations and Warranties.     None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

        Section 8.2    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    (i)
    if to Parent, HoldCo, Merger Sub or the Surviving Corporation, to:

      Pinnacle Entertainment, Inc.
      8918 Spanish Ridge Avenue
      Las Vegas, Nevada 89148
      Attention: General Counsel
      Facsimile: (702) 541-7773

      with a copy (which shall not constitute notice) to:

      Morrison & Foerster LLP
      425 Market Street
      San Francisco, California 94109
      Attention: Robert S. Townsend
      Facsimile: (415) 268-7522
      E-mail: RTownsend@mofo.com

    (ii)
    if to Company, to:

      Ameristar Casinos, Inc.
      3773 Howard Hughes Parkway
      Las Vegas, Nevada 89169
      Attention: General Counsel
      Facsimile: (702) 733-8478

      with a copy (which shall not constitute notice) to:

      Gibson, Dunn & Crutcher LLP
      2029 Century Park East
      Los Angeles, California 90067
      Attention: Jonathan K. Layne
      Facsimile: (310) 552-7053
      E-mail: JLayne@gibsondunn.com

        Section 8.3    Certain Definitions.     For purposes of this Agreement:

          (a)   "Acquisition Proposal" means any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole) or (B) the acquisition in any manner, directly or indirectly, of over 20% of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the Merger;

          (b)   "Affiliate" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

          (c)   "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Foreign Antitrust Laws and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition;

          (d)   "Black-Out Days" means any day occurring from (i) May 24, 2013 through May 28, 2013, (ii) July 3, 2013 through July 5, 2013 or (iii) August 19, 2013 through and including September 2, 2013;

          (e)   "Business" means the business of the Company and its Subsidiaries (taken as a whole) as conducted on the date of this Agreement;

          (f)    "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed;

          (g)   "Company Intellectual Property" means any and all Intellectual Property and Intellectual Property Rights that are used or practiced by the Company or any of its Subsidiaries;

          (h)   "Company Registered IP" means (i) all Patents, registered Trademarks, applications to register Trademarks, registered Copyrights, applications to register Copyrights, and Domain Names included in the Company Intellectual Property that are registered, recorded or filed by, for, or under authorization from (or in the name of) the Company or any of its Subsidiaries, and (ii) any other applications, registrations, recordings and filings by the Company or any of its Subsidiaries (or otherwise authorized by or in the name of the Company or any of its Subsidiaries) with respect to any Company Intellectual Property.

          (i)    "Company Stock Plans" means the Company's Amended and Restated 1999 Stock Incentive Plan, the Company's 2002 Non-Employee Directors' Stock Election Plan, and the Company's Amended and Restated 2009 Stock Incentive Plan;

          (j)    "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

          (k)   "Datasite" means the electronic data room maintained by Merrill Corporation (as long as the applicable document or information was available in the electronic data room before 10:00 a.m. (Pacific time) on December 20, 2012);

          (l)    "Designated Representations"means the representations and warranties of the Company contained in Sections 3.2 (Capital Stock), 3.3 (Authority), and 3.21 (Brokers) of this Agreement;

          (m)  "Designated Subsidiaries" means the Subsidiaries of the Company listed on Section 3.1(b)(ii) of the Company Disclosure Letter.

          (n)   "Environmental Laws" means all foreign, federal, state, or local statutes, regulations, ordinances, codes, or decrees protecting the quality of the ambient air, soil, surface water or groundwater, in effect as of the date of this Agreement, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act;

          (o)   "Environmental Permits" means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws;

          (p)   "Financing Covenants"means the covenants and obligations of Parent in Section 5.16 of the Agreement and all other covenants and obligations of Parent in the Agreement that relate to any Debt Financing, regardless of whether such covenants and obligations refer specifically to such Debt Financing;

          (q)   "Financing Failure"means a refusal or other failure, for any reason, on the part of any Person (other than Parent or its Affiliates) that has executed the Debt Financing Commitment or any definitive financing document relating to any of the Debt Financing, or on the part of any other Person obligated or expected at any time to provide any portion of such Debt Financing;

          (r)   "Gaming Approvals" means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, waivers and exemptions issued by any Gaming Authority or under Gaming Laws necessary for or relating to conduct of gaming and related activities or the manufacture, distribution, service or sale of alcoholic beverages ownership or the operation, management and development of any gaming operations, and, in the case of the Company, including the ownership, operation, management and development of the Business;

          (s)   "Gaming Authorities" means any Governmental Entities with regulatory control and authority or jurisdiction over casino or other gaming activities and operations, or the manufacture, distribution, service or sale of alcoholic beverages, including the Colorado Limited Gaming Control Commission, the Colorado Division of Gaming, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Iowa Division of Gaming Enforcement, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Louisiana Gaming Control Board, the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Liquor Board of Elko County, Nevada, the Ohio Lottery Commission, the Ohio State Racing Commission, the Texas Racing Commission, and the Texas Alcoholic Beverage Commission;

          (t)    "Gaming Law" means any foreign, federal, tribal, state, county or local statute, law, ordinance, rule, regulation, permit, consent, approval, finding of suitability, license, judgment, order, decree, injunction or other authorization governing or relating to gaming and related activities and operations or the manufacture, distribution, service or sale of alcoholic beverages, including the rules and regulations of the Gaming Authorities;

          (u)   "Intellectual Property" means any and all of the following to the extent protected by Intellectual Property Rights or Intellectual Property Rights are embodied therein: (i) technology, formulae, algorithms, procedures, processes, methods, techniques, knowhow, ideas, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (ii) technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, personnel and other information and materials; (iii) customer lists, customer contact and registration information, customer correspondence and customer purchasing histories; (iv) specifications, designs, models, devices, prototypes, schematics and development tools; (v) Software, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter ("Works of Authorship"); (vi) databases and other compilations and collections of data or information ("Databases"); (vii) trademarks, service marks, logos and design marks, trade dress, trade names, fictitious and other business names, and brand names, together with all goodwill associated with any of the foregoing ("Trademarks"); (viii) domain names, uniform resource locators and other names and locators associated with the Internet ("Domain Names"); (ix) information and materials not generally known to the public, including trade secrets and other confidential and proprietary information ("Trade Secrets"); and (x) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed herein;

          (v)   "Intellectual Property Rights" means any and all rights (anywhere in the world, whether statutory, common law or otherwise) relating to, arising from, or associated with Intellectual Property, including (i) patents and patent applications, utility models and applications for utility models, inventor's certificates and applications for inventor's certificates, and invention disclosure statements ("Patents"); (ii) copyrights and all other rights with respect to Works of Authorship and all registrations thereof and applications therefor (including moral and economic rights, however denominated) ("Copyrights"); (iii) other rights with respect to Software, including registrations thereof and applications therefor; (iv) industrial design rights and registrations thereof and applications therefor; (v) rights with respect to Trademarks, and all registrations thereof and applications therefor; (vi) rights with respect to Domain Names, including registrations thereof and applications therefor; (vii) rights with respect to Trade Secrets, including rights to limit the use or disclosure thereof by any

  Person; (viii) rights with respect to Databases, including registrations thereof and applications therefor; (ix) publicity and privacy rights, including all rights with respect to use of a Person's name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials; and (x) any rights equivalent or similar to any of the foregoing;

          (w)  "knowledge" of the Company means the actual knowledge, after reasonable inquiry, of the individuals listed on Section 8.3(w) of the Company Disclosure Letter;

          (x)   "Marketing Period" means the first period of ten consecutive Business Days, which shall not include any Black-Out Days, commencing after the date hereof and throughout which (i) Parent shall have received the Required Information, and (ii) the conditions set forth in Sections 6.1 and 6.3 are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied); provided that (x) the Marketing Period shall end no later than (1) September 27, 2013 unless Parent or the Company extends the Termination Date pursuant to Section 7.1(b)(i), in which case the Marketing Period shall end two Business Days prior to the Termination Date so extended in accordance with Section 7.1(b)(i) or (2) any earlier date that is the date on which the Debt Financing is obtained and (y) the Marketing Period shall not be deemed to have commenced if, after the date hereof and prior to the completion of the Marketing Period:

            (A)  Ernst & Young LLP shall have withdrawn its audit opinion with respect to any historical consolidated financial statements of the Company, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to the consolidated financial statements of the Company for the applicable periods by Ernst & Young LLP or another independent registered public accounting firm reasonably acceptable to Parent;

            (B)  the financial statements included in the Required Information (including the Company's financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC) that is available to Parent on the first day of any such ten-Business Day period would be required to be updated under Rule 3-12 of Regulation S-X in order to be sufficiently current on any day during such ten-Business Day period to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such ten-Business Day period, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, the receipt by Parent of updated Required Information that would be required under Rule 3-12 of Regulation S-X to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such new ten Business Day period; or

            (C)  the Company issues a written public statement indicating its intent to restate any historical financial statements of the Company or any portion of such financial statements that are reasonably expected to have a material impact on the business or the Company's financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC, or indicating that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, such restatement has been completed and the relevant financial statements have been amended or the Company has announced that it has concluded that no restatement of the historical financial statements shall be required in accordance with GAAP.

          (y)   "Material Adverse Effect" means any event, change, occurrence or effect that would have or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any change, effect, event or occurrence resulting from (i) changes in general economic, financial market, business or geopolitical conditions, (ii) general changes or developments in any of the industries or markets in which the Company or its Subsidiaries operate or intend to operate, including increased competition, (iii) any actions required to be taken pursuant to Section 5.7 of this Agreement to obtain any approval or authorization under applicable antitrust or competition Laws or applicable Gaming Laws necessary for the consummation of the Merger, (iv) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof, (v) any change in the price or trading volume of the Company's stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of "Material Adverse Effect" may be taken into account in determining whether there has been a Material Adverse Effect), (vi) any failure by the Company to meet any published analyst estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "Material Adverse Effect" may be taken into account in determining whether there has been a Material Adverse Effect), (vii) any outbreak or escalation of hostilities or war or any act of terrorism or any other national or international calamity, crisis or emergency, (viii) the announcement of this Agreement and the transactions contemplated hereby, including the initiation of litigation by any Person with respect to this Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its Subsidiaries due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, (ix) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case which is required or permitted by this Agreement or (x) any actions taken (or omitted to be taken) at the request of Parent;

          (z)   "Materials of Environmental Concern" means any hazardous, acutely hazardous, or toxic substance or waste defined and regulated as such under applicable Environmental Laws;

          (aa) "Owned Company Intellectual Property" means any and all Company Intellectual Property that is owned in whole or in part by the Company or any of its Subsidiaries (or that the Company or any of its Subsidiaries claims or purports to own in whole or in part). "Owned Company Intellectual Property" includes, but is not limited to, the Company Registered IP;

          (bb) "Parent Financing Sources"means the Persons that have committed to provide or have otherwise entered into agreements in connection with any of the Debt Financing and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates, officers, directors, employees, agents and representatives involved in any of the Debt Financing and their successors and assigns;

          (cc)  "Person" means an individual, corporation, partnership, limited liability company, association, trust, estate, or other entity or organization, including any Governmental Entity;

          (dd) "Personal Information" means information related to an identified or identifiable person, including name, mailing address, telephone number, e-mail address, social security number, driver's license number, credit or debit card number, or financial account information;

          (ee) "Requisite Gaming Approvals" means only those Gaming Approvals from the Colorado Limited Gaming Control Commission, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Louisiana Gaming Control Board and the Nevada Gaming Commission as are necessary in order to allow the Company and its Subsidiaries, upon the consummation of the Merger, to continue their operation solely of the Subsidiaries' respective gaming activities (which shall not be considered to include any permits, approvals or licenses relating to the service of food or beverages or any other non-gaming activities, regardless of whether any such activities are conducted within the same physical space as gaming activities or in conjunction with such gaming activities);

          (ff)  "Software" means, all (i) computer programs and other software, including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof; (ii) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections; (iii) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (iv) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (v) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing;

          (gg) "Subsidiary" means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person;

          (hh) "Superior Proposal" means any Acquisition Proposal (A) on terms which the Company Board determines, in its good faith judgment, after consultation with the Company's outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Shares than the Merger, taking into account all the terms and conditions of such proposal, and this Agreement (including any adjustment to this Agreement proposed by Parent in response to such Acquisition Proposal) and (B) that the Company Board believes is reasonably capable of being completed, taking into account all financial (including economic and financing terms), regulatory (which may include the relative likelihood and timeliness of obtaining the required Gaming Approvals), legal and other aspects of such proposal as the Company Board, in the good faith performance, discharge and exercise of its fiduciary duties, deems relevant; provided, that for purposes of the definition of "Superior Proposal," the references to "20%" in the definition of Acquisition Proposal shall be deemed to be references to "80%;"

          (ii)   "Tax Returns" means all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return filed or required to be filed with a Governmental Entity;

          (jj)   "Taxes" means federal, state, provincial, local or foreign taxes of whatever kind or nature imposed by a Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts;

          (kk) "Transaction Expenses" means all reasonable out-of-pocket fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees, financing fees and filing fees) that have been incurred or paid or that may become payable by or on behalf of the Parent Entities or any of their Subsidiaries in connection with (i) the preparation, negotiation and performance of this Agreement, the Debt Financing and all related agreements and documents, (ii) the due diligence investigation conducted with respect to the Company and its Subsidiaries, and (iii) the Merger and Debt Financing (provided that "Transaction Expenses" shall not include any fees or expenses relating to any Parent Entities' internal costs and expenses);

          (ll)   "Triggering Event" means any of the following: (i) the occurrence of an Adverse Recommendation Change, (ii) the Company shall have failed to include in the Proxy Statement, or shall have amended the Proxy Statement to exclude, the Company Board Recommendation, or (iii) the Company shall have entered into any Acquisition Agreement; and

          (mm)  "Vessels" means those casino gaming vessels owned and operated by a Subsidiary of the Company in East Chicago, Indiana, Kansas City, Missouri, St. Charles Missouri, and Council Bluffs, Iowa, whose names, U.S. Coast Guard official numbers, and hailing ports are set forth on Section 8.3(mm) of the Company Disclosure Letter.

        Section 8.4    Interpretation.     When a reference is made in this Agreement to a Section, Article, or Exhibit, such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation," unless otherwise specified.

        Section 8.5    Entire Agreement.     This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement of the parties, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

        Section 8.6    Parties in Interest.     This Agreement is not intended to, and shall not, confer upon any Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder, except (a) with respect to Section 5.11 which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third party beneficiaries thereof, (b) from and after the Effective Time, the rights of holders of Shares to receive the Merger Consideration set forth in Article II, (c) from and after the Effective Time, the rights of holders of awards made under any of the Company Stock Plans to receive the payments contemplated by the applicable provisions of Section 2.2 in accordance with the terms and conditions of this Agreement and (d) with respect to Section 5.16, Section 7.3, Section 8.7, Section 8.8, Section 8.10 and Section 8.12, which shall inure to the benefit of the Parent Financing Sources benefiting therefrom to the extent of their rights thereunder, and who are intended to be third party beneficiaries thereof. The representations and warranties in this Agreement are the product of negotiations among the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement or the characterization of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 8.7    Governing Law.     This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Nevada, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of Laws principles of the State of Nevada.

        Section 8.8    Submission to Jurisdiction.

          (a)   Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the courts of the State of Nevada located in Clark County, Nevada or the federal courts of the United States of America located in Clark County, Nevada. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence or maintain any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Nevada as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Nevada as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (b)   Notwithstanding Section 8.7 and Section 8.8(a) above, each of the parties hereto agrees (i) that any action of any kind or nature, whether at law or equity, in contract, in tort or otherwise, involving a Parent Financing Source in connection with this Agreement, the Debt Financing Commitment or the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Debt Financing Commitment or the performance thereof, shall be brought exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable Laws exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof); (ii) not to bring or permit any of its Affiliates or representatives to bring or support anyone else in bringing any such action in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 8.2 shall be effective service of process against it for any such action brought in any such court; (iv) to waive and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court; (v) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (vi) that such action shall be governed by, and construed in accordance with, the internal Laws of the State of New York, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of Laws principles of the State of New York; and (vii) to irrevocably waive and hereby waives any right to a trial by jury in any such action to the same extent such rights are waived pursuant to Section 8.12. The provisions of this Section 8.8(b) shall be enforceable by each Parent Financing Source, its Affiliates and their respective successors and permitted assigns.

        Section 8.9    Assignment; Successors.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 8.10    Enforcement.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, subject to the limitations contained in this Section 8.10, each of the Company and the Parent Entities shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Nevada located in Clark County, Nevada or any federal court located in Clark County, Nevada, this being in addition to any other remedy to which such party is entitled at Law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief. Notwithstanding this Section 8.10 nor anything else to the contrary contained in this Agreement, (i) the Company will not be entitled to seek or obtain a decree or order of specific performance to enforce the observance or performance of, and will not be entitled to seek or obtain an injunction restraining the breach of, or to seek or obtain damages or any other remedy at law or in equity relating to any breach of, any of the Financing Covenants, except with respect to a material and willful, intentional or knowing breach by Parent of the specific covenant or obligation sought to be enforced, and (ii) notwithstanding the foregoing clause (i), in the event of a termination of this Agreement under circumstances in which the Reverse Termination Fee is paid, the Company will not be entitled to seek or obtain a decree or order of specific performance to enforce the observance or performance of, and will not be entitled to seek or obtain an injunction restraining the breach of, or to seek or obtain damages or any other remedy at law or in equity relating to any breach of, any covenant or obligation of any of the Parent Entities.

        Section 8.11    Severability.     Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        Section 8.12    Waiver of Jury Trial.     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING TO ANY DEBT FINANCING, DEBT FINANCING COMMITMENT OR THE PERFORMANCE THEREOF.

        Section 8.13    Counterparts.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.14    Facsimile or Electronic Signature.     This Agreement may be executed by facsimile or electronic signature and a facsimile or electronic signature shall constitute an original for all purposes.

        Section 8.15    No Presumption Against Drafting Party.     Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

        Section 8.16    Personal Liability.     This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company, Parent, Merger Sub (other than Parent), or any officer, director, manager, employee, agent, representative or investor of or in any party hereto

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
By:	/s/ ANTHONY SANFILIPPO
	Name:	Anthony Sanfilippo
	Title:	President and Chief Executive Officer
PNK HOLDINGS, INC.
By:	/s/ ANTHONY SANFILIPPO
	Name:	Anthony Sanfilippo
	Title:	President
PNK DEVELOPMENT 32, INC.
By:	/s/ ANTHONY SANFILIPPO
	Name:	Anthony Sanfilippo
	Title:	President
AMERISTAR CASINOS, INC.
By:	/s/ GORDON R. KANOFSKY
	Name:	Gordon R. Kanofsky
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of February 1, 2013 (the "Effective Date"), between PINNACLE ENTERTAINMENT, INC., a Delaware corporation ("Parent"), PNK HOLDINGS, INC., a Delaware corporation and a wholly-owned Subsidiary of Parent ("HoldCo"), PNK DEVELOPMENT 32, INC., a Nevada corporation and a wholly-owned Subsidiary of HoldCo ("Merger Sub") and AMERISTAR CASINOS, INC., a Nevada corporation (the "Company"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

R E C I T A L S

        WHEREAS, the parties hereto entered into that certain Agreement and Plan of Merger dated as of December 20, 2012 by and among Parent, HoldCo, Merger Sub and the Company (the "Merger Agreement");

        WHEREAS, Section 5.15(d) of the Merger Agreement contemplates that, in accordance with terms and conditions therein, Parent may elect to carry out an alternative acquisition structure;

        WHEREAS, the parties hereto desire to amend the Merger Agreement with respect to such alternative acquisition structure; and

        WHEREAS, pursuant to Section 7.4 of the Merger Agreement, the Merger Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment to the Merger Agreement, signed on behalf of each of the parties in interest at the time of the amendment.

A G R E E M E N T

        NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Recitals.

          (a)   The first recital to the Merger Agreement shall be deleted in its entirety and replaced with the following:

    "WHEREAS, the parties intend to effect (i) a merger of Merger Sub with and into the Company (the "Planned Merger") or, at the election of Parent in accordance with the terms and conditions herein, (ii) a merger of HoldCo with and into the Company (the "Alternative Merger," and each of the Planned Merger and Alternative Merger referred to herein as the "Merger");".

          (b)   The second recital to the Merger Agreement shall be deleted in its entirety and replaced with the following:

        "WHEREAS, the board of directors of the Company (the "Company Board") has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable to, and in the best interests of, the Company and its stockholders;".

          (c)   The following shall be added as the fourth recital to the Merger Agreement:

    "WHEREAS, for U.S. federal income tax purposes, the parties intend to treat (i) Merger Sub (in the case of the Planned Merger) and each of Merger Sub and HoldCo (in the case of the Alternative Merger) as a transitory entity that is disregarded and (ii) the Merger as Parent's taxable purchase of the Company's common stock;".

        2.    Index of Defined Terms.

        The Merger Agreement shall be amended to revise the "Index of Defined Terms" to reflect the inclusion, in appropriate alphabetical order, of the defined terms "Articles of Post-Effective Merger," "Delaware Secretary of State," "DGCL," "Planned Merger," Post-Effective Closing," and "Post-Effective Merger" (in each case with reference to where such term is defined within the Merger Agreement, as revised by this Amendment) and to revise the location of the defined terms "Alternative Merger," "Nevada Secretary of State," and "NRS" to reference where such terms are defined in the Merger Agreement, as revised by this Amendment.

        3.    The Merger; Effects of the Merger; Articles of Incorporation and Bylaws; Directors; Officers.

          (a)   Section 1.1 of the Merger Agreement shall be amended to:

              (i)  delete from the last sentence thereof, the words "subsidiary of HoldCo." and replace them with the words ", direct or indirect, subsidiary of Parent."; and

             (ii)  delete the word "NRS" and replace it with the following phrase:

        "Nevada Revised Statutes (the "NRS") and, in the event of an Alternative Merger, the General Corporation Law of the State of Delaware (the "DGCL")".

          (b)   Sections 1.1., 1.4, 1.5 and 1.6 of the Merger Agreement shall be amended to add the following phrase after each instance of the words "Merger Sub":

    "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)".

          (c)   Section 1.3 of the Merger Agreement shall be amended to:

              (i)  add the following phrase after the words "(the "Nevada Secretary of State")":

      "and, in the event of a Planned Merger, the Secretary of the State of Delaware (the "Delaware Secretary of State"),"; and

             (ii)  add the words "and, in the event of a Planned Merger, the DGCL" after the word "NRS".

          (d)   Section 1.4 of the Merger Agreement shall be amended to add the words "and, in the event of a Planned Merger, the DGCL" after the word "NRS".

        4.    Post-Effective Merger.     The Merger Agreement shall be amended to add the following as Section 1.8 of the Merger Agreement:

          "Section 1.8    Post-Effective Merger.

          (a)   In the event Parent, in accordance with the terms and conditions herein, elects to pursue and carry out the Alternative Merger, then immediately following the Effective Time, Parent and the Surviving Corporation shall consummate a subsequent merger (the "Post-Effective Merger"), pursuant to which the Surviving Corporation shall be merged with and into Parent, and the separate existence of the Surviving Corporation shall cease.

          (b)   Upon the terms and subject to the provisions of this Agreement, as soon as practicable following the Effective Time, Parent and the Surviving Corporation shall cause the articles of merger with respect to the Post-Effective Merger (the "Articles of Post-Effective Merger") to be filed with the Nevada Secretary of State and the Delaware Secretary of State, and in such form as is required by, and executed in accordance with, the relevant provisions of the NRS and the DGCL, and, as soon as practicable thereafter, shall make any and all other filings or recordings required under the NRS or DGCL. The Post-Effective Merger shall become effective at such date and time as the Articles of Post-Effective Merger are duly filed with the Nevada Secretary of State and the Delaware Secretary of

  State or at such other date and time as Parent and the Surviving Corporation shall agree in writing and shall specify in the Articles of Post-Effective Merger (the date and time the Post-Effective Merger becomes effective being the "Post-Effective Closing").

          (c)   The Post-Effective Merger shall have the effects set forth in this Agreement and in the relevant provisions of the NRS and DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Post-Effective Closing, all the property, rights, privileges, powers and franchises of the Surviving Corporation shall vest in Parent, and all debts, liabilities and duties of the Surviving Corporation shall become the debts, liabilities and duties of Parent.

          (d)   At the Post-Effective Closing, and without any further action on the part of either the Surviving Corporation or Parent, the articles of incorporation and bylaws of Parent in effect immediately prior to the Post-Effective Closing shall continue to be the articles of incorporation and bylaws of Parent as the surviving corporation of the Post-Effective Merger, until thereafter amended in accordance with their terms and as provided by applicable Law.

          (e)   The directors and officers of Parent immediately prior to the Post-Effective Closing shall continue to be the directors and officers of Parent as the surviving corporation of the Post-Effective Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.".

        5.    Conversion of Capital Stock.     Section 2.1(a)(iii) of the Merger Agreement shall be amended to add the following phrase after the words "Merger Sub":

        "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)".

        6.    Exchange and Payment.     Section 2.3(a) of the Merger Agreement shall be amended to add the following phrase after the words "Merger Sub":

        "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)".

        7.    Post-Effective Merger.     The Merger Agreement shall be amended to add the following as Section 2.6 of the Merger Agreement:

        "Section 2.6 Post-Effective Merger. In the event the Post-Effective Merger is to be carried out in accordance with the terms and conditions of this Agreement, at the Post-Effective Closing, by virtue of the Post-Effective Merger and without any further action on the part of Parent or the Surviving Corporation or their respective stockholders:

          (a)   each share of common stock, par value $0.01 per share, of Surviving Corporation issued and outstanding immediately prior to the Post-Effective Closing will automatically be canceled and retired and will cease to exist, and no cash or other consideration will be delivered or deliverable in exchange therefor, and

          (b)   each share of common stock, par value $0.01 per share, of Parent issued and outstanding immediately prior to the Post-Effective Closing will remain outstanding and unaffected by the Post-Effective Merger, and such shares will constitute the only outstanding shares of capital stock of Parent following the Post-Effective Closing.".

        8.    Representations and Warranties of the Company.

          (a)   Article III of the Merger Agreement shall be amended to add the following phrase at the end of the paragraph that appears prior to Section 3.1:

    "(it being understood and agreed that, for purposes of this Article III, the phrase "transactions contemplated hereby" shall not be considered to include the Post-Effective Merger and the Parent Entities acknowledge and agree that the Company is making no representations or warranties in this Agreement with respect to the Post-Effective Merger)".

          (b)   Section 3.4(b) of the Merger Agreement shall be amended to add the words "and, in the event of an Alternative Merger, the filing with the Delaware Secretary of State as required by the DGCL," after the word "NRS".

          (c)   Sections 3.7 and 3.13 shall be amended to delete the words "and Merger Sub" or "or Merger Sub" in each instance where they appear.

          (d)   Section 3.23 shall be amended to add, "HoldCo," after each instance of the word "Parent", and to add, "HoldCo's," after the word "Parent's".

        9.    Representations and Warranties of Parent, HoldCo and Merger Sub.

          (a)   Section 4.2 of the Merger Agreement shall be amended to add the words "and, in the event of an Alternative Merger, the filing with the Delaware Secretary of State as required by the DGCL" after the word "NRS".

          (b)   Section 4.3(b) of the Merger Agreement shall be amended to add the words "and, in the event of an Alternative Merger, the filing with the Delaware Secretary of State as required by the DGCL" after the word "NRS".

          (c)   Section 4.7 of the Merger Agreement shall be amended to delete the words "or the Alternative Merger" from the last sentence.

          (d)   Section 4.10 of the Merger Agreement shall be amended to delete the words "Parent or Merger Sub" and the end thereof and replace them with the following words:

    "any of the Parent Entities".

        10.    Conduct of Business Pending the Merger.

          (a)   The underlined section heading to Section 5.2 of the Merger Agreement shall be amended to add "or HoldCo" after the words "Merger Sub".

          (b)   The text of Section 5.2 of the Merger Agreement shall be amended to add the following phrase after each instance of the words "Merger Sub":

    "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)".

        11.    Acquisition Proposal.     The first sentence of Section 5.4(c) shall be amended to add the following phrase after the words "Merger Sub":

        "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)".

        12.    Access to Information; Confidentiality.     Section 5.6(b) of the Merger Agreement shall be amended to add the following phrase after each instance of the words "Merger Sub":

        "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)".

        13.    Regulatory Approval.     Section 5.7(c) of the Merger Agreement shall be amended to add the following phrase after the words "Merger Sub":

        "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)".

        14.    Consent Solicitation.     Section 5.15(d) of the Merger Agreement shall be amended to read in its entirety as follows:

  "(d) If the Consent Solicitation with respect to amendments and waivers to the Indenture necessary to consummate the Alternative Merger is successful, and the requisite consents to amend the Indenture are obtained on terms and conditions set forth in the Consent Solicitation Statement, Parent may elect in its sole discretion to carry out the Alternative Merger."

        15.    Financing.     Section 5.16 of the Merger Agreement shall be amended to add the following phrase after each instance of the words "Merger Sub":

  "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)".

        16.    Conditions to Obligations of the Company.

          (a)   Section 6.2(a) of the Merger Agreement shall be amended to:

              (i)  add the following phrase after the words "Merger Sub":

        "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)"; and

             (ii)  add the following as the second sentence of Section 6.2(a):

        "For the avoidance of doubt, if Parent elects, in accordance with the terms and conditions of this Agreement, to pursue and carry out the Alternative Merger, all representations and warranties in Article IV with respect to Merger Sub (other than with respect to Section 4.9) shall be disregarded for purposes of this Section 6.2(a).".

          (b)   The underlined section heading to Section 6.2(b) of the Merger Agreement shall be amended to add "or HoldCo" after the words "Merger Sub".

          (c)   The text of Section 6.2(b) of the Merger Agreement shall be amended to add the following phrase after the words "Merger Sub":

    "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)".

        17.    Conditions to Obligations of Parent and Merger Sub.

          (a)   The underlined section heading to Section 6.3 of the Merger Agreement shall be amended to add "or HoldCo" after the words "Merger Sub".

          (b)   The first sentence and the last sentence of Section 6.3 shall be amended to add the following phrase after each instance of the words "Merger Sub":

    "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)".

        18.    Frustration of Closing Conditions.     Section 6.4 of the Merger Agreement shall be amended to add the following phrase after the words "Merger Sub":

  "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)".

        19.    Termination.     Section 7.1(d)(i) of the Merger Agreement shall be amended to add the following phrase after the words "Merger Sub":

  "(in the event of a Planned Merger) or HoldCo (in the event of an Alternative Merger)".

        20.    No Presumption Against Drafting Party.     Section 8.15 of the Merger Agreement shall be amended to add "HoldCo," after the word "Parent".

        21.    Personal Liability.     Section 8.16 of the Merger Agreement shall be amended to add "HoldCo (other than Parent)," after the word "Parent".

        22.    Binding Amendment.     This Amendment constitutes a valid amendment of the Merger Agreement. In the event of any conflict between the provisions of the Merger Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

        23.    Further Assurances.     Each party hereto agrees to execute and deliver to the other parties hereto such other documents and information and to do such further acts as the requesting party may reasonably request to further effect the transactions contemplated by this Amendment.

        24.    No Other Amendments.     Except for the amendments expressly set forth above, the text of the Merger Agreement shall remain unchanged and in full force and effect.

        25.    Reference to and Effect on the Merger Agreement.     Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended hereby.

        26.    Incorporation by Reference.     Sections 8.7, 8.8, 8.9, 8.11, 8.12, 8.13, 8.14, and 8.15 of the Merger Agreement are hereby incorporated by reference and shall apply mutatis mutandis to this Amendment.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

PINNACLE ENTERTAINMENT, INC.
By:	/s/ ANTHONY SANFILIPPO
	Name:	Anthony Sanfilippo
	Title:	President and Chief Executive Officer
PNK HOLDINGS, INC.
By:	/s/ ANTHONY SANFILIPPO
	Name:	Anthony Sanfilippo
	Title:	President
PNK DEVELOPMENT 32, INC.
By:	/s/ ANTHONY SANFILIPPO
	Name:	Anthony Sanfilippo
	Title:	President
AMERISTAR CASINOS, INC.
By:	/s/ GORDON R. KANOFSKY
	Name:	Gordon R. Kanofsky
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Second Amendment") is entered into as of March 14, 2013 (the "Effective Date"), between PINNACLE ENTERTAINMENT, INC., a Delaware corporation ("Parent"), PNK HOLDINGS, INC., a Delaware corporation and a wholly-owned Subsidiary of Parent ("HoldCo"), PNK DEVELOPMENT 32, INC., a Nevada corporation and a wholly-owned Subsidiary of HoldCo ("Merger Sub") and AMERISTAR CASINOS, INC., a Nevada corporation (the "Company"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

R E C I T A L S

        WHEREAS, the parties hereto entered into that certain Agreement and Plan of Merger dated as of December 20, 2012, as amended by that certain First Amendment to Agreement and Plan of Merger dated as of February 1, 2013, by and among Parent, HoldCo, Merger Sub and the Company (the "Merger Agreement");

        WHEREAS, the parties hereto desire to further amend the Merger Agreement; and

        WHEREAS, pursuant to Section 7.4 of the Merger Agreement, the Merger Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment to the Merger Agreement, signed on behalf of each of the parties in interest at the time of the amendment.

A G R E E M E N T

        NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Ownership and Operations of HoldCo.     Section 4.6 of the Merger Agreement shall be amended to replace the figure "150,000,000" with "1,000".

        2.    Stockholders' Meeting.     Section 5.5(b) of the Merger Agreement shall be amended to replace the words "40 days following the clearance of the Proxy Statement by the SEC" with "April 25, 2013".

        3.    Binding Amendment.     This Second Amendment constitutes a valid amendment of the Merger Agreement. In the event of any conflict between the provisions of the Merger Agreement and the provisions of this Second Amendment, the provisions of this Second Amendment shall control.

        4.    Further Assurances.     Each party hereto agrees to execute and deliver to the other parties hereto such other documents and information and to do such further acts as the requesting party may reasonably request to further effect the transactions contemplated by this Second Amendment.

        5.    No Other Amendments.     Except for the amendments expressly set forth above, the text of the Merger Agreement shall remain unchanged and in full force and effect.

        6.    Reference to and Effect on the Merger Agreement.     Upon the effectiveness of this Second Amendment, on and after the date hereof, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended hereby.

        7.    Incorporation by Reference.     Sections 8.7, 8.8, 8.9, 8.11, 8.12, 8.13, 8.14, and 8.15 of the Merger Agreement are hereby incorporated by reference and shall apply mutatis mutandis to this Second Amendment.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the day and year first written above.

PINNACLE ENTERTAINMENT, INC.
By:	/s/ ANTHONY SANFILIPPO
	Name:	Anthony Sanfilippo
	Title:	President and Chief Executive Officer
PNK HOLDINGS, INC.
By:	/s/ ANTHONY SANFILIPPO
	Name:	Anthony Sanfilippo
	Title:	President
PNK DEVELOPMENT 32, INC.
By:	/s/ ANTHONY SANFILIPPO
	Name:	Anthony Sanfilippo
	Title:	President
AMERISTAR CASINOS, INC.
By:	/s/ GORDON R. KANOFSKY
	Name:	Gordon R. Kanofsky
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER]

ANNEX B

December 20, 2012

The Board of Directors
Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490S
Las Vegas, Nevada 89169

Dear Members of the Board:

        We understand that Ameristar Casinos, Inc., a Nevada corporation (the "Company"), Pinnacle Entertainment, Inc., a Delaware corporation ("Parent"), PNK Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("HoldCo"), and PNK Development 32, Inc., a Nevada corporation and wholly-owned subsidiary of HoldCo ("Merger Sub"), intend to enter into an Agreement and Plan of Merger, dated as of December 20, 2012 (the "Agreement"), pursuant to which Parent will acquire the Company (the "Transaction"). Pursuant to the Agreement, Merger Sub will be merged with and into the Company and each outstanding share of the common stock, par value $0.01 per share, of the Company ("Company Common Stock"), other than shares of Company Common Stock held (i) by holders who are entitled to and properly demand dissenters' rights of their shares of Company Common Stock or (ii) directly or indirectly, by Parent, HoldCo, Merger Sub or any other wholly-owned subsidiary of the Parent (such holders, collectively, the "Excluded Holders"), will be converted into the right to receive $26.50 in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock (other than the Excluded Holders) of the Consideration to be paid to such holders in the Transaction.

        In connection with this opinion, we have:

  (i)
  Reviewed the financial terms and conditions of a draft of the Agreement dated December 20, 2012;

  (ii)
  Reviewed certain publicly available historical business and financial information relating to the Company;

  (iii)
  Reviewed various financial forecasts and other data provided to us by management of the Company relating to the business of the Company, including the Company's base case forecast (the "Base Case") and the Company's alternate case forecast (the "Alternate Case");

  (iv)
  Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

  (v)
  Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

  (vi)
  Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

  (vii)
  Reviewed historical stock prices and trading volumes of Company Common Stock; and

  (viii)
  Conducted such other financial studies, analyses and investigations as we deemed appropriate.

        We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and we have not been furnished with any such valuation or appraisal. At your direction, we have utilized both the Base Case and the Alternate Case for purposes of our analyses. With respect to the Base Case and Alternate Case utilized in our analyses, we have assumed, with the consent of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to the Base Case or Alternate Case or the assumptions on which they are based.

        Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. Although we did participate in discussions with one potential alternative buyer during our current engagement and did solicit indications of interest from third parties in late 2010 regarding a potential transaction with the Company, in connection with our current engagement, we were not authorized to, and we did not, otherwise solicit indications of interest from third parties regarding a potential transaction with the Company, nor were we requested to consider, and our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction. In rendering our opinion, we have assumed, with the consent of the Company, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of the Company have advised us, and we have assumed that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction in any respect that is material to our analyses. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

        Lazard Frères & Co. LLC ("Lazard") is acting as financial advisor to the Company in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We in the past have provided certain investment banking services to the Company for which we have received compensation, including during the past two years, having advised the Company on its repurchase of stock from a controlling stockholder. In addition, in the ordinary course of their respective businesses, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by current and former managing directors of Lazard) and their respective affiliates may actively trade securities of the Company, Parent and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Parent and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

        Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of the Company (in its capacity as such) and our opinion is rendered to the Board of Directors of the Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than the Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders of Company Common Stock (other than the Excluded Holders).

Very truly yours,
LAZARD FRERES & CO. LLC
By	/s/ ALBERT H. GARNER Albert H. Garner Vice Chairman

ANNEX C

December 20, 2012

Board of Directors
Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490S
Las Vegas, NV 89169

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value per share $0.01 (the "Shares"), of Ameristar Casinos, Inc., a Nevada corporation (the "Company"), of the $26.50 per Share in cash proposed to be paid to such holders pursuant to the Agreement and Plan of Merger to be entered into by and among the Company, Pinnacle Entertainment, Inc., a Delaware corporation ("Parent"), PNK Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("HoldCo"), and PNK Development 32, Inc., a Nevada corporation ("Merger Sub"), a wholly owned subsidiary of HoldCo (the "Agreement"). The Agreement provides that Merger Sub will be merged with and into the Company (the "Transaction"), as a result of which the Company will become a wholly owned subsidiary of HoldCo and each issued and outstanding Share immediately prior to the effective time of the Transaction (other than (i) Shares owned directly or indirectly by Parent, HoldCo or Merger Sub or any wholly-owned subsidiary of the Company or (ii) Shares held by holders who are entitled to and properly demand dissenters' rights of such Shares (together, "Excluded Shares")) will be cancelled and converted into the right to receive $26.50 in cash (the per Share consideration to be received in the Transaction, the "Merger Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

        We are a securities firm engaged directly and through affiliates in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have provided financial advisory services to a controlling stockholder of the Company in connection with, among other things, the Company's repurchase of shares from such stockholder. We may provide investment banking and other services to the Company or Parent or their respective affiliates in the future, for which we may receive compensation.

        In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated December 19, 2012 (the "Draft Agreement"); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2010 and 2011; (iii) certain interim reports to stockholders, including Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis, including, without limitation, the Company's base case forecast (the "Base Case") and the Company's alternate case forecast (the "Alternate Case") (collectively, the "Internal Data"). We have conducted discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data and the strategic rationale for the Transaction. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant, and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

        We have not assumed any responsibility for independent verification of any of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data (including, without limitation, the Base Case and the Alternate Case) for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

        We express no view as to, and our opinion does not address, the Company's underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Although we did participate in discussions with one potential alternative buyer, in connection with our engagement, we were not authorized to, and we did not, otherwise solicit indications of interest from third parties regarding a potential transaction with the Company. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we, express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors, or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise.

Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote or otherwise act with respect to the Transaction or any other matter.

        Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion, as of the date hereof, that the Merger Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,
/s/ Centerview Partners LLC CENTERVIEW PARTNERS LLC

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01MBHB 1 U PX + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please date this Proxy and sign your name as it appears on your stock certificates. (Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.) Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote “FOR” the approval of the Merger Agreement, a vote“FOR” the non-binding, advisory compensation proposal and a vote “FOR” the adjournment or postponement of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies. For Against Abstain 1. Proposal to approve the Agreement and Plan of Merger, dated as of December 20, 2012, as amended by a First Amendment to Agreement and Plan of Merger dated as of February 1, 2013 and a Second Amendment to Agreement and Plan of Merger dated as of March 14, 2013 (as so amended, the “Merger Agreement”), by and among Pinnacle Entertainment, Inc., PNK Holdings, Inc., PNK Development 32, Inc., and Ameristar Casinos, Inc. 3. Proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement. For Against Abstain 2. Proposal to consider and vote on a nonbinding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the completion of the merger. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. Change of Address — Please print new address below. IMPORTANT SPECIAL MEETING INFORMATION For Against Abstain MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK MMMMMMM 1 5 9 5 9 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . SPECIAL MEETING OF STOCKHOLDERS — April 25, 2013 The undersigned stockholder(s) of Ameristar Casinos, Inc. (the “Company”) hereby nominates, constitutes and appoints Gordon R. Kanofsky, Larry A. Hodges and Peter C. Walsh, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company (the “Meeting”) to be held at the Vivaldi Room, the Encore Hotel and Casino, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, at 8:00 a.m. (local time) on Thursday, April 25, 2013, and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters that properly come before the Meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as specified on the reverse. THE BOARD OF DIRECTORS RECOMMENDS: (1) A VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT; (2) A VOTE “FOR” THE NONBINDING, ADVISORY COMPENSATION PROPOSAL; AND (3) A VOTE “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, FOR, AMONG OTHER REASONS, THE SOLICITATION OF ADDITIONAL PROXIES. THIS PROXY CONFERS AUTHORITY TO VOTE AND SHALL BE VOTED IN SUCH MANNER UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY REVOCABLE PROXY — AMERISTAR CASINOS, INC.